As filed with the Securities and Exchange Commission on April 30, 2008

Registration No. 333-149594

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERICAN BAR ASSOCIATION MEMBERS/

STATE STREET COLLECTIVE TRUST

(Exact name of registrant as specified in its charter)

New Hampshire	6799	04-6691601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

20 Trafalgar Square, Suite 449, Nashua, New Hampshire 03063

(603) 589-4097

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy E. Grady

President

State Street Bank and Trust Company of New Hampshire

20 Trafalgar Square

Suite 449

Nashua, New Hampshire 03063

(603) 589-4097

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to:

Dennis V. Osimitz

Andrew H. Shaw

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer  ☐        Accelerated Filer  ☐         Non-Accelerated Filer  ☒        Smaller reporting company  ☐

                                    (Do not check if a smaller

                          reporting company)

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement also relates to Registration Statement No. 333-141236.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Collective Trust may not sell these securities until the registration statement relating to this offering and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion. Dated April 30, 2008

ABA RETIREMENT FUNDS PROGRAM

UNITS OF BENEFICIAL INTEREST

AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET COLLECTIVE TRUST

The American Bar Association Members/State Street Collective Trust (the “Collective Trust”) is offering units (“Units”) representing pro rata beneficial interests in each of its collective investment funds (“Funds”), as listed on the following page, and Retirement Date Funds, a group of five balanced investment funds each of which is designed to correspond to a particular time horizon to retirement, established under the Collective Trust. Each of the Funds and the Retirement Date Funds is an investment option under the ABA Retirement Funds program (the “Program”), a comprehensive retirement program sponsored by ABA Retirement Funds (“ARF”) in which lawyers and law firms who are members or associates of the American Bar Association, most state and local bar associations and their employees and employees of certain organizations related to the practice of law are eligible to participate. There are no stated minimum initial or subsequent investment requirements to participate in the Program. The Units do not trade on any national exchange, but rather Units may be purchased through State Street Bank and Trust Company of New Hampshire (“State Street”) and transfers and withdrawals with respect to the Units may be made as described herein.

State Street, the trustee of the Collective Trust, operates and administers the Funds and the Retirement Date Funds, and State Street Bank and Trust Company (“State Street Bank”) provides administrative services to the Program. State Street and/or its affiliates are responsible for marketing the Program.

In addition, assets contributed under the Program may be invested in any publicly traded debt and equity securities and shares of numerous mutual funds through Self-Managed Brokerage Accounts. The Self-Managed Brokerage Accounts are not registered under the Securities Act and are described in this prospectus for information purposes only.

For a discussion of the risk factors relating generally to the Program, please refer to page 24. For a discussion of the risk factors applicable to investment in the Units of the respective Funds, please refer to page 29 (Stable Asset Return Fund), page 33 (Intermediate Bond Fund), page 36 (Balanced Fund), page 39 (Large-Cap Value Equity Fund), page 42 (Large-Cap Growth Equity Fund), page 44 (Index Equity Fund), page 46 (Mid-Cap Value Equity Fund), page 48 (Mid-Cap Growth Equity Fund), page 50 (Small-Cap Equity Fund) and page 53 (International Equity Fund). For a discussion of the risk factors applicable to investment in the Units of the respective Retirement Date Funds, please refer to page 65.

The offering of Units with a proposed offering price of $666 million under the Registration Statements to which this prospectus relates represents 16% of the total value of Units outstanding as of December 31, 2007. The Units will be offered based on the respective net asset values of the Funds and the Retirement Date Funds as determined from time to time. Such net asset values are calculated as of the close of the regular trading session of the New York Stock Exchange on each Business Day.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of the Funds or the Retirement Date Funds under the Collective Trust are registered as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and, therefore, are not subject to compliance with the requirements of such act. Units are not “redeemable securities” within the meaning of the Investment Company Act. See “Regulation of Collective Trust.”

The date of this prospectus is April [    ], 2008.

STABLE ASSET RETURN FUNDSM invests primarily in high quality short-term instruments and investment contracts issued by insurance companies, banks or other financial institutions, with the objective of providing current income consistent with preserving principal and maintaining liquidity.

INTERMEDIATE BOND FUND invests generally in debt securities of varying maturities, with an average portfolio duration of three to six years, with the objective of achieving a competitive total return from current income and capital appreciation.

BALANCED FUND invests primarily in equity securities, medium to long-term debt securities and money market instruments, with the objective of achieving both long-term capital appreciation and current income.

LARGE-CAP VALUE EQUITY FUND invests primarily in equity securities of larger companies believed to be attractively priced relative to their future earnings power, with the objective of achieving long-term growth of capital and dividend income. Larger-cap companies, for purposes of management of this Fund, are considered those with market capitalizations of greater than $1 billion.

LARGE-CAP GROWTH EQUITY FUND invests primarily in equity securities issued by large, well-established companies, with the primary objective of achieving long-term growth of capital and the secondary objective of realizing dividend income. Larger-cap companies, for purposes of management of this Fund, are considered those with market capitalizations of greater than $1 billion.

INDEX EQUITY FUND invests primarily in common stocks with the objective of replicating the total return of the broad U.S. stock market represented by the Russell 3000 Index.

MID-CAP VALUE EQUITY FUND invests primarily in equity securities of medium-sized companies believed to be attractively priced relative to their future earnings power, with the objective of achieving long-term growth of capital. Mid-cap companies, for purposes of management of this Fund, are considered those with market capitalizations of between $1 billion and $12 billion.

MID-CAP GROWTH EQUITY FUND invests primarily in equity securities issued by medium-sized companies, with the objective of achieving long-term growth of capital. Mid-cap companies, for purposes of management of this Fund, are considered those with market capitalizations of between $1 billion and $12 billion.

SMALL-CAP EQUITY FUND invests primarily in equity securities issued by smaller capitalization companies believed to have a strong potential for appreciation, with the objective of maximizing long-term growth of capital. Smaller-cap companies, for purposes of management of this Fund, are considered those with market capitalizations of $2.5 billion or less.

INTERNATIONAL EQUITY FUND invests primarily in equity securities of established non-U.S. companies, with the objective of achieving long-term growth of capital.

Assets contributed under the Program may also be invested in the RETIREMENT DATE FUNDS, a group of five balanced investment funds each of which is designed to correspond to a particular time horizon to retirement.

References in this prospectus to “Business Day” mean any day that the New York Stock Exchange is open for trading.

For additional information regarding all aspects of the Program and the investment options offered thereunder, contact State Street Bank and Trust Company by phone at (800) 826-8901 or by writing to ABA Retirement Funds Program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

The Collective Trust has not authorized any person to give any information or to make any representations in connection with this offering other than this prospectus.

The investment options described below are not deposits or obligations of, or guaranteed or endorsed by, State Street Bank and Trust Company of New Hampshire or State Street Bank and Trust Company, and Units of beneficial interest are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency, and involve risks, including the possible loss of principal.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read the entire prospectus carefully, including the “Risk Factors” information included in the description of each of the Funds and the Retirement Date Funds.

The Program

The ABA Retirement Funds program (the “Program”) is a comprehensive retirement program that provides eligible employers which adopt the Program with tax-qualified employee retirement plans, a variety of investment options and related recordkeeping and administrative services. The Program is sponsored by ABA Retirement Funds (“ARF”), which was organized by the American Bar Association (the “ABA”) to encourage lawyers to provide retirement benefits for themselves and their employees by sponsoring retirement programs.

The Collective Trust itself has no employees. State Street Bank and Trust Company of New Hampshire (“State Street” or the “Trustee”), a wholly-owned subsidiary of State Street Bank and Trust Company (“State Street Bank”), in State Street’s role as trustee of the Collective Trust, offers and administers the investment options for the Program available under the Collective Trust. The board of directors of State Street is responsible for management of State Street’s business and affairs, including its service as trustee of the Collective Trust. State Street Bank administers the Self-Managed Brokerage Accounts and is responsible for recordkeeping and administrative services required by the Program, including maintenance of individual account records or accrued benefit information for Participants whose Employers (each as defined below under “—Eligible Employers and Participants”) choose to have State Street Bank maintain those account records. State Street Bank has engaged CitiStreet LLC, a fifty percent-owned affiliate of State Street Bank (“CitiStreet”), to provide such recordkeeping and administrative services. CitiStreet also provides certain account and investment information to Employers and Participants, receives all plan contributions, forwards investment and transaction instructions to the appropriate parties and forwards instructions relating to distribution of benefits provided by the plans. For a more complete description of the relationship between State Street and State Street Bank, see “State Street and State Street Bank.”

Investment Options

Assets contributed or held under the Program can generally be invested in any of the following collective investment funds, the Retirement Date Funds or a Self-Managed Brokerage Account.

Collective Investment Funds

The Collective Trust currently offers ten Funds. The Stable Asset Return Fund invests primarily in high quality short-term instruments and investment contracts. The Intermediate Bond Fund invests primarily in debt securities of varying maturities. The Balanced Fund invests in both equity and debt securities. The Index Equity Fund invests primarily in common stocks included in the Russell 3000 Index. The Large-Cap Value Equity Fund, Large-Cap Growth Equity Fund, Mid-Cap Value Equity Fund, Mid-Cap Growth Equity Fund, Small-Cap Equity Fund and International Equity Fund invest primarily in various types of equity securities.

Retirement Date Funds

The Collective Trust also offers five Retirement Date Funds, a group of balanced investment funds each of which is designed to correspond to a particular time horizon to retirement.

Self-Managed Brokerage Account

Assets contributed or held under the Program can also be invested in a wide variety of publicly traded debt and equity securities and shares of numerous mutual funds through a self-managed brokerage account (each, a “Self-Managed Brokerage Account”). Self-Managed Brokerage Accounts are not registered under the Securities Act and are described in this prospectus for informational purposes only. See “Self-Managed Brokerage Accounts.”

The Funds, the Retirement Date Funds and the Self-Managed Brokerage Account are collectively referred to in this prospectus as “investment options.”

State Street may make additional investment options available from time to time, subject to the approval of ARF. State Street may also terminate or amend the terms of the investment options from time to time upon notice to, and in consultation with, ARF.

The following chart provides a summary of the features of the investment options that are currently available under the Program.

SUMMARY OF INVESTMENT OPTIONS*

	Stable Asset Return Fund**	Intermediate Bond Fund	Balanced Fund***	Large-Cap Value Equity Fund	Large-Cap Growth Equity Fund	Index Equity Fund****	Mid-Cap Value Equity Fund	Mid-Cap Growth Equity Fund	Small-Cap Equity Fund	International Equity Fund
Investment Objective:	Current income consistent with preserving principal and maintaining liquidity	Total return from current income and capital appreciation	Current income and long-term capital appreciation	Long-term growth of capital and dividend income	Long-term growth of capital and some dividend income	Replication of the total return of the Russell 3000 Index	Long-term growth of capital	Long-term growth of capital	Long-term growth of capital	Long-term growth of capital
Invests Primarily In:	High quality short-term instruments and investment contracts of insurance companies, banks and financial institutions	Debt securities	Common stocks, other equity-type securities and debt securities	Common stocks, primarily of large capitalization companies, believed by the adviser to be undervalued†	Common stocks and equity-type securities of large, well established companies††	The common stocks included in the Russell 3000 Index	Common stocks, primarily medium sized companies, believed by the adviser to be undervalued	Common stocks, primarily medium sized companies, believed by the adviser to have strong potential for growth	Common stocks of small companies believed by the adviser to have strong appreciation potential	Common stocks and other equity securities of established non-U.S. companies
Risk to Principal:	Low risk to principal	Average credit risk for a debt- oriented intermediate bond fund; also risk of loss related to movements in interest rates	Lower than a fund investing primarily in equities	Average for a U.S. equity fund	Average for a U.S. equity fund	Average for a diversified U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund	Above average for a U.S. equity fund but average for an international equity fund, including risks due to currency fluctuations
Primary Source of Potential Return:	Interest income	Interest income and capital appreciation	Interest income, dividend income and capital appreciation	Capital appreciation and dividend income	Capital appreciation and dividend income	Capital appreciation and dividend income	Capital appreciation	Capital appreciation	Capital appreciation	Capital appreciation
Estimated Maturity or Duration:	2.08 years†††	Generally 3 to 6 years duration	For debt securities, generally 3 to 6 years duration	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Volatility of Return:	Subject to interest rate fluctuation	Below average volatility for a fund investing in debt securities; volatility subject to fluctuations in interest rates	Generally less volatile than a fund investing exclusively in equities	Average for a fund investing in equities	Average for a fund investing in equities	Comparable to the Russell 3000 Index	Above average for an equity fund	Above average for an equity fund	Above average for an equity fund	Above average for an equity fund
Transfer Permitted:#	Daily	Daily	Daily	Daily	Daily	Daily	Daily	Daily	Daily	Daily

*	In addition, certain plans permit the establishment of a self-managed brokerage account. See “Self-Managed Brokerage Accounts.”
**	Invests through the State Street Bank and Trust Company ABA Members/Pooled Stable Asset Fund Trust, a collective investment fund maintained by State Street Bank, which in turn invests a portion of its assets in the State Street Bank and Trust Company Yield Enhanced Short-Term Investment Fund, a collective investment fund maintained by State Street Bank.
***	The portion of this Fund allocated to debt securities is invested through the Intermediate Bond Fund.
****	Invests through the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank.
†	A portion of this Fund is invested to replicate the Russell 1000 Value Index. This portion invests through the State Street Bank and Trust Company Russell 1000 Value Index Securities Lending Fund, a collective investment fund maintained by State Street Bank.
††	A portion of this Fund is invested to replicate the Russell 1000 Growth Index. This portion invests through the State Street Bank and Trust Company Russell 1000 Growth Index Securities Lending Fund, a collective investment fund maintained by State Street Bank.
†††	Average weighted maturity as of December 31, 2007.
#	For information regarding special restrictions on transfers involving the Funds and, in particular, the International Equity Fund, see “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

SUMMARY OF INVESTMENT OPTIONS

	Retirement Date Funds†
	Lifetime Income Retirement Date Fund			2010 Retirement Date Fund			2020 Retirement Date Fund
Investment Objectives:	Avoidance of significant loss of principal for those who have reached or are beyond their retirement date			A blend of capital appreciation and stability of principal for those planning to retire in or around 2010			Long-term capital appreciation and more limited stability of principal for those planning to retire in or around 2020

Allocates Assets in 2008 To:*	Equity:		35%	Equity:		52.5%	Equity:		72.5%
	S&P 500 Index Fund	26%		S&P 500 Index Fund	35%		S&P 500 Index Fund	42.5%
	MSCI ACWI ex-US Index Fund	4%		MSCI ACWI ex-US Index Fund	10%		MSCI ACWI ex-US Index Fund	17.5%
	S&P Mid-Cap Index Fund	3%		S&P Mid-Cap Index Fund	4.5%		S&P Mid-Cap Index Fund	6.8%
	Russell 2000 Index Fund	2%		Russell 2000 Index Fund	3%		Russell 2000 Index Fund	5.8%
	Fixed Income:		65%	Fixed Income:		47.5%	Fixed Income:		27.5%
	Lehman Aggregate Index Fund	25%		Lehman Long Government Bond Fund	20%		Lehman Long Government Bond Fund	20%
				Lehman Aggregate Index Fund	20%		Lehman Aggregate Index Fund	5%
	TIPS Fund	20%		TIPS Fund	7.5%		TIPS Fund	2.5%
	Principal Accumulation Fund	20%		Principal Accumulation Fund	0%		Principal Accumulation Fund	0%
Transfer Permitted:#	Daily			Daily			Daily

	2030 Retirement Date Fund			2040 Retirement Date Fund
Investment Objectives:	Long-term capital appreciation for those planning to retire in or around 2030			Long-term capital appreciation for those planning to retire in or around 2040

Allocates Assets in 2008 To:*	Equity:		85%	Equity:		90%
	S&P 500 Index Fund	45%		S&P 500 Index Fund	45%
	MSCI ACWI ex-US Index Fund	22.5%		MSCI ACWI ex-US Index Fund	25%
	S&P Mid-Cap Index Fund	8.8%		S&P Mid-Cap Index Fund	10%
	Russell 2000 Index Fund	8.8%		Russell 2000 Index Fund	10%
	Fixed Income:		15%	Fixed Income:		10%
	Lehman Long Government Bond Fund	15%		Lehman Long Government Bond Fund	10%
	Lehman Aggregate Index Fund	0%		Lehman Aggregate Index Fund	0%
	TIPS Fund	0%		TIPS Fund	0%
	Principal Accumulation Fund	0%		Principal Accumulation Fund	0%
Transfer Permitted:#	Daily			Daily

#	For information regarding special restrictions on transfers involving the Funds and, in particular, the International Equity Fund, see “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”
†	The Retirement Date Funds obtain exposure to various equity, fixed income and cash asset classes by investment in respective collective investment funds maintained by State Street Bank under its Investment Funds for Tax Exempt Retirement Plans, which in turn invest in various index and other collective investment funds maintained by State Street Bank, as described below.
*	Except for the Lifetime Income Retirement Date Fund, annual reallocations will result in asset allocations becoming progressively more conservative as the year in which the Retirement Date Fund will reach its most conservative investment mix draws nearer.

The Units

Interests in the respective Funds and the Retirement Date Funds are represented by Units of beneficial interest. Each Unit represents an equal pro rata interest in the net assets of a Fund or a Retirement Date Fund. Although the Funds and the Retirement Date Funds are similar in some respects to registered open-end management investment companies (commonly referred to as “mutual funds”), the Funds and the Retirement Date Funds are not required to be (and are not) registered as investment companies under the Investment Company Act and, therefore, are not subject to compliance with the requirements of that Act. Units are not “redeemable securities” as defined in the Investment Company Act. See “Description of Investment Options” and “Regulation of Collective Trust.” Units representing interests in the Funds or in the Retirement Date Funds are held by State Street Bank, as trustee of the American Bar Association Members Retirement Trust (the

“Retirement Trust”) and the American Bar Association Members Pooled Trust for Retirement Plans (the “Pooled Trust,” and, together with the Retirement Trust, the “ABA Members Trusts”). Neither the Units nor the assets of the Funds or the Retirement Date Funds are subject to the claims of the creditors of State Street or State Street Bank. The Units are not insured by the Federal Deposit Insurance Corp. or any other governmental agency. The activities of each of State Street and State Street Bank in connection with the operation of the Collective Trust or the Retirement Trust and the Pooled Trust, respectively, are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a federal statute specifically designed to regulate the activities of pension plan fiduciaries. See “Regulation of Collective Trust.”

Eligible Employers and Participants

Attorneys who are sole practitioners and partnerships (including limited liability companies) and professional corporations engaged in the practice of law may adopt the Program for their law practices if they or at least one of their partners or shareholders is a member or associate of the ABA or of a state or local bar association that is represented in the ABA’s House of Delegates. Such a state or local bar association or an organization closely associated with the legal profession which has, as an owner or member of its governing board, a member or associate of the ABA may also be eligible to adopt the Program. The law practices, bar associations and other organizations which are eligible to adopt the Program are referred to in this prospectus as “Eligible Employers,” and those which adopt the Program are referred to as “Employers.” The term “Participants” means self-employed individuals and employees (together with their beneficiaries where applicable) of Employers which have adopted the Program for their practices.

Plans Available Under the Program

Eligible Employers which elect to participate in the Program may do so by adopting a master plan under one or both of two ABA Members Plans sponsored by ARF. One of the ABA Members Plans is the American Bar Association Members Retirement Plan, a defined contribution master plan, and the other is the American Bar Association Members Defined Benefit Plan, a defined benefit master plan. Eligible Employers which design and maintain their own individually designed plans may also participate in most aspects of the Program through those individually designed plans.

The ABA Members Trusts

Assets contributed under the Program are held by State Street Bank as trustee of the Retirement Trust in the case of assets contributed under master plans and of the Pooled Trust in the case of assets contributed under individually designed plans. Assets contributed under the Program are allocated among the investment options available under the Program in accordance with the instructions of the person or entity vested with responsibility for determining the allocation pursuant to the terms of the particular plan.

HISTORICAL RETURN INFORMATION

The bar charts below indicate the risk of investing in the Funds and the Retirement Date Funds by showing changes in performance from year to year. Past performance of a Fund or Retirement Date Fund is not a guarantee of future results. Shorter term performance swings are shown by the highest and lowest quarter returns during the years depicted on the charts. Performance information for all the Funds other than the Mid-Cap Value Equity Fund and the Mid-Cap Growth Equity Fund is included for ten years. Performance information for the Mid-Cap Value Equity Fund and the Mid-Cap Growth Equity Fund and for each of the Retirement Date Funds is included for each full fiscal year in which such Fund or Retirement Date Fund has been in operation. Not all the Funds have had the same Investment Advisor(s) or employed the same investment strategies and guidelines for the entire periods for which performance is shown.

The following table shows the annual total return, after expenses, of each Fund and each Retirement Date Fund over one-year, five-year and ten-year periods, or since inception, if shorter. After-tax returns are not included inasmuch as the Program is open only to tax-qualified employee retirement plans which are not subject to federal income tax until benefits are distributed to Participants. The table also provides average annual returns for comparative market indices for each Fund and Retirement Date Fund. None of the market indices shown includes an allowance for fees and expenses that an investor would pay to invest in the securities that comprise the index. Not all the Funds or Retirement Date Funds have had the same Investment Advisor(s) or employed the same investment strategies and guidelines for the entire period(s) for which performance is shown. The past performance of a Fund, a Retirement Date Fund or an index shown is no guarantee of future performance.

	Periods Ended December 31, 2007
Average Annual Total Returns	1 Year	5 Year	Shorter of 10 Years or since inception	Inception Date
Stable Asset Return Fund	4.44%	3.64%	4.53%	09/05/95
70% Ryan Labs Three Year GIC Index/ 30% iMoneyNet MFR Prime Institutional Money Market Fund Average	4.68%	3.61%	4.57%
Intermediate Bond Fund	8.05%	4.40%	6.07%	09/05/95
Lehman Aggregate Bond Index	6.97%	4.42%	5.97%
Balanced Fund	2.75%	9.24%	7.28%	01/02/92
60% Russell 1000 Index/ 40% Lehman Aggregate Bond Index	6.39%	9.87%	6.44%
Large-Cap Value Equity Fund	-2.35%	13.57%	7.96%	09/05/95
Russell 1000 Value Index	-0.17%	14.63%	7.68%
Large-Cap Growth Equity Fund	7.52%	11.59%	4.81%	01/02/92
Russell 1000 Growth Index	11.81%	12.10%	3.83%
Index Equity Fund	4.70%	13.06%	5.72%	09/05/95
Russell 3000 Index	5.14%	13.63%	6.22%
Mid-Cap Value Equity Fund	2.00%	11.65%	10.17%	07/15/02
Russell Mid-Cap Value Index	-1.42%	17.92%	15.46%
Mid-Cap Growth Equity Fund	25.02%	19.87%	16.88%	07/15/02
Russell Mid-Cap Growth Index	11.43%	17.90%	15.89%
Small-Cap Equity Fund†	0.15%	11.49%	4.28%	01/02/92
Russell 2000 Index	-1.57%	16.25%	7.08%
International Equity Fund	8.88%	19.88%	6.42%	09/05/95
MSCI EAFE Index	11.17%	21.59%	8.66%
MSCI All Country World Ex-U.S. Index	16.65%	24.02%	9.86%
Retirement Date Funds††
Lifetime Income Retirement Date Fund	5.70%	N/A	7.76%	08/09/06
Composite Benchmark*	6.70%	N/A	8.63%	**
2010 Retirement Date Fund	6.26%	N/A	9.17%	08/08/06
Composite Benchmark*	7.20%	N/A	10.14%	**
2020 Retirement Date Fund	6.91%	N/A	11.74%	08/02/06
Composite Benchmark*	7.71%	N/A	12.21%	**
2030 Retirement Date Fund	7.09%	N/A	12.98%	08/02/06
Composite Benchmark*	7.86%	N/A	13.31%	**
2040 Retirement Date Fund	7.44%	N/A	13.31%	08/03/06
Composite Benchmark*	8.22%	N/A	14.14%	**

†	With the addition of the Mid-Cap Growth Equity Fund effective July 15, 2002, the Small-Cap Equity Fund changed its investment strategy, removing medium capitalization companies from its portfolio and investing more exclusively in smaller capitalization companies.
††	Effective May 1, 2007, the Retirement Date Funds implemented a number of changes, including (i) a deferral of the year in which each Retirement Date Fund (other than the Lifetime Income Retirement Date Fund) will reach its most conservative investment mix until five years after the target retirement date, and (ii) changes in certain of the asset classes to which the Retirement Date Funds maintain exposure and the weightings of exposures to asset classes at various time horizons to most conservative investment mix. For instance, aggregate exposure to equity asset classes generally increased at any given such time horizon.
*	Composite benchmark consists of a weighted average of indexes in which this Retirement Date Fund is invested, based on percentage allocations of this Retirement Date Fund in 2007. See “Retirement Date Funds.”
**	Benchmark comparison begins August 1, 2006.

Total returns reflected in the bar charts and table above have been determined by calculating the difference between the per unit net asset value of a Fund or Retirement Date Fund at the end of the period and the per unit net asset value of such Fund or Retirement Date Fund at the beginning of the period and then dividing the difference by the per unit net asset value of such Fund or Retirement Date Fund at the beginning of the period. All such calculations have been determined to the sixth decimal place. Total returns in the financial statements included in the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2007 and incorporated by reference into this prospectus have been determined in the same manner but with calculations determined to the second decimal place.

Summary of Deductions and Fees

The table below provides information regarding the various costs and expenses of the Program with respect to an investment in each of the investment options. These estimated expenses are stated as a percentage of the assets of each investment option. The Program Expense Fee is calculated based on the number of Participants in the Program on December 31, 2007 and Other Fees is calculated based on an estimate of expected expenses for 2008. For a discussion of the manner in which deductions and fees are calculated and the portions of these deductions and fees paid to various parties in connection with the Program, see “Deductions and Fees.”

	Expenses					Approximate Assets as of December 31, 2007 (in millions) (1)
	Program Expense Fee (1)	Trust, Management and Administrative Fees and Investment Advisor Fees (1),(2)	Acquired Fund Fees and Expenses (3)	Other Fees (4)	Total Fees
Stable Asset Return Fund	.350%	.091%	.012%	.085%	.538%	$878
Intermediate Bond Fund	.350%	.360%	.001%	.085%	.796%	320
Balanced Fund	.350%	.338%	.001%	.085%	.774%	413
Large-Cap Value Equity Fund	.350%	.281%	.004%	.085%	.720%	421
Large-Cap Growth Equity Fund	.350%	.291%	.006%	.085%	.732%	718
Index Equity Fund	.350%	.091%	.021%	.085%	.547%	439
Mid-Cap Value Fund	.350%	.725%	.001%	.085%	1.161%	89
Mid-Cap Growth Fund	.350%	.698%	.001%	.085%	1.134%	131
Small-Cap Growth Equity Fund	.350%	.817%	.003%	.085%	1.255%	266
International Equity Fund	.350%	.630%	.001%	.085%	1.066%	309
Lifetime Income Retirement Date Fund	.350%	.191%	.047%	.085%	.673%	19
2010 Retirement Date Fund	.350%	.191%	.029%	.085%	.655%	38
2020 Retirement Date Fund	.350%	.191%	.028%	.085%	.654%	49
2030 Retirement Date Fund	.350%	.191%	.031%	.085%	.657%	44
2040 Retirement Date Fund	.350%	.191%	.039%	.085%	.665%	29

(1)	This table is based on approximate assets of the Program on December 31, 2007, which totaled $4,163 million. For purposes of this table, Balanced Fund assets invested through the Intermediate Bond Fund are included only under the Balanced Fund and not under the Intermediate Bond Fund, and fees payable by the Intermediate Bond Fund attributable to assets of the Balanced Fund invested therein are assumed to be payable by the Balanced Fund.
(2)	Advisor fees are payable based on a percentage of daily net assets.
(3)	Each investment option invests at least some of its assets directly or indirectly through collective investment funds maintained by State Street Bank. As a result, investors in the investment options indirectly bear the expenses of those underlying collective investment funds, including audit, administration and legal fees.
(4)	Includes the amortization of deductions and fees relating to recurring operational expenses, such as printing, legal, registration, consulting and auditing expenses. The table does not include fees for the Self-Managed Brokerage Account.

The following table demonstrates how expense ratios may translate into dollar amounts and helps you to compare the cost of investing in the Funds and the Retirement Date Funds with that of investing in other investment funds. Although your actual costs may be higher or lower, the table shows how much you would pay on an initial investment of $10,000 if operating expenses remain the same, you earn a 5% annual return on your investment in the Fund or Retirement Date Fund, and you hold your investment in the Fund or Retirement Date Fund for the following periods.

	1 Year	3 Years	5 Years	10 Years
Stable Asset Return Fund	$55	$172	$301	$675
Intermediate Bond Fund	81	254	442	985
Balanced Fund	79	247	430	959
Large-Cap Value Equity Fund	74	230	401	894
Large-Cap Growth Equity Fund	75	234	407	909
Index Equity Fund	56	175	306	686
Mid-Cap Value Fund	118	369	639	1,410
Mid-Cap Growth Fund	116	360	624	1,379
Small-Cap Growth Equity Fund	128	398	689	1,517
International Equity Fund	109	339	588	1,301
Lifetime Income Retirement Date Fund	69	215	375	838
2010 Retirement Date Fund	67	210	365	816
2020 Retirement Date Fund	67	209	364	815
2030 Retirement Date Fund	67	210	366	819
2040 Retirement Date Fund	68	213	370	828

Transaction costs, such as brokerage fees, commissions and other expenses, attributable to a Participant’s or Employer’s Self-Managed Brokerage Account are charged in accordance with the schedule provided to the Participant and the Employer from time to time. See “Deductions and Fees.”

SUMMARY FINANCIAL DATA

The summary financial data below provides information with respect to income, expenses and capital changes for each Fund and each Retirement Date Fund attributable to each Unit outstanding for the periods indicated. The summary financial data for each of the periods ended December 31 have been derived from financial statements audited by PricewaterhouseCoopers LLP, independent registered public accounting firm. The summary financial data should be read in conjunction with the financial statements of the Funds and the Retirement Date Funds, including the related Notes thereto, included in the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference into this prospectus. See “Where You Can Find More Information.” Per Unit calculations of investment income and expense have been prepared using the monthly average number of Units outstanding during the period.

Stable Asset Return Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$1.03	$.98	$1.18	$1.45	$1.59
Expenses†	(.14)	(.14)	(.16)	(.17)	(.18)

Net investment income (loss)	.89	.84	1.02	1.28	1.41
Distributions of net investment income	$—	—	—	—	—

Net increase (decrease) in unit value	$.89	$.84	$1.02	$1.28	$1.41
Net asset value at beginning of period	27.83	28.72	29.56	30.58	31.86

Net asset value at end of period	$28.72	$29.56	$30.58	$31.86	$33.27

Ratio of expenses to average net assets†	.51%	.50%	.52%	.57%	.54%
Ratio of net investment income (loss) to average net assets	3.14%	2.88%	3.42%	4.07%	4.35%
Total return	3.20%	2.92%	3.45%	4.19%	4.43%
Net assets at end of period (in thousands)	$882,346	$864,330	$870,500	$845,842	$878,342

Intermediate Bond Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.67	$.46	$.81	$.96	$1.06
Expenses*	(.14)	(.14)	(.15)	(.16)	(.16)

Net investment income (loss)	.53	.32	.66	.80	0.90
Net realized and unrealized gain (loss)	.23	.40	(.29)	(.08)	0.69

Net increase (decrease) in unit value	.76	.72	.37	.72	1.59
Net asset value at beginning of period	17.31	18.07	18.79	19.16	19.88

Net asset value at end of period	$18.07	$18.79	$19.16	$19.88	$21.47

Ratio of expenses to average net assets*	.80%	.78%	.79%	.84%	.81%
Ratio of net investment income (loss) to average net assets	2.97%	1.71%	3.48%	4.14%	4.42%
Portfolio turnover**	441%	453%	458%	389%	489%
Total return	4.39%	3.98%	1.97%	3.76%	8.00%
Net assets at end of period (in thousands)	$236,011	$441,709	$454,045	$457,719	$484,362

†	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment fund in which the Fund invests a portion of its assets.
*	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment fund in which the Fund invests a portion of its assets.
**	Portfolio turnover reflects the portfolio turnover of the collective trust in which the Fund invests a portion of its assets.

Balanced Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$1.60	$1.25	$.71	$.84	$0.96
Expenses†	(.47)	(.42)	(.36)	(.43)	(.45)

Net investment income (loss)	1.13	.83	.35	.41	.51
Net realized and unrealized gain (loss)	13.21	4.37	3.50	5.82	1.89

Net increase (decrease) in unit value	14.34	5.20	3.85	6.23	2.40
Net asset value at beginning of period	57.63	71.97	77.17	81.02	87.25

Net asset value at end of period	$71.97	$77.17	$81.02	$87.25	$89.65

Ratio of expenses to average net assets†	.74%	.58%	.46%	.51%	.50%
Ratio of net investment income (loss) to average net assets	1.77%	1.13%	.46%	.49%	.57%
Portfolio turnover††	122%	47%	22%	18%	24%
Total return	24.88%	7.23%	4.99%	7.69%	2.75%
Net assets at end of period (in thousands)	$457,861	$475,941	$468,940	$447,405	$413,332

Large-Cap Value Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.49	$.59	$.63	$.78	$.93
Expenses*	(.19)	(.22)	(.25)	(.30)	(.33)

Net investment income (loss)	.30	.37	.38	.48	.60
Net realized and unrealized gain (loss)	6.48	4.11	1.83	7.44 (a)	(1.64)

Net increase (decrease) in unit value	6.78	4.48	2.21	7.92	(1.04)
Net asset value at beginning of period	22.88	29.66	34.14	36.35	44.27

Net asset value at end of period	$29.66	$34.14	$36.35	$44.27	$43.23

Ratio of expenses to average net assets*	.74%	.71%	.72%	.76%	.72%
Ratio of net investment income (loss) to average net assets	1.20%	1.18%	1.08%	1.20%	1.32%
Portfolio turnover**	32%	24%	20%	19%	22%
Total return	29.63%	15.10%	6.47%	21.79%	(2.35)%
Net assets at end of period (in thousands)	$286,104	$360,090	$382,772	$457,267	$420,681

†	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment fund in which the Fund invests a portion of its assets and, with respect to periods commencing on or after July 1, 2004, does not include expenses relating to the Intermediate Bond Fund in which the Fund invests a portion of its assets.
††	With respect to the portion of the Fund’s assets invested in a collective investment fund since July 1, 2004, portfolio turnover reflects purchases and sales of such collective investment fund rather than turnover of the underlying portfolio of such collective investment fund.
*	Expenses includes only those expenses charged directly to the Fund and does not include expenses charged to the collective investment funds in which the Fund invests a portion of its assets.
**	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund rather than the turnover of the underlying portfolio of such collective investment fund. The unaudited portfolio turnover of the separately managed portion of the Fund was 27% for the year ended December 31, 2007 and the unaudited portfolio turnover of the collective investment fund was 28% for the same period.
(a)	Net of payment made by the Program’s record keeper, an affiliate who reimbursed the Fund for trading losses attributable to processing errors. Impact of the increase is less than $0.005 per unit.

Large-Cap Growth Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.32	$.41	$.37	$.44	$.48
Expenses†	(.26)	(.30)	(.33)	(.39)	(.42)

Net investment income (loss)	.06	.11	.04	.05	.06
Net realized and unrealized gain (loss)	10.21	2.55	3.11	4.14	3.96

Net increase (decrease) in unit value	10.27	2.66	3.15	4.19	4.02
Net asset value at beginning of period	33.25	43.52	46.18	49.33	53.52

Net asset value at end of period	$43.52	$46.18	$49.33	$53.52	$57.54

Ratio of expenses to average net assets†	.69%	.68%	.71%	.77%	.74%
Ratio of net investment income (loss) to average net assets	.14%	.27%	.10%	.10%	.10%
Portfolio turnover††	25%	43%	36%	53%	43%
Total return	30.89%	6.11%	6.82%	8.49%	7.51%
Net assets at end of period (in thousands)	$840,093	$831,190	$789,626	$754,275	$717,537

Index Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.00 *	$.00 *	$.00 *	$.00 *	$.01 *
Expenses**	(.12)	(.14)	(.16)	(.19)	(.21)

Net investment income (loss)	(.12)	(.14)	(.16)	(.19)	(.20)
Net realized and unrealized gain (loss)	6.42	3.23	1.87	5.00 (a)	1.93

Net increase (decrease) in unit value	6.30	3.09	1.71	4.81	1.73
Net asset value at beginning of period	20.81	27.11	30.20	31.91	36.72

Net asset value at end of period	$27.11	$30.20	$31.91	$36.72	$38.45

Ratio of expenses to average net assets**	.51%	.50%	.52%	.57%	.54%
Ratio of net investment income (loss) to average net assets	(.50)%	(.49)%	(.51)%	(.56)%	(.52)%
Portfolio turnover***	7%	7%	7%	6%	6%
Total return	30.27%	11.40%	5.66%	15.07%	4.71%
Net assets at end of period (in thousands)	$318,880	$382,172	$402,702	$437,011	$438,803

†	Expenses include only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests a portion of its assets.
††	With respect to the portion of the Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund rather than the turnover of the underlying portfolio of such collective investment fund. The unaudited portfolio turnover of the separately managed portion of the portfolio was 63% for the year ended December 31, 2007 and the unaudited portfolio turnover of the collective investment fund was 42% for the same period.
*	Amounts less than $.005 per unit are rounded to zero.
**	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment fund in which the Fund invests its assets.
***	Portfolio turnover reflects purchases and sales by the Fund of units of the collective investment fund in which the Fund invests rather than the turnover of the underlying portfolio of such collective investment fund. The unaudited portfolio turnover of the collective investment fund was 24% for the year ended December 31, 2007.
(a)	Net of payment made by the Program’s record keeper, an affiliate who reimbursed the Fund for trading losses attributable to processing errors. Impact of the increase is less than $0.005 per unit.

Mid-Cap Value Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.14	$.17	$.23	$.23	$.26
Expenses†	(.14)	(.15)	(.16)	(.18)	(.21)

Net investment income (loss)	—	.02	.07	.05	.05
Net realized and unrealized gain (loss)	2.98	1.59	.38	1.77	.28

Net increase (decrease) in unit value	2.98	1.61	.45	1.82	.33
Net asset value at beginning of period	9.78	12.76	14.37	14.82	16.64

Net asset value at end of period	$12.76	$14.37	$14.82	$16.64	$16.97

Ratio of expenses to average net assets††	1.22%	1.12%	1.10%	1.16%	1.17%
Ratio of net investment income (loss) to average net assets	.02%	.18%	.47%	.37%	.25%
Portfolio turnover	14%	13%	32%	131%	63%
Total return	30.47%	12.62%	3.13%	12.28%	1.98%
Net assets at end of period (in thousands)	$31,192	$53,363	$66,141	$75,543	$88,720

Mid-Cap Growth Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.05	$.06	$.12	$.20	$.15
Expenses*	(.17)	(.19)	(.22)	(.26)	(.29)

Net investment income (loss)	(.12)	(.13)	(.10)	(.06)	(.14)
Net realized and unrealized gain (loss)	5.68	2.06	2.29	1.52	5.77

Net increase (decrease) in unit value	5.56	1.93	2.19	1.46	5.63
Net asset value at beginning of period	11.37	16.93	18.86	21.05	22.51

Net asset value at end of period	$16.93	$18.86	$21.05	$22.51	$28.14

Ratio of expenses to average net assets*	1.16%	1.14%	1.16%	1.19%	1.15%
Ratio of net investment income (loss) to average net assets	(.81)%	(.77)%	(.56)%	(.30)%	(.57)%
Portfolio turnover	130%	169%	156%	160%	138%
Total return	48.90%	11.40%	11.61%	6.94%	25.01%
Net assets at end of period (in thousands)	$47,352	$66,851	$91,040	$104,509	$130,916

†	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests a portion of its assets.
*	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment funds in which the Fund invests a portion of its assets.

Small-Cap Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.39	$.50	$.50	$.55	$.68
Expenses†	(.47)	(.54)	(.70)	(.87)	(.95)

Net investment income (loss)	(.08)	(.04)	(.20)	(.32)	(.27)
Net realized and unrealized gain (loss)	16.74	4.50	4.20	6.09 (a)	.38

Net increase (decrease) in unit value	16.66	4.46	4.00	5.77	.11
Net asset value at beginning of period	42.88	59.54	64.00	68.00	73.77

Net asset value at end of period	$59.54	$64.00	$68.00	$73.77	$73.88

Ratio of expenses to average net assets	.94%	.92%	1.10%	1.22%	1.24%
Ratio of net investment income (loss) to average net assets†	(.16)%	(.08)%	(.32)%	(.45)%	(.36)%
Portfolio turnover††	46%	104%	103%	79%	100%
Total return	38.85%	7.49%	6.25%	8.49%	.15%
Net assets at end of period (in thousands)	$314,696	$320,034	$314,753	$303,784	$266,489

International Equity Fund:

	Year ended December 31,
	2003	2004	2005	2006	2007
Investment income	$.37	$.51	$.59	$.79	$1.06
Expenses*	(.15)	(.21)	(.25)	(.32)	(.36)

Net investment income (loss)	.22	.30	.34	.47	.70
Net realized and unrealized gain (loss)	4.30	3.35	2.64	5.84	2.07

Net increase (decrease) in unit value	4.52	3.65	2.98	6.31	2.77
Net asset value at beginning of period	13.70	18.22	21.87	24.85	31.16

Net asset value at end of period	$18.22	$21.87	$24.85	$31.16	$33.93

Ratio of expenses to average net assets(*)(**)	1.01%	1.10%	1.11%	1.14%	1.08%
Ratio of net investment income (loss) to average net assets	1.51%	1.59%	1.50%	1.69%	2.12%
Portfolio turnover***	144%	25%	35%	30%	30%
Total return	32.99%	20.03%	13.63%	25.39%	8.89%
Net assets at end of period (in thousands)	$115,366	$158,714	$202,106	$273,525	$309,162

†	Expenses includes only those expenses charged directly to the Fund and does not include expenses relating to the collective investment fund in which the Fund invests a portion of its assets.
††	With respect to the portion of the Fund’s assets invested in a collective investment fund since July 1, 2005, portfolio turnover reflects purchases and sales by the Fund of units of such collective investment fund rather than the turnover of the underlying portfolio of such collective investment fund. The unaudited portfolio turnover of the separately managed portions of the Fund was 88% for the year ended December 31, 2007 and the unaudited portfolio turnover of the collective investment fund was 32% for the same period.
(a)	Net of payment made by the Program’s record keeper, an affiliate who reimbursed the Fund for trading losses attributable to processing errors. Impact of the increase is less than $0.005 per unit.
*	Expenses includes only those expenses charged directly to the Fund. For periods commencing April 1, 2003, net expenses does not include expenses charged to the collective investment fund in which the Fund invests a portion of its assets and for periods ended on or before March 31, 2003, expenses does not include expenses relating to the registered investment company in which the Fund then invested a portion of its assets.
**	Through March 31, 2003, expenses reflects a reduction in the Program Expense Fee payable to State Street Bank and an administrative service credit from the T. Rowe Price International Stock Fund. If the fees had not been reduced and the credit had not been made, the annualized ratio of expenses to average net assets would have been 1.02% for the year ended December 31, 2003.
***	Through March 31, 2003, portfolio turnover reflects purchases and sales by the Fund of shares of the registered investment company in which the Fund was then invested rather than portfolio turnover of the underlying portfolio of the registered investment company.

Lifetime Income Retirement Date Fund:

	For the period August 9, 2006(a) to December 31, 2006	Year ended December 31, 2007
Investment income†	$—	$—
Expenses(†)††	(.03)	(.07)

Net investment income (loss)	(.03)	(.07)
Net realized and unrealized gain (loss)	.53	.67

Net increase (decrease) in unit value	.50	.60
Net asset value at beginning of period	10.00	10.50

Net asset value at end of period	$10.50	$11.10

Ratio of expenses to average net assets*††	.69%	.64%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.64)%
Portfolio turnover**†††	72%	21%
Total return**	5.00%	5.71%
Net assets at end of period (in thousands)	$11,432	$18,606

*	Annualized for the period August 9, 2006 to December 31, 2006.
**	Not annualized for the period August 9, 2006 to December 31, 2006.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
(a)	Commencement of operations.

2010 Retirement Date Fund:

	For the period August 8, 2006(a) to December 31, 2006	Year ended December 31, 2007
Investment income†	$—	$—
Expenses(†)††	(.03)	(.08)

Net investment income (loss)	(.03)	(.08)
Net realized and unrealized gain (loss)	.80	.88

Net increase (decrease) in unit value	.77	.80
Net asset value at beginning of period	12.00	12.77

Net asset value at end of period	$12.77	$13.57

Ratio of expenses to average net assets*††	.69%	.63%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%
Portfolio turnover**†††	21%	18%
Total return**	6.42%	6.26%
Net assets at end of period (in thousands)	$15,765	$38,099

*	Annualized for the period August 8, 2006 to December 31, 2006.
**	Not annualized for the period August 8, 2006 to December 31, 2006.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
(a)	Commencement of operations.

2020 Retirement Date Fund:

	For the period August 2, 2006(a) to December 31, 2006	Year ended December 31, 2007
Investment income†	$—	$—
Expenses(†)††	(.04)	(.10)

Net investment income (loss)	(.04)	(.10)
Net realized and unrealized gain (loss)	1.36	1.16

Net increase (decrease) in unit value	1.32	1.06
Net asset value at beginning of period	14.00	15.32

Net asset value at end of period	$15.32	$16.38

Ratio of expenses to average net assets*††	.69%	.63%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%
Portfolio turnover**†††	16%	20%
Total return**	9.43%	6.92%
Net assets at end of period (in thousands)	$21,315	$49,077

*	Annualized for the period August 2, 2006 to December 31, 2006.
**	Not annualized for the period August 2, 2006 to December 31, 2006.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
(a)	Commencement of operations.

2030 Retirement Date Fund:

	For the period August 2, 2006(a) to December 31, 2006	Year ended December 31, 2007
Investment income†	$—	$—
Expenses(†)††	(.05)	(.12)

Net investment income (loss)	(.05)	(.12)
Net realized and unrealized gain (loss)	1.81	1.38

Net increase (decrease) in unit value	1.76	1.26
Net asset value at beginning of period	16.00	17.76

Net asset value at end of period	$17.76	$19.02

Ratio of expenses to average net assets*††	.69%	.63%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%
Portfolio turnover**†††	6%	7%
Total return**	11.00%	7.09%
Net assets at end of period (in thousands)	$15,260	$44,407

*	Annualized for the period August 2, 2006 to December 31, 2006.
**	Not annualized for the period August 2, 2006 to December 31, 2006.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
(a)	Commencement of operations.

2040 Retirement Date Fund:

	For the period August 3, 2006(a) to December 31, 2006	Year ended December 31, 2007
Investment income†	$—	$—
Expenses(†)††	(.06)	(.13)

Net investment income (loss)	(.06)	(.13)
Net realized and unrealized gain (loss)	2.05	1.62

Net increase (decrease) in unit value	1.99	1.49
Net asset value at beginning of period	18.00	19.99

Net asset value at end of period	$19.99	$21.48

Ratio of expenses to average net assets*††	.69%	.63%
Ratio of net investment income (loss) to average net assets*	(.69)%	(.63)%
Portfolio turnover**†††	8%	14%
Total return**	11.06%	7.45%
Net assets at end of period (in thousands)	$11,894	$28,871

*	Annualized for the period August 3, 2006 to December 31, 2006.
**	Not annualized for the period August 3, 2006 to December 31, 2006.
†	Calculations prepared using the daily average number of units outstanding during the period.
††	Expenses includes only those expenses charged directly to the Retirement Date Fund and does not include expenses relating to the collective investment funds in which the Retirement Date Fund invests its assets.
†††	With respect to the portion of the Retirement Date Fund’s assets invested in a collective investment fund, portfolio turnover reflects purchases and sales by the Retirement Date Fund of units of such collective investment fund, rather than portfolio turnover of the underlying portfolio of such collective investment fund.
(a)	Commencement of operations.

Allocation of Contributions to the Investment Options

Contributions under the Program can generally be allocated to the Funds or to any of the Retirement Date Funds on a daily basis and are credited on the day of receipt if accompanied or preceded by proper allocation instructions and received on a Business Day by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). Contributions are used to purchase Units of the Funds and the Retirement Date Funds based on the relevant per Unit net asset value of each Fund or Retirement Date Fund, as applicable. Contributions cannot be allocated directly to the Self-Managed Brokerage Account, but must first be allocated to one or more of the other available investment options and then transferred to the Self-Managed Brokerage Account.

In accordance with accounting rules applicable to the methods used by the Stable Asset Return Fund to value its assets, no additional assets of defined benefit plans may be contributed or transferred to such Fund. However, any assets of defined benefit plans invested in the Stable Asset Return Fund prior to January 15, 2006 may remain so invested, including any earnings thereon.

On March 28, 2008, availability of the portfolios of the Structured Portfolio Service under the Program was terminated. For details on reallocations of the assets invested in the portfolios of the Structured Portfolio Service at the time of termination and any elections to make investments in these portfolios from and after such time of termination, see “Structured Portfolio Service”.

Transfers Among Investment Options

Transfers may be made among the Funds, the Retirement Date Funds and Self-Managed Brokerage Accounts generally on a daily basis based on the relevant per Unit net asset value of each Fund or each Retirement Date Fund. However, short-term or other excessive trading into or out of a Fund may harm its performance by disrupting portfolio management strategies and by increasing expenses. No more than one transfer may be made into the International Equity Fund in any 45 calendar day period. There is no restriction on a Participant’s ability to make transfers out of the International Equity Fund on a Business Day. State Street and State Street Bank reserve the right to take such additional actions with respect to excessive trading in the International Equity Fund or other investment options, such as the rejection of transfer requests, as it may deem appropriate and in the best interests of all Participants to curtail excessive trading.

Benefits and Distributions

A Participant’s eligibility for benefits depends on the terms of the applicable plan through which he or she participates. For information regarding the terms of a plan, a Participant should contact his or her Employer.

Additional Information

Persons who are already Employers or Participants who are responsible for allocating assets under a particular plan may obtain administrative, investment allocation and transfer forms or additional information by:

•	calling the Program at (800) 348-2272 between 8:00 a.m. and 8:00 p.m. Eastern time;

•	calling the Program’s FaxBack line at (877) 202-3930; or

•	accessing the Program’s Web site at http://www.abaretirement.com.

A Participant may also obtain forms from his or her Employer, or by using one of the methods outlined above.

For information regarding enrollment in the Program, Eligible Employers may call the Program at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to State Street Bank and Trust Company, P.O. Box 5142, Boston, Massachusetts 02206-5142.

For Unit values for the Funds and the Retirement Date Funds, and for the 30-day yield of the Intermediate Bond Fund, call the Program’s Rate Line at (800) 826-8905.

For a recorded message providing current account information, call the Program’s Participant Services Line at (800) 348-2272.

RISK FACTORS RELATING GENERALLY TO THE PROGRAM

The risk factors that pertain to investment in the Units of each Fund and each Retirement Date Fund are described in detail in the description of such Fund or Retirement Date Fund included in this prospectus. Following are some of the general risks of investing in the Funds and Retirement Date Funds.

Equity Market Risks. The Funds and Retirement Date Funds, to the extent invested in the equity markets, are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The value of the Funds and Retirement Date Funds, to the extent so invested in the equity markets, will fluctuate, and the holders of Units should be able to tolerate changes, sometimes sudden or substantial, in the value of their investment.

Risks of Investing in Equity Securities of Non-U.S. Companies and Smaller Companies. Investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For instance, smaller companies may be impacted by economic conditions more severely than larger companies. Risks of investing in foreign securities include those relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations.

Risks of Pursuing Certain Styles of Investment. Certain Funds, in addition to the more general risks associated with equity investing, are subject to the more particular risks associated with investing in value stocks or growth stocks, as different types of stocks tend to shift into and out of favor depending on market and economic conditions.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Funds and the Retirement Date Funds, to the extent invested in fixed-income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tends to rise. On the other hand, if prevailing interest rates rise, the market value of such fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the value of the Funds and Retirement Date Funds. A change in the level of interest rates will tend to cause the net asset value of the Fund or Retirement Date Fund to change. If such interest rate changes are sustained over time, the yield of the Fund or Retirement Date Fund will fluctuate accordingly.

Credit Risk Applicable to Investment in Fixed-Income Securities, Including those of Lower Credit Quality. Fixed-income securities, including corporate bonds, are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Funds and the Retirement Date Funds invest in securities with medium or lower credit quality, they are subject to a higher level of credit risk than investments in investment-grade securities. In addition, the credit quality of non investment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity and the value of the Funds and Retirement Date Funds will reflect this volatility.

Risk of Reliance on Industry Research. Certain Funds are dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Fund’s Investment Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime collateralized mortgage obligations and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with recent credit markets turbulence, subsequently significantly downgraded as the investment community came to realize that there were previously unidentified risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

The Collective Trust, Funds and Retirement Date Funds are not Regulated Investment Companies. The Collective Trust, Funds and Retirement Date Funds are not registered as investment companies under the Investment Company Act and, therefore, are not subject to compliance with the requirements of that Act. Consequently, investors do not have the protections and rights afforded by the Investment Company Act. For example, under the Investment Company Act, a mutual fund is required to provide shareholders with voting rights with respect to a variety of matters, including the election of the mutual fund’s directors or trustees, the approval of the fund’s contracts with its investment advisors and the approval of changes to the mutual fund’s fundamental investment policies. Under the Collective Trust, investors have no voting rights with respect to the selection of State Street as trustee, the selection of the Funds’ Investment Advisors or changes to any investment policy of a Fund and the Retirement Date Funds. In addition, the Funds and the Retirement Date Funds are not subject to the reporting requirements of the Investment Company Act and the operations of the Funds and the Retirement Date Funds are not subject to inspection by the Securities and Exchange Commission under the Investment Company Act. See “Regulation of Collective Trust.”

A court might determine that the assets of a Fund or Retirement Date Fund are available to satisfy the obligations of other Funds or Retirement Date Funds. The Collective Trust’s Declaration of Trust provides that any creditor of, or other person having any claim of any type against, a Fund or Retirement Date Fund, may look only to the assets of such Fund or Retirement Date Fund for payment of obligations of such Fund or Retirement Date Fund, and no Fund or Retirement Date Fund shall be liable for the obligations of any other Fund or Retirement Date Fund. The enforceability of these provisions has never been tested, and the Collective Trust believes that, under New Hampshire law, the Funds and the Retirement Date Funds have no separate legal existence and exist only as sub-trusts of the Collective Trust. Moreover, neither ERISA nor the laws of the State of New Hampshire, under which the Collective Trust is organized, have any specific statutory provision deeming assets of one sub-trust created under a trust to be unavailable to creditors of other sub-trusts so created. In the unlikely event that a particular Fund or Retirement Date Fund were not to have sufficient net assets with which to satisfy its obligations, it is possible that a court could determine that the assets of the other Funds and Retirement Date Funds could be available to satisfy those obligations.

THE PROGRAM

The Program is sponsored by ARF, an Illinois not-for-profit corporation organized by the ABA to sponsor retirement programs for self-employed individuals and employers who are members or associates of the ABA or other affiliated organizations. The Program is a comprehensive retirement program that provides Employers with tax-qualified employee retirement plans, a variety of investment options and related recordkeeping and administrative services. As of December 31, 2007, there were approximately 4,100 plans participating in the Program through which approximately 45,000 Participants participated in the Program.

As trustee of the Collective Trust, State Street is responsible for the operation and management of Funds and the Retirement Date Funds under the Collective Trust. State Street Bank provides administrative and recordkeeping services required by the Program. State Street Bank has engaged CitiStreet to provide such recordkeeping and administrative services. State Street Bank also is the sole trustee of each of the ABA Members Trusts. For a more complete description of the relationship between State Street and State Street Bank, see “State Street and State Street Bank.”

DESCRIPTION OF INVESTMENT OPTIONS

The Collective Trust offers ten collective investment funds and five Retirement Date Funds. The Funds and the Retirement Date Funds are investment options under the Program.

On March 28, 2008, availability of the Structured Portfolio Service under the Program was terminated. For details on reallocations of the assets invested in the Structured Portfolio Service at the time of termination and any elections to make investments in the Structured Portfolio Service from and after such time of termination, see “Structured Portfolio Service”.

All proceeds received by the Collective Trust relating to the contribution, transfer or allocation of assets to a Fund or a Retirement Date Fund are applied to the purchase of Units of such Fund or Retirement Date Fund. Assets invested through the ABA Members Plans are held under the Retirement Trust, and assets invested through individually designed plans are held under the Pooled Trust. State Street Bank is the sole trustee of each of the ABA Members Trusts.

The Stable Asset Return Fund invests in high quality short-term instruments and investment contracts. The Intermediate Bond Fund invests in debt securities of varying maturities. The Balanced Fund invests in both equity and debt securities. The Index Equity Fund invests in common stocks included in the Russell 3000 Index. The Large-Cap Value Equity Fund, Large-Cap Growth Equity Fund, Mid-Cap Value Equity Fund, Mid-Cap Growth Equity Fund, Small-Cap Equity Fund and International Equity Fund invest in equity securities of various types. Assets contributed or held under the Program may also be invested in the Retirement Date Funds, which are a group of balanced investment funds each of which is designed to correspond to a particular time horizon to retirement. In addition, assets contributed under the Program may be invested in publicly traded debt and equity securities and shares of numerous mutual funds through Self-Managed Brokerage Accounts.

Under the Collective Trust’s Declaration of Trust, interests in the respective Funds and the Retirement Date Funds are represented by Units, each of which represents an undivided pro rata share of the net assets of a Fund or a Retirement Date Fund. Further, the Collective Trust’s Declaration of Trust provides that each Fund and Retirement Date Fund constitutes a separate trust, and the assets of each trust shall be separately held, managed, administered, valued, invested, reinvested, distributed and accounted for and otherwise dealt with as a separate trust. Thus, an investment in any one Fund or Retirement Date Fund does not give rise to an interest in any other Fund or Retirement Date Fund or an interest in the Collective Trust as a whole. The Declaration of Trust also provides that any creditor of, or other person having any claim of any type against, a Fund or Retirement Date Fund, may look only to the assets of such Fund or Retirement Date Fund for payment of obligations of such Fund or Retirement Date Fund, and that every contract, instrument, certificate or undertaking of or on behalf of any Fund or Retirement Date Fund shall be conclusively deemed to have been executed only by or for such Fund or Retirement Date Fund and no Fund or Retirement Date Fund shall be answerable for any obligation assumed or liability incurred by any other Fund or Retirement Date Fund. However, the enforceability of these provisions has never been tested, and the Collective Trust believes that, under New Hampshire law, the Funds and the Retirement Date Funds have no separate legal existence and exist only as sub-trusts of the Collective Trust. Furthermore, neither ERISA nor the laws of the State of the New Hampshire, under which the Collective Trust is organized, have any specific statutory provision deeming assets of one sub-trust created under a trust to be unavailable to creditors of other sub-trusts so created. In the unlikely event that a particular Fund or Retirement Date Fund were not to have sufficient net assets with which to satisfy its obligations, it is possible that a court could determine that the assets of the other Funds and Retirement Date Funds could be available to satisfy those obligations.

Although the Funds and the Retirement Date Funds are similar in some respects to registered open-end management investment companies (commonly referred to as “mutual funds”), the Funds and the Retirement Date Funds are not required to be and are not registered as investment companies under the Investment Company Act. The Units representing interests in the Funds and the Retirement Date Funds are held by State Street Bank, as trustee of the ABA Members Trusts. Neither the assets of the ABA Members Trusts nor the investment options are subject to the claims of the creditors of State Street or State Street Bank. The investment options are not insured by the Federal Deposit Insurance Corporation or any governmental agency. State Street’s activities as trustee of the Collective Trust and State Street Bank’s activities as trustee of the ABA Members Trusts are subject to the requirements of ERISA. There are no voting rights connected with the ownership of Units. See “Regulation of Collective Trust.” No officer of the Collective Trust or officer or director of State Street owns, beneficially or of record, any Units of beneficial interest in the Collective Trust. As of December 31, 2007, no person or entity vested with investment responsibility for the assets contributed to the Program owned more than 5% of the Units of beneficial interest in the Collective Trust or in any investment option offered thereunder, except that two Participants owned 5.40% and 6.94%, respectively, of the outstanding Units of the Lifetime Income Retirement Date Fund and four Participants owned 5.04%, 7.08%, 9.47% and 9.76%, respectively, of the outstanding Units of the 2010 Retirement Date Fund.

Units in the Funds and the Retirement Date Funds are not “redeemable securities” within the meaning of the Investment Company Act because the holder does not have an entitlement to receive approximately the holder’s proportionate share of the Collective Trust’s current net assets or the cash equivalent thereof (or the current net assets or cash equivalent thereof of any investment option) upon presentation of the Units to the Collective Trust. However, each Unit entitles its holder to exercise investment rights that are substantially similar to the rights of holders of “redeemable securities” issued by a mutual fund. Units in each Fund and in each Retirement Date Fund may be liquidated on each Business Day (subject to applicable restrictions under the terms of the Program) for cash equal to the per Unit net asset value of the Fund or the Retirement Date Fund, as applicable. In addition, transfers may be made among the Funds, and the Retirement Date Funds based on the relevant per Unit net asset values.

For purposes of the following descriptions of the Funds, investments by a Fund in collective investment funds maintained by State Street Bank, and investments by the Balanced Fund made in the Intermediate Bond Fund, are deemed to be investments in the underlying securities held by those funds.

STABLE ASSET RETURN FUND

Investment Objective. The investment objective of the Stable Asset Return Fund is to provide current income consistent with the preservation of principal and liquidity. There can be no assurance that the Stable Asset Return Fund will achieve its investment objective.

Strategy. The Stable Asset Return Fund invests primarily in investment contracts and high-quality short-term instruments through the State Street Bank and Trust Company ABA Members/Pooled Stable Asset Fund Trust, a collective investment fund maintained by State Street Bank, which in turn invests the high-quality short- term instruments portion of its assets in the State Street Bank and Trust Company Yield Enhanced Short-Term Investment Fund, a collective investment fund maintained by State Street Bank. The Fund invests in obligations of the United States government and its agencies and instrumentalities (referred to as “U.S. Government Obligations”) and in other high quality instruments, including notes, bonds and similar debt instruments of corporations, commercial paper, certificates of deposit and time deposits, bankers’ acceptances, supranational and sovereign debt obligations (including obligations of foreign government sub-divisions), asset-backed securities, master notes, promissory notes, funding agreements, variable and indexed interest notes and repurchase agreements (collectively, “Short-Term Investment Products”). The Stable Asset Return Fund may invest in U.S. Government Obligations and Short-Term Investment Products so long as the average weighted days to maturity of all such investments does not exceed 120 days. The Fund also invests in investment contracts, including “Synthetic GICs” issued by insurance companies, banks or other financial institutions. Synthetic GICs are arrangements comprised of an investment in one or more underlying securities and a contract issued by an insurance company, bank or other financial institution that provides for the return of principal and an agreed upon rate of interest for purposes of permitting the contract to be benefit responsive (that is, responsive to withdrawal, transfer and benefit payment requests by Program participants and beneficiaries). The underlying securities of Synthetic GICs generally consist of fixed income debt instruments. The average weighted maturity of the Fund’s Short-Term Investment Products and investment contracts may not exceed 2.25 years. As of December 31, 2007, approximately 23% of the Fund’s assets were invested in U.S. Government Obligations and Short-Term Investment Products and 77% of the Fund’s assets were invested in investment contracts. As of December 31, 2007, the duration of the Stable Asset Return Fund was 2.08 years. The Fund’s portfolio is structured to provide cash flow to assist liquidity management and to mitigate interest rate volatility while seeking to maximize rate of return.

Investment Guidelines and Restrictions. U.S. Government Obligations. The Fund may invest in a variety of U.S. Government Obligations, including bills and notes issued by the U.S. Treasury and securities issued by agencies of the U.S. government, such as the Farmers Home Administration, the Export Import Bank of the United States, the Small Business Administration, the Government National Mortgage Association, the General Services Administration and the Maritime Administration.

Repurchase Agreements. The Stable Asset Return Fund may enter into repurchase agreements with a variety of banks and broker-dealers. In a repurchase agreement transaction, the Fund acquires securities (usually U.S. Government Obligations) for cash and obtains a simultaneous commitment from the seller to repurchase the securities at an agreed upon price and date. The resale price is in excess of the acquisition price and reflects an agreed upon market rate of interest unrelated to the coupon rate on the purchased security. The difference between the sale and the repurchase price is, in effect, interest for the period of the agreement. In such transactions, the securities purchased by the Stable Asset Return Fund will have a total value at least equal to the amount of the repurchase price and will be held by State Street Bank until repurchased. State Street Bank monitors the value of the underlying securities to verify that their value, including accrued interest, always equals or exceeds the repurchase price.

Instruments Issued by Foreign Entities. The Stable Asset Return Fund may invest in U.S. dollar-denominated instruments issued by foreign banks and foreign branches of U.S. banks. See “—Risk Factors” below. The Stable Asset Return Fund may also invest in U.S. dollar-denominated instruments issued by foreign governments, their political subdivisions, governmental authorities, agencies and instrumentalities and supranational organizations. A supranational organization is an entity designated or supported by the national government of one or more countries to promote economic reconstruction or development. Examples of supranational organizations include, among others, the European Investment Bank, the International Bank for Reconstruction and Development (World Bank) and the Nordic Investment Bank.

“When-Issued” Securities. The Stable Asset Return Fund may commit to purchasing securities on a “when-issued” basis, such that payment for and delivery of a security will occur after the date that the Fund commits to purchase the security. The payment obligation and the interest rate on the security are each fixed at the time of the purchase commitment. Prior to payment and delivery, however, the Stable Asset Return Fund will not receive interest on the security, and will be subject to the risk of a loss if the value of the when-issued security is less than the purchase price at the time of delivery.

Asset-Backed Securities. The Stable Asset Return Fund is permitted to invest in asset-backed securities (including collateralized mortgage obligations (known as “CMOs”) and other derivative mortgage-backed securities), subject to the rating and quality requirements specified for the Fund. Asset-backed securities are issued by trusts and special purpose entities that securitize various types of assets, such as automobile and credit card receivables.

Credit Quality. Except with respect to U.S. Government Obligations, the Stable Asset Return Fund may invest in a Short-Term Investment Product only if at the time of purchase, the instrument is (i) rated in one of the two highest rating categories applicable to corporate bonds by at least two nationally recognized statistical rating organizations, at least one of which must be Standard & Poor’s Corp. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (ii) rated in the highest rating category applicable to commercial paper by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s, or (iii) if unrated, issued or guaranteed by an issuer that has other comparable outstanding instruments that are so rated or is itself rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s. For purposes of this restriction, an investment in a repurchase agreement will be considered to be an investment in the securities that are the subject of the repurchase agreement.

Investment Contracts. The Stable Asset Return Fund may not invest in any investment contract unless, at the time of purchase, the investment contract or the issuer of the investment contract is rated in one of the two highest rating categories by at least two nationally recognized statistical rating organizations, at least one of which must be S&P or Moody’s.

Diversification. Except for investment contracts and U.S. Government Obligations, the Fund may not invest more than 5% of its assets in securities of a single issuer, determined at the time of purchase. For purposes of this 5% limitation, investments in collective investment funds maintained by State Street Bank are considered to be investments in the underlying securities held by such collective investment funds, and investments in repurchase agreements are considered to be investments in the securities that are the subject of such repurchase agreements. Other than investment contracts, the Fund may not invest more than 10% of its net assets in illiquid securities, including repurchase agreements with maturities of greater than seven days or portfolio securities that are not readily marketable or redeemable, determined at the time of purchase. The proportion of the assets of the Fund invested in investment contracts of any one insurance company, bank or financial institution may generally not be greater than 15% of the aggregate value of investment contracts included in the Fund’s portfolio, and in no event greater than 20%, in each case determined at the time of purchase.

Risk Factors. U.S. Government Obligations. Not all U.S. Government Obligations are backed by the full faith and credit of the United States. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency’s right to borrow money from the U.S. Treasury under certain circumstances, and securities issued by the Federal Home Loan Banks are supported only by the credit of the issuing agency. There is no guarantee that the U.S. government will support these securities, and, therefore, they involve more risk than U.S. Government Obligations that are supported by the full faith and credit of the United States.

Foreign Investments. Foreign banks may not be required to maintain the same financial reserves or capital that are required of U.S. banks. Restrictions on loans to single borrowers, prohibitions on certain self-dealing transactions and other regulations designed to protect the safety and solvency of U.S. banks may not be applicable to foreign banks. Furthermore, investments in foreign banks may involve additional risks similar to those associated with investments in foreign securities described in the following paragraph. Foreign branches of U.S. banks generally are subject to U.S. banking laws, but obligations issued by a branch, which sometimes are payable only by the branch, may be subject to country risks relating to actions by foreign governments that may restrict or even shut down the operations of some or all the country’s banks.

Investments in foreign securities may involve risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity in foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

“When-Issued” Securities. The payment obligation and the interest rate on a “when-issued” security are each fixed at the time of the purchase commitment. Prior to payment and delivery, however, the Stable Asset Return Fund will not receive interest on the security, and will be subject to the risk of a loss if the value of the when-issued security is less than the purchase price at the time of delivery.

Asset-Backed Securities. Asset-backed securities may involve credit risks resulting primarily from the fact that asset-backed securities are issued by trusts or special purpose entities with no other assets and do not usually have the benefit of a complete security interest in the securitized assets. For example, credit card receivables generally are unsecured and the debtors are entitled to the protection of a number of state and Federal consumer credit laws, some of which may reduce the ability to obtain full payment. CMO residuals and other mortgage- related securities may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities.

Risk of Reliance on Industry Research. The Fund is dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Fund’s Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the 2007 credit markets turbulence, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Credit Risk. Except with respect to U.S. Government Obligations backed by the full faith and credit of the United States, each Short-Term Investment Product purchased by the Fund will be subject to the risks of default by the issuer and the non-payment of interest or principal that are usually associated with unsecured borrowings.

Investment Contracts. Although the Stable Asset Return Fund may not invest in any investment contract unless certain rating standards are satisfied at the time the investment contract is issued, the financial condition of an issuer may change prior to maturity. The Fund will generally be unable to dispose of an investment contract prior to its maturity in the event of the deterioration of the financial condition of the issuer. In addition, to the extent that the assets of the Stable Asset Return Fund are committed to investment contracts of a single issuer, the Fund will be subject to a greater risk that a default by that issuer will have a material adverse effect on the Fund.

Liquidity. The Fund will utilize a tiered liquidity structure to satisfy withdrawal and transfer requests. In the unlikely event that the amount of liquid assets held by the Fund is insufficient to satisfy all withdrawal and transfer requests immediately, the Fund may limit or suspend withdrawals and transfers. For more information on these restrictions, including the priority to be given to withdrawals and transfers in such circumstances, see “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Valuation. The methods used to value assets of the Stable Asset Return Fund described below under “—Valuation of Units” provide certainty in valuation but can result in the overvaluation or undervaluation of the value of a particular instrument or investment contract when compared to its market value, and the longer the maturity of a particular instrument or investment contract, the greater the exposure to the risk of such overvaluation or undervaluation. Also, the yield of the Stable Asset Return Fund will differ from market interest rates, and the yield of the Stable Asset Return Fund will tend to change more slowly than market interest rates. If a holder of Units in the Stable Asset Return Fund were to receive a distribution from, or make a transfer out of, the Stable Asset Return Fund at a time when the market value of the assets of the Stable Asset Return Fund was less than the value used to compute its Unit value, the holder would be overpaid (based on market price) and the market value of the Units in the Fund held by the remaining holders of Units in the Fund would be diluted. Conversely, if a holder were to receive a distribution from, or make a transfer out of, the Stable Asset Return

Fund at a time when the market value of the assets of the Stable Asset Return Fund was more than the value used to compute its Unit value, the holder would be underpaid (based on market price) and the value of interests in the Fund of the remaining holders of Units in the Fund would be increased. Along the same lines, if a purchaser of Units in the Stable Asset Return Fund were to acquire such Units at a time when the market value of the assets of the Stable Asset Return Fund was less than (more than) the value used to compute its Unit value, the purchaser would overpay (underpay) (based on market price) and the market value of the Units in the Fund held by the remaining holders of Units in the Fund would be enhanced (diluted). State Street Bank monitors the market value of the investment contracts and Short-Term Investment Products held by the Fund. Such fluctuations will occur to the extent market interest rates differ from the interest rates on the instruments and investment contracts. Also, if the financial condition of an issuer of an investment contract were to seriously deteriorate, the contract might no longer qualify for contract value accounting. If State Street Bank were to determine that the per Unit net asset value of the Stable Asset Return Fund has deviated from the net asset value determined by using available market quotations or market equivalents (market value) for investment contracts and Short-Term Investment Products to a large enough extent that it might result in a material dilution or other unfair result to holders of Units, State Street Bank might adjust the per Unit net asset value of the Fund or take other action that it deems appropriate to eliminate or reduce, to the extent reasonably practicable, the dilution or other unfair result. The Financial Accounting Standards Board has issued guidance that, effective for financial statements for annual periods ending after December 15, 2006, requires the Fund to make several modifications in its financial statement presentation and disclosure, including presentation of both the fair value and contract value of benefit-responsive investment contracts. The adoption of these changes has not impacted the use by the Fund of contract value accounting.

Valuation of Units. Unlike the other Funds, assets of the Stable Asset Return Fund are not valued at fair market value. The values of Short-Term Investment Products are determined according to “Amortized Cost Pricing.” Under Amortized Cost Pricing, when an instrument is acquired by the Fund, it is valued at its cost, and thereafter that value is increased or decreased by amortizing any discount or premium on a constant basis over the instrument’s remaining maturity. Investment contracts held by the Fund are benefit responsive (that is, responsive to withdrawal, transfer and benefit payment requests) and, hence, under generally accepted accounting principles applicable to employee benefit plans, are valued at their contract values (cost plus accrued interest). Any fluctuations in the market value of the Fund’s assets are not taken into account in determining the Fund’s Unit value. The Fund’s Unit value is increased each Business Day by the amount of net income accrued for that day, and such Unit value is then used to account for contributions or transfers to and withdrawals or transfers from the Fund. In accordance with accounting rules applicable to the methods used by the Fund to value its assets, no additional assets of defined benefit plans may be contributed or transferred to the Fund. However, any assets of defined benefit plans invested in the Fund prior to January 15, 2006 may remain so invested, including any earnings thereon.

Performance Information. The Stable Asset Return Fund may, from time to time, report its performance in terms of its yield and effective yield. The Fund’s yield is determined based upon historical earnings and is not intended to indicate future performance. The yield of the Fund refers to the income return for a day multiplied by the number of days in a year to show the one day return on an annualized basis. The effective yield is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

Investment Advisor. State Street Bank manages the Stable Asset Return Fund. State Street may, in the future, at its discretion and subject to consultation with ARF, employ other investment advisors to provide investment advice with respect to the Fund or portions thereof. The assets of the Fund are currently invested in units of the State Street Bank and Trust Company ABA Members/Pooled Stable Asset Fund Trust, a collective investment fund maintained by State Street Bank, which in turn invests the high-quality short-term instruments portion of its assets in the State Street Bank and Trust Company Yield Enhanced Short-Term Investment Fund, a collective investment fund maintained by State Street Bank.

INTERMEDIATE BOND FUND

Investment Objective. The investment objective of the Intermediate Bond Fund is to achieve a total return from current income and capital appreciation by investing primarily in a diversified portfolio of fixed income securities. There can be no assurance that the Intermediate Bond Fund will achieve its investment objective.

Strategy. The Intermediate Bond Fund seeks to achieve, over an extended period of time, total returns comparable or superior to broad measures of the domestic bond market. The Intermediate Bond Fund invests its assets in fixed income securities of varying maturities with a portfolio duration generally from three to six years. The level of investments in fixed income securities will vary, depending upon many factors, including economic conditions, interest rates and other relevant considerations. In selecting securities, economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting and other security selection techniques will be taken into account.

Duration is a measure of the expected life of a fixed income security that combines a bond’s yield, coupon interest payments, final maturity and call features into one measure. Traditionally, a debt security’s “term to maturity” has been used as a reference to the sensitivity of the security’s price to changes in interest rates (which is the “interest rate risk” or “volatility” of the security). However, “term to maturity” takes into account only the time until a debt security provides its final payment, without regard to the timing and frequency of the security’s payments prior to maturity. Duration is a measure of the expected life of a fixed income security based on a present value of all the payments of the security. In general, all other things being equal, the lower the stated or coupon rate of interest of a fixed income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed income security, the shorter the duration of the security.

The portion of the Fund’s assets committed to investment in debt securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the outlook for the United States and foreign economies, the financial markets and other factors. The portfolio holdings will be concentrated in areas of the bond market (based on quality, sector, coupon or maturity) that are believed to be relatively undervalued.

Investment Guidelines and Restrictions. The Intermediate Bond Fund will invest primarily in the following types of securities, which may be issued by domestic or foreign entities and denominated in U.S. dollars or foreign currencies (subject to a 20% limit on foreign securities): U.S. Government Obligations; corporate debt securities; corporate commercial paper; mortgage-backed securities; asset-backed securities; variable and floating rate debt securities; bank certificates of deposit, fixed time deposits and bankers’ acceptances; repurchase agreements; obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies or supranational entities; and foreign currency denominated securities. The Intermediate Bond Fund also invests in convertible securities, preferred stock, inflation-indexed bonds issued by both governments and corporations, structured notes, including hybrid or “indexed” securities, catastrophe bonds, and loan participations, delayed funding loans and revolving credit facilities, reverse repurchase agreements, and debt securities issued by states or local governments and their agencies, authorities and other instrumentalities. The Intermediate Bond Fund may hold different percentages of the assets in these various types of securities. The Fund will seek to maintain a minimum average credit quality rating of “AA.” At least 90% of the Fund’s total fixed income portfolio will consist of bonds rated investment grade by at least one nationally recognized rating agency. No more than 1% of the fixed income portfolio’s non-investment grade investments will be securities of a single issuer, and all such non-investment grade investments will have a credit quality rating of at least “B” (or be determined by the Investment Advisor to be of comparable quality).

For the purpose of realizing income, the Intermediate Bond Fund may enter into repurchase agreements, but may not invest more than 15% of its total assets in repurchase agreements maturing more than seven days after purchase. In a repurchase agreement transaction, the Fund acquires securities (usually U.S. Government Obligations) for cash and obtains a simultaneous commitment from the seller to repurchase the securities at an agreed upon price and date. The resale price is in excess of the acquisition price and reflects an agreed upon market rate of interest unrelated to the coupon rate on the purchased security. The difference between the sale and the repurchase price is, in effect, interest for the period of the agreement. In such transactions, the securities purchased by the Fund will have a total value at least equal to the amount of the repurchase price and will be held by State Street until repurchased. State Street monitors the value of the underlying securities to verify that their value, including accrued interest, always equals or exceeds the repurchase price.

The Fund may invest in derivative instruments such as futures, forwards, swaps, options, collateralized mortgage obligations (CMOs) and interest-only (IO) and principal-only (PO) stripped mortgage-backed securities to the extent that they are used in a manner that does not materially increase total portfolio volatility or relate to speculative activities. The Fund may invest up to 40% of its assets in CMOs at any time. Interest-only and principal-only stripped mortgage-backed securities are mortgage-backed bonds that are separated into the interest or principal portion of a pool of mortgage-backed bonds. The Fund may invest up to 5% of the Fund’s assets in interest-only and principal-only stripped mortgage-backed securities at any time, in addition to the investments in CMOs referred to above.

The Intermediate Bond Fund will limit its foreign investments to securities of issuers based in developed countries (including newly industrialized countries, such as Taiwan, South Korea and Mexico); provided that the Intermediate Bond Fund may invest up to 10% of its total assets in securities of issuers located in countries with emerging economies, as from time to time identified by the World Bank. Currently, these countries are located primarily in the Asia Pacific Region, Eastern Europe, Central and South America and Africa.

Risk Factors. Interest Rate Risk. The Intermediate Bond Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. Over time, interest rates on debt securities change. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the longer the maturity of a fixed-income security, the higher its yield and greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Fund to change. If such interest rate changes are sustained over time, the yield of the Fund will fluctuate accordingly.

Credit Risk. Fixed-income securities also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. Furthermore, as economic, political and business developments unfold, lower quality bonds, which possess more risk of failure of timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

“TBA” Commitments. The Intermediate Bond Fund may enter into “to be announced” (“TBA”) commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for a TBA has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Fund may dispose of a commitment prior to settlement if the Fund’s Investment Advisor deems it appropriate to do so. Upon settlement date, the Fund may take delivery of the securities or defer the delivery to the next month. The Intermediate Bond Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors.”

Mortgage-Related Securities. Mortgage-related securities include securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, such as collateralized mortgage obligation residuals or stripped mortgage-backed securities, and may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest-only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on an investor’s yield to maturity from these securities. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing or foreclosure, net of fees and costs which may be incurred) may expose the Fund to a lower rate of return upon reinvestment of principal. Moreover, the Fund is dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Fund’s Investment Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the 2007 credit markets turbulence, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Short-Term Debt Instruments. The risk factors with respect to investing in various short-term instruments are similar to those applicable to short-term investments held by the Stable Asset Return Fund.

Foreign Investing. Investing in the securities of issuers in any foreign country involves special risks and considerations not typically associated with investing in U.S. companies. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Emerging Markets Investing. Political and economic structures in many emerging market countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Governments in many emerging market countries participate to a significant degree in the countries’ economics and securities markets. As a result, the risks of investing in the securities of foreign issuers generally, including the risks of nationalization or expropriation, may be heightened. The small size and inexperience of the securities markets, and a more limited volume of trading in securities, in certain of these countries may also make the Fund’s investments in securities of issuers located in such countries illiquid and more volatile than investments in more developed countries, and the Fund may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to issuers located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers. Emerging markets often have provided significantly higher or lower rates of return than developed markets, and significantly greater risks, to investors.

Risks of Investment in Derivative Instruments, Including Swaps Agreements. The Intermediate Bond Fund is subject to the risks associated with use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments”. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices or prices, with payments generally calculated by reference to a principal (“notional”) amount or quantity. Swap contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. Because swap agreements are two-party contracts and may have terms of greater than seven days, such agreements may be considered to be illiquid. Moreover, an investor bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is a relatively new market and is largely unregulated by the United States or any foreign governmental authority, and it is possible that developments in the swaps market, including potential government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under these agreements.

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund increase, which may adversely affect the Fund’s performance. Portfolio turnover depends on the types and proportions of the Intermediate Bond Fund’s assets and may change frequently in accordance with market conditions. Portfolio turnover was 489% for the twelve months ended December 31, 2007 and 389% for the twelve months ended December 31, 2006. The Fund’s portfolio turnover includes trades such as TBA rolls, futures transactions, buys/sells of commercial paper, and reverse repurchase agreements. The Fund believes that it is important to have the ability to seek higher returns using a diverse array of strategies and instruments, particularly in the highly sophisticated global market. Some of these strategies and instruments, particularly mortgages and derivatives, by their very nature necessitate a relatively high number of trades and trade entries.

Performance Information. The Fund’s total return is based on the overall dollar or percentage change in value of a hypothetical investment in the Fund. The total return produced by the Intermediate Bond Fund will consist of interest and dividends from underlying securities, as well as capital changes reflected in unrealized increases or decreases in value of portfolio securities or realized from the purchase and sale of securities and futures and options. The Fund’s yield is calculated by dividing its net investment income per Unit earned during the specified period by its net asset value per Unit on the last day of such period and annualizing the result.

Investment Advisor. State Street has retained Pacific Investment Management Company LLC (“PIMCO”) to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Intermediate Bond Fund.

PIMCO is an investment management company founded in 1971. PIMCO is registered as an investment advisor with the Securities and Exchange Commission and as a commodity trading advisor with the Commodity Futures Trading Commission. Its principal place of business is 840 Newport Center Drive, Suite 100, Newport Beach, CA 92660. PIMCO, a Delaware limited liability company, is a majority-owned subsidiary of Allianz Global Investors L.P. (“AllianzGI LP”). Allianz AG (“Allianz”) is the indirect majority owner of AllianzGI LP. Allianz is a European-based, multinational insurance and financial services holding company. Pacific Life Insurance Company holds an indirect minority interest in AllianzGI LP. PIMCO had approximately $746 billion in assets under management as of December 31, 2007.

BALANCED FUND

Investment Objective. The investment objective of the Balanced Fund is to achieve both current income and long-term capital appreciation. There can be no assurance that the Balanced Fund will achieve its investment objective.

Strategy. The Balanced Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to an appropriate combination of broad measures of the domestic stock and bond markets. The

Balanced Fund invests in publicly traded common stocks, other equity-type securities, medium- to long-term debt securities with varying maturities (including bonds, notes, debentures, equipment trust certificates, asset- backed securities and mortgage-related securities) and money market instruments. The Balanced Fund normally maintains at least 40%, but not more than 70%, of its total assets in common stocks and other equity-type instruments, including convertible securities, and at least 30%, but not more than 60%, of its total assets in nonconvertible debt securities and money market instruments. The Balanced Fund varies the portion of its assets invested in equity securities, debt securities and money market instruments to achieve the Fund’s investment objective based upon economic conditions, the general level of common stock prices, interest rates and other relevant considerations, including the risks associated with each investment medium.

Investment Guidelines and Restrictions. The Balanced Fund invests in equity securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts (known as “ADRs”), which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly or through ADRs. The Balanced Fund also invests in high quality short-term instruments. The Balanced Fund may enter into “to be announced” (“TBA”) commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time.

For temporary defensive purposes, the Balanced Fund may invest without limitation in U.S. Government Obligations, commercial paper and other short-term instruments of the types purchased by the Stable Asset Return Fund. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of bond or equity markets, an extreme financial calamity or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective.

State Street directs the allocation of the Fund’s assets between debt and equity securities consistent with the Fund’s strategy. It obtains investment advice from separate advisors for the equity portion of the Fund and for the debt portion of the Fund. Under normal circumstances, approximately 40% of the Balanced Fund’s assets are expected to be allocated to debt securities and approximately 60% are expected to be allocated to equity securities. Contributions and transfers to, and withdrawals and transfers from, the Fund are allocated so that the percentage of debt and equity securities will be as close to approximately 40% and 60%, respectively, as may be practical, taking into account the level of contributions, transfers and withdrawals and the Fund’s percentage of debt and equity securities at the time of each contribution, transfer or withdrawal. Income and gains attributable to the assets allocated to each portion remain allocated to that portion, and could change the percentage of total assets of the Balanced Fund which are allocated to, respectively, equity and debt securities. State Street may also, in its discretion, re-allocate assets in the Balanced Fund among equity and debt securities in order to avoid excessive deviation from the targeted allocation.

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Balanced Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Balanced Fund will fluctuate, and the holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, changes in the value of their investment.

Interest Rate Risk Applicable to Investments in Fixed-Income Securities. The Balanced Fund, to the extent invested in longer-term fixed-income securities, is subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the longer the maturity of a fixed-income security, the higher its yield and greater its price volatility. Conversely, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Fund. A change in the level of interest rates will tend to cause the net asset value per Unit of the Fund to change. If such interest rate changes are sustained over time, the yield of the Fund will fluctuate accordingly.

Credit Risk Applicable to Investments in Fixed-Income Securities. Fixed-income securities also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess more risk of failure of timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

‘‘TBA’’ Commitments. The Balanced Fund may enter into TBA commitments to purchase securities for a fixed unit price at a future date beyond customary settlement time. Although the unit price for a TBA has been established at the time of commitment, the principal amount has not been finalized. However, the amount of the TBA commitment will not fluctuate more than 1.0% from the principal amount. The Fund holds, and maintains until the settlement date, cash or liquid securities in an amount sufficient to meet the purchase price. TBA commitments may be considered securities in themselves, and involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, and such risk is in addition to the risk of decline in the value of the Fund’s other assets. Risks may also arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts. During the period prior to settlement, the Fund will not be entitled to accrue interest or receive principal payments. Unsettled TBA commitments are valued at the current market value of the underlying securities. The Fund may dispose of a commitment prior to settlement if the Fund’s Investment Advisor deems it appropriate to do so. Upon settlement date, the Fund may take delivery of the securities or defer the delivery to the next month. The Balanced Fund may also purchase or sell securities on a when-issued or delayed delivery basis. For information regarding risks involved in these activities, see “Stable Asset Return Fund—Risk Factors.”

Mortgage-Related Securities. Mortgage-related securities include securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, such as collateralized mortgage obligation residuals or stripped mortgage-backed securities, and may be structured in classes with rights to receive varying proportions of principal and interest. The yield to maturity on an interest-only class is extremely sensitive to the rate at which principal payments (including prepayments) are made on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on an investor’s yield to maturity from these securities. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing or foreclosure, net of fees and costs which may be incurred) may expose the Fund to a lower rate of return upon reinvestment of principal.

Short-Term Debt Instruments. The risk factors with respect to investing in various short-term instruments are similar to those applicable to the Stable Asset Return Fund.

Risks of Foreign Investing. Investments by the Balanced Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Emerging Markets Investing. Political and economic structures in many emerging markets countries may be undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of more developed countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets. As a result, the risks of investing in the securities of foreign issuers generally, including the risks of nationalization or expropriation, may be heightened. The small size and inexperience of the securities markets, and a more limited volume of trading in securities, in certain of these countries may also make the Fund’s investments in securities of issuers located in such countries illiquid and more volatile than investments in more developed countries, and the Fund may be required to establish special custody or other arrangements before making certain investments in these countries. There may be little financial or accounting information available with respect to issuers located in certain of such countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers. Emerging markets often have provided significantly higher or lower rates of return than developed markets, and significantly greater risks, to investors.

Risks of Investment in Derivative Instruments. The Balanced Fund is subject to the risks associated with the use of derivatives and mortgage-backed securities to the extent the Fund is permitted to use them. See “Derivative Instruments” and “Intermediate Bond Fund—Risk Factors—Risks of Investment in Derivative Instruments, Including Swaps Agreements.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. Portfolio turnover depends on the types and proportions of the Balanced Fund’s assets and may change frequently in accordance with market conditions. Portfolio turnover was 24% for the twelve months ended December 31, 2007 and 18% for the twelve months ended December 31, 2006.

Investment Advisors. State Street has retained Capital Guardian Trust Company (“Capital Guardian”) to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Balanced Fund with respect to investments in equity securities. The portion of the Balanced Fund invested in debt securities and money market instruments is invested through the Intermediate Bond Fund, with respect to which State Street has retained PIMCO to serve as Investment Advisor. For information regarding the investment objectives, guidelines and restrictions of the Intermediate Bond Fund, see “Intermediate Bond Fund.”

Capital Guardian, an indirect wholly-owned subsidiary of The Capital Group Companies, Inc., is a California state chartered non-depository trust company incorporated in 1968. Capital Guardian is a registered investment advisor with the Securities and Exchange Commission. Its principal place of business is 333 South Hope Street, Los Angeles, California 90071. Capital Guardian provides investment management, trust and other fiduciary services to corporate and public employee benefit accounts, nonprofit organizations and a number of high-net worth individuals. As of December 31, 2007, it had approximately $144.2 billion in assets under its management.

Advisor to the Intermediate Bond Fund, through which the debt portion of the Balanced Fund is invested, PIMCO is an investment management company founded in 1971. PIMCO is registered as an investment advisor with the Securities and Exchange Commission and as a commodity trading advisor with the Commodity Futures Trading Commission. Its principal place of business is 840 Newport Center Drive, Suite 100, Newport Beach, CA 92660. PIMCO, a Delaware limited liability company, is a majority-owned subsidiary of Allianz Global Investors L.P. (“AllianzGI LP”). Allianz AG (“Allianz”) is the indirect majority owner of AllianzGI LP. Allianz is a European-based, multinational insurance and financial services holding company. Pacific Life Insurance Company holds an indirect minority interest in AllianzGI LP. PIMCO had approximately $746 billion in assets under management as of December 31, 2007.

LARGE-CAP VALUE EQUITY FUND

Investment Objective. The Large-Cap Value Equity Fund’s investment objective is to achieve long-term growth of capital and dividend income. There can be no assurance that the Large-Cap Value Equity Fund will achieve its investment objective.

Strategy. The Large-Cap Value Equity Fund seeks to outperform, over extended periods of time, broad measures of the domestic stock market. The Fund invests primarily in common stocks and other equity-type securities of larger-capitalization companies which, for purposes of management of the Fund, are considered to be those with market capitalizations, at the time of purchase, of greater than $1 billion that in the opinion of State Street and the Fund’s Investment Advisor are undervalued in the marketplace. As of December 31, 2007, the weighted average market capitalization of the companies in which the Fund was invested was $130.6 billion. A portion of the Large-Cap Value Equity Fund (approximately 25%) is invested to replicate the Russell 1000 Value Index, which is comprised of those stocks in the Russell 1000 Index that have a greater than average value orientation. The Russell 1000 Index is comprised of the 1,000 largest companies in the Russell 3000 Index. The remainder of the Fund is actively managed. The actively managed portfolio of the Large-Cap Value Equity Fund seeks to achieve growth of capital through investing primarily in common stocks of larger capitalization companies believed to be attractively priced relative to their future earnings power. The Investment Advisor for this portion of the Fund seeks to limit the Fund’s divergence from the market’s performance over full market cycles to moderate levels. The Large-Cap Value Equity Fund is broadly diversified and emphasizes sectors and securities that State Street and the Investment Advisor for this portion of the Fund consider undervalued. Frank Russell & Company, which maintains the Russell 1000 Index, does not sponsor the Large-Cap Value Equity Fund, and is not affiliated in any way with the Large-Cap Value Equity Fund or with State Street.

Investment Guidelines and Restrictions. Although the assets of the Large-Cap Value Equity Fund are generally invested in common stocks and other equity-type securities, including convertible securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments, when State Street and the Investment Advisor determine that such investments may contribute to the attainment of the Fund’s investment objective. The Fund will not invest more than 20% of its assets in non-equity securities or in companies that do not have large capitalizations, except for temporary defensive purposes. The Fund may invest in non-equity securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the Fund’s investment objective will not be met by buying equity securities. To the extent that the Fund’s assets are invested in non-equity securities, the Fund’s net asset value may be adversely affected by a rise in interest rates.

The Large-Cap Value Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts (known as “ADRs”), which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly or through ADRs. The Fund may not make an investment if that investment would cause more than 15% of the portion of the Fund’s assets for which a particular Investment Advisor’s advice is obtained to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Large-Cap Value Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Large-Cap Value Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, fluctuations in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks of Pursuing Value Style of Investing. Different types of equity securities tend to shift into and out of favor with equity market investors depending on market and economic conditions. Because the Fund focuses on equities which are believed to be undervalued, at times it may underperform funds that focus on other types of equities or that have a broader investment style. Value equities may not increase in price as anticipated or may decline if other investors fail to recognize the company’s value, other investors favor investing in faster-growing companies or the factors believed to lead to an increase in price do not occur.

Risks of Foreign Investing. Investments by the Large-Cap Value Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Investment in Derivative Instruments. The Large-Cap Value Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. Although the Large-Cap Value Equity Fund generally holds its investments for an extended period, it is difficult to predict the rate of portfolio turnover in view of the potential for unexpected market conditions. Portfolio turnover was 22% for the twelve months ended December 31, 2007 and 19% for the twelve months ended December 31, 2006. With respect to the indexed portion of the Fund, this turnover reflects purchases and sales by the Fund of shares of the State Street Bank and Trust Company Russell 1000 Value Index Securities Lending Fund, the collective investment fund through which the indexed portion of the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the State Street Bank and Trust Company Russell 1000 Value Index Securities Lending Fund was 28% for the twelve months ended December 31, 2007 and 30% for the twelve months ended December 31, 2006. The portfolio turnover of the actively managed portion of the Large-Cap Value Equity Fund was 27% for the twelve months ended December 31, 2007 and 22% for the twelve months ended December 31, 2006.

Investment Advisor. State Street has retained AllianceBernstein L.P. (“AllianceBernstein”), acting through its Bernstein Investment Research and Management Unit, to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the actively managed portion of the Large-Cap Value Equity Fund. State Street Bank manages the indexed portion of the Fund’s assets through the Fund’s investment in the State Street Bank and Trust Company Russell 1000 Value Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. State Street may, in the future at its discretion and subject to consultation with ARF, employ an investment advisor to provide investment advice with respect to the indexed portion of the Fund’s assets. State Street determines the percentage of the assets of the Fund to be allocated to the actively managed and indexed portions of the Fund. Unless altered by State Street, 75% of the assets of the Fund will be allocated to the actively managed portion and 25% will be allocated to the indexed portion. Income and gains attributable to the assets allocated to each portion remain allocated to that portion unless and until re-allocated by State Street, and any differences in relative investment performance of the actively managed and indexed portions of the Fund can change the percentage of total assets of the Fund comprising each portion. State Street allocates contributions and transfers to, and withdrawals and transfers from, the Large-Cap Value Equity Fund between the actively managed and indexed portions of the Fund in a manner intended to achieve the targeted allocations of the Fund’s assets to active and indexed management. State Street may also, in its discretion, re-allocate assets in the Fund among the actively managed and indexed portions in order to avoid excessive deviation from the targeted allocations.

AllianceBernstein is a registered investment advisor founded in 1962. Investment management recommendations for the Large-Cap Value Equity Fund are made by the investment professionals of AllianceBernstein’s Bernstein Investment Research and Management Unit (“Bernstein”). Bernstein, located at 1345 Avenue of the Americas, New York, New York 10105, carries on the former investment research and management business of Sanford C. Bernstein & Co., Inc., a registered investment advisor and broker-dealer acquired by AllianceBernstein in October 2000 that managed value oriented investment portfolios from 1967 until its acquisition by AllianceBernstein. AllianceBernstein is a leading global investment advisor supervising client accounts with assets as of December 31, 2007 totaling approximately $800 billion.

LARGE-CAP GROWTH EQUITY FUND

Investment Objective. The Large-Cap Growth Equity Fund has a primary investment objective of achieving long-term growth of capital and a secondary investment objective of realizing income. There can be no assurance that the Large-Cap Growth Equity Fund will achieve its investment objectives.

Strategy. The Large-Cap Growth Equity Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to those attained by broad measures of the domestic stock market. The Fund invests primarily in common stocks and other equity-type securities of larger-capitalization companies which, for purposes of management of the Fund, are considered to be those with market capitalizations greater than $1 billion at the time of purchase that are believed to have strong earnings growth potential. As of December 31, 2007, the weighted average market capitalization of the companies in which the Fund was then invested was $58.8 billion. The Fund seeks to achieve long-term growth of capital through increases in the value of the securities it holds and to realize income principally from dividends on such securities. A portion of the Fund (approximately 33 1/3%) is invested to replicate the Russell 1000 Growth Index, which is comprised of those stocks in the Russell 1000 Index that have a greater than average growth orientation. The Russell 1000 Index is comprised of the 1,000 companies in the Russell 3000 Index with the largest market capitalization. The remainder of the Fund is actively managed. The Fund may invest a portion of its assets in convertible securities. Convertible securities, which include convertible debt instruments and many preferred stocks, contain both debt and equity features. Convertible securities may provide some protection when stock prices generally decline, but may experience less appreciation in value when stock prices generally increase. Frank Russell & Company, which maintains the Russell 1000 Index, does not sponsor the Large-Cap Growth Equity Fund, and is not affiliated in any way with the Large-Cap Growth Equity Fund or with State Street.

Investment Guidelines and Restrictions. Although the assets of the Large-Cap Growth Equity Fund will generally be invested in equity securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments, when State Street, with the assistance of the Investment Advisor, determines that such investments may contribute to the Fund’s investment objectives. The Fund will not invest more than 20% of its assets in non-equity securities or in companies that do not have large capitalizations, except for temporary defensive purposes. The Fund may invest in non-equity securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the Fund’s investment objectives will not be met by buying equity securities. To the extent that the Fund’s assets are invested in non-equity securities, the Fund’s net asset value may be adversely affected by a rise in interest rates.

The Large-Cap Growth Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts (known as “ADRs”), which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly or through ADRs. The Fund may not make an investment if that investment would cause more than 15% of the portion of the Fund’s assets for which a particular Investment Advisor’s advice is obtained to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objectives. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Large-Cap Growth Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Large-Cap Growth Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, fluctuations in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks of Pursuing Growth Style of Investing. Different types of equity securities tend to shift into and out of favor with equity market investors depending on market and economic conditions. Because the Fund focuses on equities which are believed to have a higher than average rate of growth, at times the Fund may underperform funds that focus on other types of equities or that have a broader investment style. Growth equities may not increase in price as anticipated or may decline in price if the company’s growth does not meet expectations, other investors favor investing in more value-oriented or lower-priced companies or the factors believed to sustain a high growth rate do not occur.

Risks of Foreign Investing. Investments by the Large-Cap Growth Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Investment in Derivative Instruments. The Large-Cap Growth Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. Although the Large-Cap Growth Equity Fund generally holds its investments for an extended period, it is difficult to predict the rate of portfolio turnover in view of the potential for unexpected market conditions. Portfolio turnover was 43% for the twelve months ended December 31, 2007 and 53% for the twelve months ended December 31, 2006. With respect to the indexed portion of the Fund, this turnover reflects purchases and sales by the Fund of units of the State Street Bank and Trust Company Russell 1000 Growth Index Securities Lending Fund, the collective investment fund maintained by State Street Bank through which this portion of the Fund has invested since December 15, 2002, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the State Street Bank and Trust Company Russell 1000 Growth Index Securities Lending Fund was 42% for the twelve months ended December 31, 2007 and 35% for the twelve months ended December 31, 2006. The portfolio turnover of the actively managed portions of the Large-Cap Growth Equity Fund was 63% for the twelve months ended December 31, 2007 and 76% for the twelve months ended December 31, 2006.

Investment Advisors. State Street has retained Capital Guardian and T. Rowe Price Associates, Inc. (“T. Rowe Price”) to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the actively managed portions of the Large-Cap Growth Equity Fund.

State Street determines the percentage of the assets of the Fund to be allocated to the actively managed and indexed portions of the Fund. Unless altered by State Street, the assets of the Fund will be allocated into three portions, two of which are actively managed portions of 33 1/ 3% each of the assets of the Fund and managed with the advice of, respectively, Capital Guardian and T. Rowe Price. The third portion consists of the remaining 33 1/3% of the assets of the Fund and is invested to replicate the Russell 1000 Growth Index. State Street Bank manages the indexed portion of the Fund’s assets through the Fund’s investment in the State Street Bank and Trust Company Russell 1000 Growth Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. State Street may, in the future at its discretion and subject to consultation with ARF, employ an investment advisor to provide investment advice with respect to the indexed portion of the Fund’s assets. Income and gains attributable to the assets allocated to each of the three portions remain allocated to that portion unless and until re-allocated by State Street, and any differences in relative investment performance of the three portions of the Fund can change the respective percentages of total assets of the Fund allocated to the three portions of the Fund. State Street allocates contributions and transfers to, and withdrawals and transfers from, the Fund among the three portions in a manner intended to achieve the targeted allocations of the Fund’s assets. State Street may also, in its discretion, re-allocate assets among the portions in order to avoid excessive deviation from the targeted allocations.

Capital Guardian, an indirect wholly-owned subsidiary of The Capital Group Companies, Inc., is a California state chartered non-depository trust company incorporated in 1968. Capital Guardian is a registered investment advisor with the Securities and Exchange Commission. Its principal place of business is 333 South Hope Street, Los Angeles, California 90071. Capital Guardian provides investment management, trust and other fiduciary services to corporate and public employee benefit accounts, nonprofit organizations and a number of high-net worth individuals. As of December 31, 2007, it had approximately $144.2 billion in assets under its management.

T. Rowe Price is a Maryland corporation located at 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price is a wholly-owned subsidiary of T. Rowe Price Group, Inc., a publicly traded financial services holding company. Founded in 1937, the firm has been in the investment management business for over 69 years and provides investment management services to individual and institutional investor accounts, including the T. Rowe Price family of mutual funds. Together with its affiliated entities, T. Rowe Price had approximately $340.6 billion in assets under management as of December 31, 2007.

INDEX EQUITY FUND

Investment Objective. The investment objective of the Index Equity Fund is to replicate the total return of the Russell 3000 Index by investing in stocks included in the Russell 3000 Index, with the overall objective of achieving long-term growth of capital. There can be no assurance that the Index Equity Fund will achieve its investment objective of replicating the total return of the Russell 3000 Index.

Strategy. The Index Equity Fund seeks to replicate the total return of the Russell 3000 Index by investing in all of the common stocks included in the Russell 3000 Index with the possible exception of the companies in the Russell 3000 Index with the smallest capitalization. The Russell 3000 Index represents approximately 98% of the U.S. equity market based on the market capitalization of the companies in the Russell 3000 Index. As of December 31, 2007, the largest company had a market capitalization of approximately $528 billion and the smallest company had a market capitalization of approximately $27 million. The Russell 3000 Index is reconstituted annually on June 30 based on index methodology and market capitalization rankings as of the preceding May 31. Frank Russell & Company, which sponsors the Russell 3000 Index, does not sponsor the

Index Equity Fund, and is not affiliated in any way with the Index Equity Fund or with State Street.

Investment Guidelines and Restrictions. The Index Equity Fund invests predominantly in common stocks of U.S. companies. However, the Index Equity Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for redemptions. State Street will not cause the Index Equity Fund to make an investment if that investment would cause the Fund to purchase warrants or make any other investment that is inconsistent with the restrictions applicable to the Fund described under “Information with Respect to the Funds—Investment Prohibitions.” The Fund concentrates in particular industries to the extent the Russell 3000 Index concentrates in those industries. The Index Equity Fund will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. By investing in the U.S. equity market, the Index Equity Fund is subject to a variety of market and financial risks.

Equity Markets Risk. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Index Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial fluctuations, in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risks Associated with Index Investing. Companies with smaller capitalizations included in the Russell indices may have limited product lines, markets or financial resources, or may be dependent upon a small management group. Therefore, their securities may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities are typically traded in lower volume and because the issuers are typically subject to a greater degree of changes in their earnings and prospects.

Tracking Error Risk. Deviation of the performance of the Index Equity Fund from the performance of Russell 3000 Index (known as “tracking error”) can result from various factors, including purchases and redemptions of Units of the Fund or the underlying State Street Bank collective investment fund in which the Fund invests, as well as from the fees and expenses borne by the Fund or such underlying fund. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Index Equity Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Index Equity Fund or the underlying State Street Bank collective investment fund in which the Fund invests, changes made in the securities included in the Russell 3000 Index or the manner in which the performance of the Russell 3000 Index is calculated.

Risks of Investment in Derivative Instruments. The Index Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. Ordinarily, an index fund will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into and out of the fund. Portfolio turnover of the Index Equity Fund was 6% for the twelve months ended December 31, 2007 and 6% for the twelve months ended December 31, 2006. This turnover reflects purchases and sales by the Fund of shares of the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund, the collective investment fund through which the Fund invests, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund was 24% for the twelve months ended December 31, 2007 and 21% for the twelve months ended December 31, 2006.

Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Investment Advisor. State Street Bank manages the Index Equity Fund through the Fund’s investment in the State Street Bank and Trust Company Russell 3000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. State Street may, in the future at its discretion and subject to consultation with ARF, employ investment advisors to provide investment advice with respect to the Fund or portions thereof.

Information about the Russell Indices. The criteria used by Frank Russell & Company to determine the initial list of securities eligible for inclusion in the Russell indices is total market capitalization adjusted for large private holdings and cross-ownership. Companies are not selected for inclusion in the Russell indices because they are expected to have superior stock price performance relative to the U.S. stock market in general or other stocks in particular. Frank Russell & Company makes no representation or warranty, implied or express, to any member of the public regarding the advisability of investing in the Russell 3000 Index or the ability of the Russell 3000 Index to track general market performance of large and small capitalization stocks.

“Russell 3000 Index” is a trademark of Frank Russell & Company. The Russell 3000 Index is not sponsored, endorsed, sold or promoted by Frank Russell & Company, nor does Frank Russell & Company guarantee the accuracy and/or completeness of the Russell 3000 Index or any data included therein. Frank Russell & Company makes no warranty, express or implied, as to the results to be obtained by the Fund, owners of the Fund, any person or any entity from the use of the Russell 3000 Index or any data included therein. Frank Russell & Company makes no express or implied warranties and expressly disclaims all such warranties of merchantability or fitness for a particular purpose for use with respect to the Russell 3000 Index or any data included therein.

MID-CAP VALUE EQUITY FUND

Investment Objective. The Mid-Cap Value Equity Fund’s investment objective is to achieve long-term growth of capital. There can be no assurance that the Mid-Cap Value Equity Fund will achieve its investment objective.

Strategy. The Mid-Cap Value Equity Fund seeks to outperform, over extended periods of time, broad measures of the domestic stock market. The Fund invests primarily in equity securities of mid-capitalization companies which, for purposes of management of the Fund, are considered to be those with market capitalizations of between $1 billion and $12 billion at the time of investment. The Fund seeks to achieve growth of capital through investing primarily in common stocks of medium-sized companies believed to be attractively priced relative to their future earnings power. The Fund seeks to emphasize sectors and securities State Street and the Fund’s Investment Advisor consider undervalued.

Investment Guidelines and Restrictions. Although the assets of the Mid-Cap Value Equity Fund generally will be invested in common stocks and other equity-type securities, including convertible securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments, when State Street and the Investment Advisor determine that such investments may contribute to the attainment of the Fund’s investment objective. The Fund will not invest more than 20% of its assets in non-equity securities or in companies with capitalizations outside the mid-cap range, except for temporary defensive purposes. The Fund may invest in non-equity securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the Fund’s investment objective will not be met by buying equity securities. To the extent that the Fund’s assets are invested in non-equity securities, the Fund’s net asset value may be adversely affected by a rise in interest rates.

The Mid-Cap Value Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. For many foreign securities, there are dollar-denominated ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly and through ADRs. The Fund may not make an investment if that investment would cause more than 15% of the Fund’s assets to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Mid-Cap Value Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Mid-Cap Value Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, fluctuations in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risk of Pursuing Value Style of Investing. Different types of equity securities tend to shift into and out of favor with equity market investors depending on market and economic conditions. Because the Fund focuses on equities which are believed to be undervalued, at times it may underperform funds that focus on other types of equities or that have a broader investment style. Value equities may not increase in price as anticipated or may decline if other investors fail to recognize the company’s value, other investors favor investing in faster-growing companies or the factors believed to lead to an increase in price do not occur.

Risk of Investing in Medium-Sized and Smaller Companies. Typically, investments in medium-sized and smaller companies have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sectors. Consistent earnings for such companies may not be as likely as they would be for more established companies. These companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of smaller companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven.

Risks of Foreign Investing. Investments by the Mid-Cap Value Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Investment in Derivative Instruments. The Mid-Cap Value Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. The Mid-Cap Value Equity Fund generally holds its investments for an extended period, and the average annual rate of portfolio turnover is expected to be under 50%. However, it is difficult to predict the rate of portfolio turnover in view of the potential for unexpected market conditions. Therefore, in any single year, the portfolio turnover rate may be either substantially less or substantially more than 50%. Portfolio turnover was 63% for the twelve months ended December 31, 2007 and 131% for the twelve months ended December 31, 2006.

Investment Advisor. State Street has retained Wellington Management Company, LLP (“Wellington Management”) to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Mid-Cap Value Equity Fund.

Wellington Management traces its roots to 1928 and focuses its resources on managing investments for institutional clients. It employs a broad range of investment approaches that cover the major asset classes and a multitude of currencies. Wellington Management is an independent, private partnership, with eleven offices around the world. Its principal place of business is 75 State Street, Boston, Massachusetts 02109. As of December 31, 2007, Wellington Management had approximately $588 billion of client assets under management.

MID-CAP GROWTH EQUITY FUND

Investment Objective. The investment objective of the Mid-Cap Growth Equity Fund is to achieve long-term growth of capital. There can be no assurance that the Mid-Cap Growth Equity Fund will achieve its investment objective.

Strategy. The Mid-Cap Growth Equity Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to those attained by broad measures of the domestic stock market. The Fund invests primarily in common stocks and other equity-type securities of mid-capitalization companies which, for purposes of management of the Fund, are considered to be those with market capitalizations of between $1 billion and $12 billion at the time of investment that State Street and the Fund’s Investment Advisor believe have strong earnings growth potential. The Fund may invest a portion of its assets in convertible securities. Convertible securities, including convertible debt instruments and many preferred stocks, contain both debt and equity features. Convertible securities may provide some protection when stock prices generally decline, but may experience less appreciation in value when stock prices generally increase.

Investment Guidelines and Restrictions. Although the assets of the Mid-Cap Growth Equity Fund will generally be invested in equity securities, the Fund may invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments or in companies with capitalizations outside of the mid-cap range, when State Street and the Investment Advisor determine that such investments may contribute to the attainment of the Fund’s investment objective. The Fund will not invest more than 20% of its net assets in non-equity securities, except for temporary defensive purposes. The Fund may invest in non-equity securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the Fund’s investment objective will not be met by buying equity securities. To the extent that the Fund’s assets are invested in non-equity securities, the Fund’s net asset value may be adversely affected by a rise in interest rates.

The Mid-Cap Growth Equity Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. For many foreign securities, there are dollar-

denominated ADRs, which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly and through ADRs. The Fund may not make an investment if that investment would cause more than 15% of the Fund’s assets to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other short-term instruments. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Mid-Cap Growth Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Mid-Cap Growth Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, fluctuations in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be a long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Risk of Pursuing Growth Style of Investing. Different types of equity securities tend to shift into and out of favor with equity market investors depending on market and economic conditions. Because the Fund focuses on equities which are believed to have a higher than average rate of growth, at times it may underperform funds that focus on other types of equities or that have a broader investment style. Growth equities may not increase in price as anticipated or may decline in price if the company’s growth does not meet expectations, other investors favor investing in more value-oriented or lower-priced companies or the factors believed to sustain a high growth rate do not occur.

Risk of Investing in Medium-Sized and Smaller Companies. Typically, investments in medium-sized and smaller companies have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sector. Therefore, consistent earnings for such companies may not be as likely as they would be for more established companies. The smaller companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of smaller companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven.

Risks of Foreign Investing. Investments by the Mid-Cap Growth Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Investment in Derivative Instruments. The Mid-Cap Growth Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. The Mid-Cap Growth Equity Fund generally holds its investments for an extended period, and the average annual rate of portfolio turnover is expected to be under 200%. However, it is difficult to predict the rate of portfolio turnover in view of the potential for unexpected market conditions. Therefore, in any single year, the portfolio turnover rate may be either substantially less or substantially more than 200%. Portfolio turnover was 138% for the twelve months ended December 31, 2007 and 160% for the twelve months ended December 31, 2006.

Investment Advisor. State Street has retained Turner Investment Partners, Inc. to serve as Investment Advisor to provide investment advice and arrange for the execution of purchases and sales of securities for the Mid-Cap Growth Equity Fund.

Turner Investment Partners, Inc. was founded in 1990 and is 100% employee owned. Its principal place of business is 1250 Westlakes Drive, Suite 100, Berwyn, Pennsylvania 19312. Turner Investment Partners provides investment management to institutional tax exempt and taxable investors, mutual funds, and individual investors. As of December 31, 2007, Turner Investment Partners had discretionary management authority with respect to approximately $29.1 billion of assets.

SMALL-CAP EQUITY FUND

Investment Objective. The investment objective of the Small-Cap Equity Fund is to maximize long-term growth of capital. There can be no assurance that the Small-Cap Equity Fund will achieve its investment objective.

Strategy. The Small-Cap Equity Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to those attained by broad measures of the domestic stock market. The Fund invests primarily in equity securities of smaller-capitalization companies. Smaller-cap companies, for purposes of management of the Fund, are considered to be those with market capitalizations of $2.5 billion or less at the time of investment. These companies may include new companies and companies that may benefit from new technologies, new product or service developments or management changes. The Fund may also invest in newly issued securities and securities of seasoned, established companies that appear to have unusual value or appreciation potential. Industry diversification is not an objective of the Small-Cap Equity Fund and the Fund may, at times, be less diversified than the other Funds. A portion of the Fund is invested to replicate the Russell 2000 Index. The Russell 2000 Index is comprised of the 2,000 companies in the Russell 3000 Index with the smallest market capitalization. The remainder of the Fund is actively managed. Frank Russell & Company, which maintains the Russell 2000 Index, does not sponsor the Small-Cap Equity Fund, and is not affiliated in any way with the Small-Cap Equity Fund or with State Street.

Investment Guidelines and Restrictions. The Small-Cap Equity Fund invests primarily in common stocks and other equity-type securities, including convertible securities, that State Street and the Fund’s Investment Advisor believe have strong potential for appreciation.

Although the assets of the Fund will generally be invested in equity securities, the Fund may also invest in non-equity securities, including investment grade bonds and debentures and high quality short-term instruments, when State Street and the Investment Advisors to the Fund determine that in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, such investments may contribute to the attainment of the Fund’s investment objective. See “Stable Asset Return

Fund.” The Fund will not invest more than 20% of its assets in non-equity securities or in companies that do not have small capitalizations, except for temporary defensive purposes. To the extent that the Fund’s assets are invested in non-equity securities, the Fund’s net asset value may be adversely affected by a rise in interest rates.

The Fund may invest in securities of U.S. companies or foreign companies whose stocks are traded on U.S. stock exchanges or over-the-counter markets. Many foreign securities are available through dollar-denominated American Depositary Receipts (known as “ADRs”), which are issued by domestic banks and represent interests in foreign securities. ADRs are traded on U.S. stock exchanges or over-the-counter markets. The Fund may invest in foreign securities directly or through ADRs. The Fund may not make an investment if that investment would cause more than 15% of the Fund’s assets to be invested in foreign securities, including ADRs, determined at the time of purchase.

For temporary defensive purposes, the Small-Cap Equity Fund may invest without limitation in U.S. Government Obligations, short-term commercial paper and other high quality instruments of the types purchased by the Stable Asset Return Fund. The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Risk Factors. Equity Markets Risk. By investing in the U.S. equity markets, the Small-Cap Equity Fund is subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. The Unit price of the Small-Cap Equity Fund could be volatile, and holders of Units in the Fund should be able to tolerate sudden, sometimes substantial, fluctuations in the value of their investment. No assurance can be given that investors will be protected from the risks inherent in equity investing. The Fund is intended to be long-term investment vehicle and is not designed to provide a means to speculate on short-term U.S. stock market movements.

Generally, the Small-Cap Equity Fund poses a greater risk to principal than the other domestic Funds. Investors should consider their investments in the Fund as relatively long-term and involving high risk to principal commensurate with potential for substantial gains. There is no certainty regarding which companies and industries will in fact experience capital growth, and such companies and industries may lose their potential for capital growth at any time.

Risk of Investing in Small Companies. Most of the Fund’s investments will be in securities of small companies, which typically have greater market and financial risk than larger, more diversified companies. These companies are often dependent on one or two products in rapidly changing industries and may be more vulnerable to competition from larger companies with greater resources and to economic conditions that affect their market sector. Therefore, consistent earnings for such companies may not be as likely as they would be for more established companies. The smaller companies may not have adequate resources to react optimally to change or to exploit opportunities. Smaller companies may also be more dependent on access to equity markets to raise capital than larger companies that have a greater ability to support relatively larger debt burdens. The securities of small companies may be held primarily by insiders or institutional investors, which may have an impact on their marketability. These securities may be more volatile than the overall market. Relatively new companies and companies that have recently made an initial public offering may be perceived by the market as unproven. The Small-Cap Equity Fund’s focus on appreciation potential will result in an emphasis on securities of companies that may pay little or no dividends and reinvest all or a significant portion of their earnings. The low expected dividend level may also contribute to greater than average volatility.

Risks of Foreign Investing. Investments by the Small-Cap Equity Fund in foreign securities may involve special risks in addition to the risks associated with domestic securities generally. These include risks relating to political or economic conditions in foreign countries, potentially less stringent investor protection, disclosure standards and settlement procedures of foreign markets, potentially less liquidity of foreign markets, potential applicability of withholding or other taxes imposed by these countries, and currency exchange fluctuations. These factors could make foreign investments more volatile.

Risks of Investment in Derivative Instruments. The Small-Cap Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s performance. Portfolio turnover of the Small-Cap Equity Fund may be high. Although it is not expected to exceed 75% per year on average, it is difficult to predict the rate of portfolio turnover in view of the potential for unexpected market conditions. Therefore, in any single year, the portfolio turnover rate may be either substantially less or substantially more than 75%. The possibility of high turnover reflects, in part, the volatility of the securities in which the Fund invests and the probability that the circumstances prompting investment in some companies may change more rapidly than in the case of larger, more diversified companies. Portfolio turnover was 100% for the twelve months ended December 31, 2007 and 79% for the twelve months ended December 31, 2006. With respect to the indexed portion of the Fund, this turnover reflects purchases and sales by the Fund of units of the State Street Bank and Trust Company Russell 2000 Index Securities Lending Fund, the collective investment fund maintained by State Street Bank through which this portion of the Fund has invested since July 1, 2005, rather than the turnover of the underlying portfolio of the collective investment fund. The portfolio turnover for the State Street Bank and Trust Company Russell 2000 Index Securities Lending Fund was 32% for the twelve months ended December 31, 2007 and 45% for the twelve months ended December 31, 2006. The portfolio turnover of the actively managed portions of the Small-Cap Equity Fund was 88% for the twelve months ended December 31, 2007 and 80% for the twelve months ended December 31, 2006.

Investment Advisors. State Street has retained Wellington Management and Smith Asset Management Group, L.P. (“Smith Group”), to serve as Investment Advisors to provide investment advice and arrange for the execution of purchases and sales of securities for the actively managed portion of the Small-Cap Equity Fund.

State Street determines the percentage of the assets in the Fund to be allocated to the actively managed and indexed portions of the Fund. Unless altered by State Street, the assets of the Small-Cap Equity Fund will be allocated into three portions, two of which are actively managed with the advice of, respectively, Wellington Management and Smith Group. The third portion consists of the remainder of the Small-Cap Equity Fund’s assets and is invested to replicate the Russell 2000 Index. State Street Bank manages the indexed portion of the Small-Cap Equity Fund’s assets through its investment in the State Street Bank and Trust Company Russell 2000 Index Securities Lending Fund, a collective investment fund maintained by State Street Bank. State Street may, in the future at its discretion and subject to consultation with ARF, employ an investment advisor to provide investment advice with respect to the indexed portion of the Fund’s assets. As of December 31, 2007, the portion invested with the advice of Wellington Management consisted of approximately $153 million; the portion invested with the advice of Smith Group consisted of approximately $108 million; and the portion invested through the State Street Bank and Trust Company Russell 2000 Index Securities Lending Fund consisted of approximately $5 million.

As of December 31, 2007, approximately 57%, 41% and 2% of the assets of the Small-Cap Equity Fund were allocated to, respectively, Wellington Management, Smith Group and the indexed portion of the Small-Cap Equity Fund. Unless altered by State Street, net daily contributions and transfers to the Fund and net daily withdrawals from and transfers out of the Fund will be allocated only to the indexed portion of the Fund, to the extent, in the case of withdrawals and transfers out of the Fund, there are sufficient assets in the indexed portion of the Fund. The portions of the Fund’s assets invested with the advice of Wellington Management and Smith

Group are not expected to receive contributions and transfers to or to be the source of withdrawals from and transfers out of the Fund, except to the extent that the assets allocated to the indexed portion of the Fund are insufficient to satisfy anticipated net daily cash flow obligations of the Fund, in which case State Street will reallocate assets invested with the advice of Wellington Management and/or Smith Group to the indexed portion of the Fund to facilitate the Fund meeting such obligations. Over time, the above-described treatment of the Fund’s net daily cash flows may, depending on the respective levels of contributions or transfers to and withdrawals or transfers out of the Fund, alter the respective proportions of the Fund’s assets invested with the advice of Wellington Management or Smith Group or in the indexed portion of the Fund. In addition, dividends, certain expenses and gains and losses attributable to the activities of each portion of the Fund’s assets will be allocated to that portion, and any differences in relative investment performance of the two actively managed portions or the indexed portion of the Fund’s assets will likely change the proportion of total assets of the Fund comprising each portion. Although State Street reserves the right, in its discretion, to reallocate assets in the Fund among the actively managed portions and/or indexed portion of the Fund, State Street does not expect to effect any such reallocations except, as noted above, to the extent necessary to satisfy anticipated net daily cash flow obligations of the Fund. Thus, over time, allocations to the respective portions of the Fund’s assets are likely to differ from those described above.

Wellington Management traces its roots to 1928 and focuses its resources on managing investments for institutional clients. It employs a broad range of investment approaches that cover the major asset classes and a multitude of currencies. Wellington Management is an independent, private partnership, with eleven offices around the world. Its principal place of business is 75 State Street, Boston, Massachusetts 02109. As of December 31, 2007, Wellington Management had approximately $588 billion of client assets under management.

Founded in 1995, Smith Group is a registered investment adviser specializing in equity investment management services. The firm manages assets among a diverse list of clients, which includes foundations, endowments, corporate pensions, public funds, multi-employer plans and high net worth individuals. It seeks attractively valued companies that it believes will generate earnings which exceed investor expectations. Its principal place of business is 100 Crescent Court, Suite 1150, Dallas, Texas 75201. As of December 31, 2007, Smith Group had approximately $6.3 billion of assets under management.

INTERNATIONAL EQUITY FUND

Investment Objective. The International Equity Fund’s investment objective is to seek long-term growth of capital through investment primarily in common stocks of established non-U.S. companies. The Fund will seek to achieve growth of capital through capital appreciation, dividend income and currency gains. There can be no assurance that the International Equity Fund will achieve its investment objective.

Strategy. The International Equity Fund seeks to achieve, over an extended period of time, total returns comparable to or superior to broad measures of the international (non-U.S.) stock market. Investing abroad increases the opportunities available to investors. Common stocks of foreign companies offer a way to seek long-term growth of capital. Many foreign countries may have greater potential for economic growth than the United States. Foreign investments also provide effective diversification for an all-U.S. portfolio, since historically their returns have not moved together with U.S. stocks over long time periods. Investing a portion of a portfolio in foreign stocks may enhance diversification while providing the potential to increase long-term capital appreciation.

The International Equity Fund seeks to diversify investments broadly among developed and emerging countries and generally to have at least three different countries represented in the portfolio. As of December 31, 2007, the International Equity Fund was invested in securities of issuers domiciled in approximately 30 countries. It may invest in countries throughout the world. Under exceptional economic or market conditions abroad, the International Equity Fund may temporarily invest all or a major portion of its assets in U.S.

Government Obligations or debt obligations of U.S. companies of the type described under “Stable Asset Return Fund.” The Fund would invoke this right only in extraordinary circumstances, such as war, the closing of equity markets, an extreme financial calamity, or the threat of any such event. If the Fund invokes this right, the Fund may be less likely to achieve its investment objective. To the extent the Fund is invested in U.S. Government Obligations, short-term commercial paper and other short-term instruments, the Fund is also subject to the risks associated with such investments, as more fully described under “Stable Asset Return Fund—Risk Factors.”

Investment Guidelines and Restrictions. In seeking to accomplish its objective, the International Equity Fund will invest primarily in common stocks of established foreign companies that State Street and the Fund’s Investment Advisor believe have the potential for growth of capital and in a variety of other equity-related securities, such as preferred stocks, warrants and convertible securities of such foreign companies, as well as foreign corporate and governmental debt securities (when considered consistent with its investment objective). The securities of non-U.S. companies may be held by the Fund directly or indirectly through ADRs, Global Depositary Receipts or European Depositary Receipts. The International Equity Fund may invest in fixed income securities when, in light of economic conditions and the general level of stock prices, dividend rates, prices of fixed income securities and the level of interest rates, it appears that the International Equity Fund’s investment objective will not be met by buying equity securities. Under normal conditions, the International Equity Fund’s investments in securities other than common stocks and other equity-related securities are limited to no more than 20% of total assets. Within this limitation, the Fund will also maintain a small cash reserve which will be invested in Short-Term Investment Products. See “Stable Asset Return Fund.”

The International Equity Fund will normally conduct its foreign currency exchange transactions, if any, either on a cash basis at the spot rate prevailing in the foreign currency exchange market or through entering into forward contracts to purchase or sell foreign currencies. See “Derivative Instruments.”

Risk Factors. Equity Markets Risk. The Fund’s share price can fall because of weakness in one or more of its primary equity markets, a particular industry, or specific holdings. Equity markets can decline for many reasons, including adverse political or economic developments, changes in investor psychology, or heavy institutional selling. The prospects for an industry or company may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, the investment assessment of companies held in the Fund may prove incorrect, resulting in losses or poor performance even in rising markets.

Currency Risk. Currency risk refers to a decline in the value of a foreign currency versus the value of the U.S. dollar, which reduces the U.S. dollar value of securities denominated in that currency. The overall impact on the Fund’s holdings can be significant, unpredictable and long-lasting, depending on the currencies represented in the Fund’s portfolio and how each one appreciates or depreciates in relation to the U.S. dollar and whether currency positions are hedged. Under normal conditions, the Fund will not engage in extensive foreign currency hedging programs. Exchange rate movements are unpredictable and it is not possible to effectively hedge the currency risks of many developing countries.

Political and Economic Factors. The economic and political structures of developing nations, in most cases, do not compare favorably with the United States or other developed countries in terms of wealth and stability and their financial markets often lack liquidity. Therefore, investments in these emerging countries are riskier, and may be subject to erratic and abrupt price movements. Even investments in countries with highly developed economies are subject to risk. For example, prices of Japanese stocks suffered a steep decline during much of the 1990s. Moreover, while some countries have made progress in economic growth, liberalization, fiscal discipline and political and social stability, there is no assurance these trends will continue. Investment in these markets is, therefore, significantly riskier than investment in other markets.

The economies of some of the countries in which the Fund may invest may rely heavily on particular industries and be more vulnerable to the ebb and flow of international trade, trade barriers and other protectionist or retaliatory measures. Some countries have legacies of hyperinflation and currency devaluations versus the U.S. dollar, particularly Russia, many Latin American nations and several Asian countries. Investments in countries that have recently begun moving away from central planning and state-owned industries toward free markets should be regarded as speculative.

Some of the countries in which the Fund may invest have histories of instability and upheaval that could cause their governments to act in a detrimental or hostile manner toward private enterprise or foreign investment. Governmental actions such as capital or currency controls, nationalization of an industry or company, expropriation of assets, or imposition of high taxes could have an adverse effect on security prices and impair the International Equity Fund’s ability to repatriate capital or income. Significant external risks currently affect some emerging countries. Governments in many emerging market countries participate to a significant degree in the countries’ economies and securities markets.

Other Risks of Foreign Investing. Some of the countries in which the Fund may invest lack uniform accounting, auditing and financial reporting standards, have less governmental supervision of financial markets than in the United States, do not honor legal rights enjoyed in the United States and have settlement practices which may subject the International Equity Fund to risks of loss not customary in U.S. markets. In addition, securities markets in some countries have substantially lower trading volumes than U.S. markets, resulting in less liquidity and more volatility than experienced in the United States.

Pricing. Portfolio securities may be listed on foreign exchanges that are open on days (such as Saturdays or U.S. legal holidays) when the International Equity Fund does not compute its prices. As a result, the Fund’s net asset value may be significantly affected by trading on days when transactions in Units of the Fund do not occur.

Investing in International Stocks. Like U.S. stock investments, common stocks of foreign companies offer investors a way to build capital over time. Nevertheless, the long-term rise of foreign stock prices as a group has been punctuated by periodic declines. Share prices of all companies, even the best managed and most profitable, whether U.S. or foreign, are subject to market risk, which means they can fluctuate widely. The volatility of emerging markets may be heightened by actions of a few major investors. For example, substantial increases or decreases in cash flows of mutual funds investing in these markets could significantly affect stock prices and, therefore, Fund share prices. For this reason, investors in foreign stocks should have a long-term investment horizon and be willing to wait out declining markets. The International Equity Fund should not be relied upon as a complete investment program or used as a means to speculate on short-term swings in the stock or foreign exchange markets.

The values of foreign fixed income securities fluctuate in response to changes in U.S. and foreign interest rates. Income received by the International Equity Fund from sources within foreign countries may also be reduced by withholding and other taxes imposed by those countries, although tax conventions between some countries and the United States may reduce or eliminate these taxes. Any taxes paid by the International Equity Fund will reduce the net income earned by the Fund. State Street will consider available yields, net of any required taxes, in selecting foreign dividend paying securities.

In addition, short-term movements in currency exchange rates could adversely impact the availability of funds to pay for redemptions of Units of the International Equity Fund. For example, if the exchange rate for a currency declines after a security has been sold to provide funds for a redemption from the Fund but before those funds are translated into U.S. dollars, it could be necessary to liquidate additional portfolio securities in order to finance the redemption.

The International Equity Fund is subject to the risks associated with the use of derivatives to the extent the Fund is permitted to use them. See “Derivative Instruments.”

Restriction on Transfer into Fund. The International Equity Fund restricts a participant’s ability to make more than one transfer into the Fund within any 45 calendar day period.

Portfolio Turnover. As the level of portfolio turnover increases, transaction expenses incurred by the International Equity Fund, such as brokerage commissions, increase, which may adversely affect the Fund’s overall performance. Although the International Equity Fund generally will hold its investments for an extended period of time, it is difficult to predict the rate of portfolio turnover in view of the potential for unexpected market conditions, and securities may be purchased and sold without regard to the length of time held when circumstances warrant. Portfolio turnover was 30% for the twelve months ended December 31, 2007 and 30% for the twelve months ended December 31, 2006.

Investment Advisors. State Street has retained JPMorgan Asset Management (UK) Limited (“JPMAM”) to be an Investment Advisor for the International Equity Fund for approximately half of the assets in the International Equity Fund, and Philadelphia International Advisors, LP (“PIA”) to serve as Investment Advisor for the other half of the assets in the International Equity Fund.

State Street determines the portion of the International Equity Fund’s assets for which advice is obtained from each Investment Advisor. Unless altered by State Street, the assets of the International Equity Fund will be allocated equally to each of the two Investment Advisors. Income and gains attributable to the assets allocated to each portion remain allocated to that portion unless and until reallocated by State Street, and any differences in relative investment performance of the two portions of the Fund can change the percentage of total assets of the International Equity Fund for which State Street obtains investment advice from each Investment Advisor. State Street allocates contributions and transfers to, and withdrawals and transfers from, the International Equity Fund between the two portions in a manner intended to achieve the targeted allocations of the Fund’s assets. State Street may also, in its discretion, re-allocate assets in the International Equity Fund among the two portions in order to avoid excessive deviation from the targeted allocations.

JPMAM was founded on December 31, 2000, following the merger of J.P. Morgan & Co. Inc. and The Chase Manhattan Corporation. This followed the acquisition of Robert Fleming Holdings Limited by The Chase Manhattan Corporation in August 2000. In July 2004, JPMorgan Chase & Co. merged with Bank One Corporation. As part of JPMorgan Chase, JPMAM is a global asset management firm providing investment advice to corporations, governments, institutions, endowments, foundations and individuals. The principal place of business of JPMAM is 522 Fifth Avenue, New York, New York 10036. As of December 31, 2007, JPMAM had over $1.193 trillion of assets under management.

PIA is an investment management firm serving primarily corporate, public and endowment/foundation markets. Founded in 2002, PIA, a limited partnership owned by Glenmede Trust Company and Glenmede’s former international investment management team, is focused solely on international equities. PIA’s principal place of business is 1650 Market Street, One Liberty Place, Suite 1400, Philadelphia, Pennsylvania 19103. As of December 31, 2007, PIA had approximately $10.7 billion in assets under its management.

Transfer Restrictions. The International Equity Fund maintains a transfer policy that restricts a Participant’s ability to make more than one transfer into the International Equity Fund within any 45 calendar day period. There is no restriction on a Participant’s ability to make transfers out of the Fund. State Street has adopted this policy for the International Equity Fund to prevent disruptions to the Fund that could potentially affect the investment performance of the Fund. For more information regarding this policy, see “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

INFORMATION WITH RESPECT TO THE FUNDS

Investment Prohibitions.

No Fund will:

•	trade in foreign currency, except for transactions incidental to the settlement of purchases or sales of securities for the Fund;

•	make an investment in order to exercise control or management over a company;

•

make short sales, unless the Fund has, by reason of ownership of other securities, the right to obtain securities of a kind and amount equivalent to the securities sold, which right will continue so long as the Fund is in a short position;

•

issue senior securities or trade in commodities or commodity contracts, other than options or futures contracts (including options on futures contracts) with respect to securities or securities indices, except as described under “Derivative Instruments;”

•	write uncovered options;

•

purchase real estate or mortgages, provided that a Fund may buy shares of real estate investment trusts listed on U.S. stock exchanges, and the International Equity Fund may buy shares of comparable real estate investment vehicles traded on established foreign exchanges, if such purchases are consistent with the investment objective and restrictions set forth in the fund declaration for the Fund;

•	invest in the securities of registered investment companies;

•	invest in oil, gas or mineral leases;

•	purchase any security on margin or borrow money, except for short-term credit necessary for clearance of securities transactions or, in the case of the Index Equity Fund, for redemption purposes;

•

make loans, except by (i) the purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness, (ii) engaging in repurchase agreement transactions and (iii) making loans of portfolio securities; or

•	underwrite the securities of any issuer.

State Street has directed the Investment Advisors not to recommend an investment, and State Street will not cause any Fund to make an investment:

•

if that investment would cause (1) more than 5% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in warrants generally, or more than 2% of the Fund’s net assets allocated to the Investment Advisor to be invested in warrants not listed on a nationally recognized U.S. securities exchange, or (2) more than 10% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in illiquid securities, including repurchase agreements with maturities in excess of seven days or portfolio securities that are not readily marketable, in each case determined at the time of purchase,

•

in an industry if that investment would cause more than 25% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in that industry, determined at the time of purchase, or

•

in the securities of an issuer (other than the U.S. government and its agencies and, with respect to certain Funds, other than short-term investment funds maintained by the Investment Advisor or State Street or its affiliates) if that investment would cause more than 5% of the portion of the Fund’s net assets allocated to the Investment Advisor to be invested in the securities of that issuer, determined at the time of purchase.

The foregoing restrictions with respect to industry and issuer concentration do not apply to the Index Equity Fund or the indexed portions of the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund or Small-Cap Equity Fund (nor do they apply to the Retirement Date Funds) to the extent that the replicated index is concentrated in a specific industry or issuer.

Except as described under “Derivative Instruments,” State Street has no present intention of causing any Fund to invest in options and financial futures contracts and other derivatives, and will not do so without prior notification to investors in the Funds.

The Funds, as well as the Retirement Date Funds, that invest in fixed income securities may also purchase such securities for future delivery on a “to be announced” or “TBA” basis where the price and coupon are determined at the time of purchase but the collateral for such securities is not determined until immediately before the securities are delivered. Investing in TBA securities carries risks similar to investing in “when-issued” securities. See “Stable Asset Return Fund—Risk Factors”, “Intermediate Bond Fund—Risk Factors” and “Balanced Fund—Risk Factors.”

Loans of Portfolio Securities. For the purpose of achieving income, the Funds may lend a portion of their portfolio securities to brokers, dealers and other financial institutions, provided that these activities are conducted in accordance with the applicable requirements of ERISA, including:

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the loan is secured continuously by collateral consisting of cash, U.S. government securities or irrevocable letters of credit maintained on a daily mark-to-market basis in an amount at least equal to the current market value of the securities loaned;

•	the Fund may at any time call the loan and obtain the return of the securities loaned; and

•	the Fund will receive any interest or dividends paid on the loaned securities.

When a Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee for lending its securities (which may include interest on the collateral). State Street Bank administers the securities lending activities of the respective Funds. A portion of the income generated by securities lending activities (equal to an amount that is expected to offset State Street’s cost of administering these activities) will be paid to State Street Bank. The remaining amount of the income generated will be reinvested in the relevant Fund.

Valuation of Units. The following discussion relates to all the Funds other than the Stable Asset Return Fund: An investor’s interest in a Fund is represented by the value of the Units credited to the investor’s account for that Fund. The number of Units purchased with a contribution or transfer or allocation of assets to a Fund is the quotient of the amount so allocated to the Fund divided by the per Unit value of the Fund calculated as of the end of the regular trading session of the New York Stock Exchange on the Business Day the contribution is credited to the Fund by State Street Bank (normally, 4:00 p.m. Eastern time). The Units themselves are not traded on the New York Stock Exchange or any other exchange. Once a number of Units has been credited to an investor’s account, this number will not vary because of any subsequent fluctuation in the Unit value. The value of each Unit, however, will fluctuate with the investment experience of the particular Fund, which reflects the investment income and realized and unrealized capital gains and losses of that Fund. Unit values for the Funds are determined as of the close of the regular trading session of the New York Stock Exchange on each Business Day. The Unit value for each Fund is the value of all assets of the Fund, less all liabilities of the Fund, divided by the number of outstanding Units of the Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Fund. State Street has delegated to State Street Bank the responsibility to determine the value of each Fund based on the market value of each Fund’s portfolio of securities. Consistent with the SEC’s rules applicable to the periodic determination of the net asset value of redeemable securities, in the determination of Unit values for the Funds, State Street Bank reflects changes in holdings of portfolio securities no later than the first Business Day following the trade date.

A recorded message providing per Unit values for the Funds as of the close of business on the previous Business Day is available at (800) 826-8905.

State Street Bank generally values each Fund’s portfolio of securities based on closing market prices or readily available market quotations. When closing market prices or market quotations are not readily available or are considered by State Street Bank to be unreliable, the fair value of the particular securities or assets is determined in good faith by State Street. For market prices and quotations, as well as some fair value methods of pricing, State Street or State Street Bank may rely upon securities prices provided by pricing services, the Investment Advisor(s) or independent dealers.

All methods of determining the value of a security used by State Street on a basis other than market value, including those discussed below, are forms of fair value pricing. All valuations of securities on a fair value basis are made pursuant to fair value procedures adopted by State Street. The use of fair value pricing with respect to the securities of any Fund may cause the value of the Units of that Fund to differ from the Unit value that would be calculated using only market prices.

State Street, acting through a valuation committee, uses the fair value of a security, including a non-U.S. security, when State Street Bank determines that the closing market price on the primary exchange where the security is traded is not readily available or no longer accurately reflects the value of the security at the time of calculation of its net asset value. This may occur for a variety of reasons that affect either the relevant securities markets generally or the specific issuer. In making the fair value determination, State Street endeavors to value the security at the amount the owner might reasonably expect to receive upon the security’s current sale. In so doing, the valuation committee considers all factors it deems appropriate, including, if relevant, external factors such as general market developments and news events.

With respect to non-U.S. securities, if a significant event has occurred between the closing of the foreign exchange or market on which such securities trade and the calculation of net asset value, fair value pricing may be appropriate. Specifically, under appropriate circumstances, State Street will utilize a fair value model for the International Equity Fund to make fair value adjustments to the prices of non-U.S. securities based on movements in the U.S. markets after the close of foreign markets. If a significant event occurs other than general movements in the U.S. markets, State Street Bank will determine whether that event might affect the value of the non-U.S. securities and whether, if so, the securities should be valued in accordance with State Street’s fair value procedures.

Certain other types of securities, including those discussed below in this paragraph, may be priced using fair value rather than market prices. For instance, State Street Bank may use a pricing matrix to determine the value of fixed income securities that do not trade daily. A pricing matrix is a means of valuing a debt security on the basis of current market prices for other debt securities and historical trading patterns in the market for fixed income securities. To the extent that a Fund invests in the shares of bank collective trust funds or of other registered open-end investment companies that are not traded on an exchange (mutual funds), such shares are valued at their net asset values per share as reported by the funds. Each of these funds may, under certain circumstances, use fair value pricing in determining their net asset values.

For a discussion of the valuation of Units in the Stable Asset Return Fund, see “Stable Asset Return Fund—Valuation of Units.”

Transfers. Transfers to and withdrawals from any of the Funds, as well as transfers to and withdrawals from the Self-Managed Brokerage Accounts and the Retirement Date Funds, will be effective on the day instructions are received if such instructions are received on a Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Between Investment Options and Withdrawals.”

Performance Information. Each Fund may, from time to time, report its performance in terms of the Fund’s total return. A Fund’s total return is determined based on historical results and is not intended to indicate future performance. A Fund’s total return is computed by determining the average annual compound rate of return for a specified period which, when applied to a hypothetical $1,000 investment in the Fund at the beginning of the period, would produce the redeemable value of that investment at the end of the period. Each Fund may also report a total return computed in the same manner but without annualizing the result.

DERIVATIVE INSTRUMENTS

The Funds will not engage in transactions in derivative instruments, except as described in this paragraph. Derivatives, which are financial instruments the value of which is derived from the value of other instruments or assets, include futures, options, swaps, swaptions, caps or floor contracts or foreign currency hedging contracts. Collateralized mortgage obligations (known as “CMOs”) and other mortgage-backed securities, as well as asset-backed securities, could be considered derivative securities because their value is derived from the cash flows from their underlying assets, such as the mortgages or accounts receivable.

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The Index Equity Fund and the indexed portions of the Large-Cap Value Equity Fund, the Large-Cap Growth Equity Fund and the Small-Cap Equity Fund may engage in limited transactions in stock index futures and options for hedging purposes and as a substitute for comparable market positions in the securities held by each such Fund (with respect to the portion of its portfolio that is held in cash items—for example, pending investment or to pay for redemption requests).

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The International Equity Fund and, to a lesser extent, the other Funds that invest in securities denominated in foreign currencies may enter into foreign currency hedging transactions in connection with their purchase or sale of foreign securities as described in the second paragraph below.

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The Intermediate Bond Fund (which includes the debt portion of the Balanced Fund) may, subject to limitations, invest in futures, options, swaps, swaptions, forwards, mortgage-backed securities, including asset-backed securities, CMOs, Interest Only (IO) and Principal Only (PO) strips. Interest-only and principal-only stripped mortgage-backed securities are considered derivatives because their value is derived from that of the underlying mortgage-backed bonds.

•	The Stable Asset Return Fund may invest in asset-backed securities, including CMOs and other derivative mortgage-backed securities.

The Retirement Date Funds may invest in derivative securities as described in “Retirement Date Funds.”

Foreign Currency Exchange Contracts. All of the Funds that may invest in securities denominated in foreign currencies may enter into forward foreign currency exchange contracts to hedge against the U.S. dollar price of the security. In addition, the International Equity Fund may sell or buy a particular foreign currency (or another currency that acts as a proxy for that currency) when the Investment Advisor believes that the currency of a particular foreign country may move substantially against another currency. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific amount of a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. A Fund can use such contracts to reduce its exposure to changes in the value of the currency it will deliver and increase its exposure to changes in the value of the currency into which it will be exchanged. The effect on the value of a Fund is similar to selling securities denominated in one currency and purchasing securities denominated in another. U.S. dollar-denominated American Depositary Receipts (known as “ADRs”), which are issued by domestic banks and are traded in the United States on exchanges or over-the-counter, are available with respect to many foreign securities. ADRs do not lessen the foreign exchange risk inherent in investment in the securities of foreign issuers; however, by investing in ADRs rather than directly in the foreign issuers’ stock, a Fund can avoid currency risks during the settlement period for purchases or sales without having to engage in separate foreign currency hedging transactions.

Options. The purchase and writing of options involve risks. During the option period, a writer of a covered call option gives up, in return for the premium on the option, the opportunity to profit from a price increase in the underlying security above the exercise price but retains, as long as its obligations as a writer continues, the risk of loss should the price of the underlying security decline. The writer of an option traded on an option exchange in the United States has no control over the time when it may be required to fulfill the writer’s obligation. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying securities at the exercise price. The writer of an uncovered option bears the risk of having to purchase the security subject to the option at a price higher than the exercise price of the option. As the price of a security could appreciate substantially, the option writer’s loss could be significant. If a put or call option is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the investor will lose its entire investment in the option. Also, when a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security. Furthermore, there can be no assurance that a liquid market will exist when an investor seeks to close out an option position. If trading restrictions or suspensions are imposed on the options markets, an investor may be unable to close out a position.

Swap Agreements. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices or prices, with payments generally calculated by reference to a principal (“notional”) amount or quantity. Swap contracts are not traded on exchanges; rather, banks and dealers act as principals in these markets. Because swap agreements are two-party contracts and may have terms of greater than seven days, such agreements may be considered to be illiquid. Moreover, an investor bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is a relatively new market and is largely unregulated by the United States or any foreign governmental authority, and it is possible that developments in the swaps market, including potential government regulation, could adversely affect an investor’s ability to terminate existing swap agreements or to realize amounts to be received under these agreements.

Futures and Futures Options. There are several risks associated with the use of futures and futures options. Futures and options contracts may not always be successful hedges and their prices can be highly volatile. Using these contracts could lower a fund’s total return and the potential loss from their use can exceed a fund’s initial investment in these contracts. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. An incorrect correlation could result in a loss on both the hedged securities and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. There can be no assurance that a liquid market will exist at a time when an investor seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, some of these instruments are relatively new and without significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent an investor from liquidating an unfavorable position even though the investor would remain obligated to meet margin requirements until the position is closed.

INVESTMENT ADVISORS

State Street has retained the services of various persons or entities (“Investment Advisors”) to advise it on its investment responsibility with respect to several Funds. Each Investment Advisor recommends to State Street investments and reinvestments of the assets allocated to it in accordance with the investment policies of the applicable Fund or Funds. State Street exercises discretion with respect to the selection and retention of the Investment Advisors and may remove an Investment Advisor at any time upon consultation with ARF. State Street may also change at any time the allocation of assets among Investment Advisors where a Fund has more than one Investment Advisor, subject to consultation with ARF.

Recommendations to buy and sell securities for the Funds are made by each Investment Advisor in accordance with the investment policies and restrictions of the Funds and subject to monitoring and approval by State Street. Investment recommendations for the Funds are not necessarily made consistently with those of other investment accounts managed by the Investment Advisors. Occasions may arise, however, when the same investment recommendation is made for more than one client’s account. It is the practice of each Investment Advisor to allocate these purchases or sales to be executed in connection with these recommendations insofar as feasible among its several clients in a manner it deems equitable. The principal factors which the Investment Advisors consider in making these allocations are the relative investment objectives of the clients, the relative size of the portfolio holdings of the same or comparable securities and the then remaining availability in the particular account of funds for investment. Portfolio securities held by one client of an Investment Advisor may also be held by one or more of its other clients. When two or more of its clients are engaged in the simultaneous sale or purchase of securities, transactions are allocated as to amount in accordance with formulas deemed to be equitable as to each client. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

Transactions on stock exchanges on behalf of the Funds involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price of those securities includes an undisclosed commission or mark-up. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer’s mark-up or mark-down.

In executing portfolio transactions, the Investment Advisors seek the most favorable execution available. The agreements between State Street and the Investment Advisors provide that, in assessing the best overall terms available for any transaction, the Investment Advisor may consider factors it deems relevant, including the brokerage and research services, as those terms are defined in section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided to the Funds, viewed in terms of either that particular transaction or the broker-dealer’s overall responsibilities to the Fund.

State Street periodically reviews the brokerage commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits inuring to each Fund. It is possible that some of the services received from a broker or dealer in connection with the execution of transactions will primarily benefit one or more other accounts for which the Investment Advisor exercises discretion, or a Fund other than that for which the transaction was executed. Conversely, any given Fund may be the primary beneficiary of the service received as a result of portfolio transactions effected for those other accounts or Funds. The fees of the Investment Advisors are not reduced by reason of receipt of brokerage and research services.

RETIREMENT DATE FUNDS

Investment Objective. The Retirement Date Funds provide a series of balanced investment funds each of which is designed by State Street Bank to correspond to a particular time horizon to retirement. The five Retirement Date Funds, designated as the Lifetime Income Retirement Date Fund, 2010 Retirement Date Fund, 2020 Retirement Date Fund, 2030 Retirement Date Fund and 2040 Retirement Date Fund, respectively, offer five separate “target retirement date” strategies, each with a distinct asset mix. With the exception of the Lifetime Income Retirement Date Fund, which is designed for those currently retired, each Retirement Date Fund’s asset mix will, over time, become progressively more conservative as the specified target retirement date draws nearer. The Retirement Date Funds utilize a broad range of asset classes and an annual rebalancing process to provide diversification of returns and risks consistent with the stated time horizon to retirement. Investment in each such asset class is obtained by investing in index strategies or other pooled strategies designed for low tracking error.

Each Retirement Date Fund has a different initial investment strategy representing different risk and reward characteristics that reflect the remaining time horizon to the most conservative investment mix. The longer the time horizon to the year in which a Retirement Date Fund will reach its most conservative investment mix, the greater is the Retirement Date Fund’s initial risk and potential reward profile. As now constituted, each

Retirement Date Fund will reach its most conservative investment mix five years after the target retirement date. The target retirement date for each Retirement Date Fund, other than the Lifetime Income Retirement Date Fund, is the year specified in the Retirement Date Fund’s name.

The Lifetime Income Retirement Date Fund seeks to avoid significant loss of principal for investors who have reached or are beyond their retirement date and is comprised primarily of bonds and shorter-term high-quality debt instruments to provide stability and income. The 2010 Retirement Date Fund currently seeks to provide a blend of capital appreciation and stability of principal for participants planning to retire in or around the year 2010. The 2020 Retirement Date Fund currently seeks to provide long-term capital appreciation and more limited stability of principal for participants planning to retire in or around the year 2020. The 2030 Retirement Date Fund currently seeks to provide long-term capital appreciation for participants planning to retire in or around the year 2030 and is comprised mainly of stocks for higher growth potential. The 2040 Retirement Date Fund currently seeks to provide long-term capital appreciation for participants planning to retire in or around the year 2040 and is comprised mainly of stocks for maximum growth potential. There can be no assurance that any Retirement Date Fund will achieve its investment objective.

Effective May 1, 2007, the Retirement Date Funds implemented a number of changes, including (i) a deferral of the year in which each Retirement Date Fund (other than the Lifetime Income Retirement Date Fund) will reach its most conservative investment mix until five years after the target retirement date, and (ii) changes in certain of the asset classes to which the Retirement Date Funds maintain exposure and the weightings of exposures to asset classes at various time horizons to most conservative investment mix. For instance, aggregate exposure to equity asset classes generally increased at any given time horizon.

Strategy. The Retirement Date Funds generally seek to replicate the total return of respective composite benchmarks, in percentages determined from time to time with respect to each Retirement Date Fund. Since May 1, 2007, the composite benchmarks for the Retirement Date Funds have included the Ryan Labs Three Year GIC Index, Lehman Brothers Aggregate Bond Index, Lehman Brothers Long U.S. Government Bond Index, Lehman Brothers Global Real: U.S. Treasury Inflation Protected Securities (“U.S. TIPS”) Index, Standard & Poor’s 500® Index, Standard & Poor’s MidCap® Index, Russell 2000® Index and Morgan Stanley Capital International All-Country World Ex-U.S. Free (“MSCI ACWI ex-USA”) Index. The Retirement Date Funds also seek to maintain a level of volatility (measured as standard deviation of returns) that approximates that of their respective composite benchmarks.

Exposure to equity and fixed income asset classes is obtained by investing indirectly in various index or other collective investment funds maintained by State Street Bank. These funds include, in the case of some or all of the Retirement Date Funds and in varying allocations, the following collective investment funds maintained by State Street Bank:

•	S&P 500® Flagship Securities Lending Fund (“S&P 500 Index Fund”);

•	Daily MSCI ACWI ex-USA Index Fund (“MSCI ACWI ex-US Index Fund”);

•	S&P MidCap® Index Securities Lending Fund (“S&P MidCap Index Fund”);

•	Russell 2000® Index Securities Lending Fund (“Russell 2000 Index Fund”);

•	Long U.S. Government Index Securities Lending Fund (“Lehman Long Government Bond Fund”);

•	Passive Bond Market Index Securities Lending Series Fund (“Lehman Aggregate Index Fund”);

•	U.S. Treasury Inflation Protected Securities Lending Series Fund (“TIPS Fund”); and

•	Principal Accumulation Return Fund (“Principal Accumulation Fund”).

These collective investment funds, in addition to their specified equity, fixed income and/or cash-equivalent investments, may also engage in transactions in derivatives, including, but not limited to, financial futures

(including interest rate futures), swap contracts and foreign currency forwards, options and futures instruments, CMO and other derivative mortgage-backed securities or other investments as State Street Bank deems appropriate under the circumstances. For the purpose of achieving income, each of these collective investment funds that includes the words “Lending Fund” in its name may lend a portion of its portfolio securities to brokers, dealers and other financial institutions, subject to the same limitations, and on the same terms, as are applicable to securities lending by the Funds as described in “Information with Respect to the Funds—Loans of Portfolio Securities.”

The Lifetime Income Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds and stable value or cash-equivalent investments, and allocates its assets among these investments according to a fixed strategic asset allocation strategy. The Lifetime Income Retirement Date Fund is the most conservative strategy within the Retirement Date Funds. The Lifetime Income Retirement Date Fund is designed for investors who are past retirement age or otherwise are past initial withdrawal of substantial portions of their investments. Funds in the Lifetime Income Retirement Date Fund will be allocated in 2008 as follows:

Equity		35.0%
S&P 500 Index Fund	26.0%
MSCI ACWI ex-US Index Fund	4.0
S&P MidCap Index Fund	3.0
Russell 2000 Index Fund	2.0

Fixed Income		65.0%
Lehman Aggregate Index Fund	25.0%
TIPS Fund	20.0
Principal Accumulation Fund	20.0

The 2010 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks, bonds and stable value or cash-equivalent investments, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2010 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2015, the year that is five years after the 2010 target retirement date. Over time, the stock allocation decreases and the bond and stable value allocations increase. By the year 2015, the 2010 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2010 Retirement Date Fund will be allocated in 2008 as follows:

Equity		52.5%
S&P 500 Index Fund	35.0%
MSCI ACWI ex-US Index Fund	10.0
S&P MidCap Index Fund	4.5
Russell 2000 Index Fund	3.0

Fixed Income		47.5%
Lehman Long Government Bond Fund	20.0%
Lehman Aggregate Index Fund	20.0
TIPS Fund	7.5
Principal Accumulation Fund	0.0

The 2020 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks and bonds, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2020 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2025, the year that is five years after the 2020 target retirement date. Over time, the stock allocation decreases and bond and stable value allocations increase. By the year 2025, the 2020 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2020 Retirement Date Fund will be allocated in 2008 as follows:

Equity		72.5%
S&P 500 Index Fund	42.5%
MSCI ACWI ex-US Index Fund	17.5
S&P MidCap Index Fund	6.8
Russell 2000 Index Fund	5.8

Fixed Income		27.5%
Lehman Long Government Index Fund	20.0%
Lehman Aggregate Index Fund	5.0
TIPS Fund	2.5
Principal Accumulation Fund	0.0

The 2030 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks and bonds, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2030 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2035, the year that is five years after the 2030 target retirement date. Over time, the stock allocation decreases and the bond and stable value allocations increase. By the year 2035, the 2030 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2030 Retirement Date Fund will be allocated in 2008 as follows:

Equity		85.0%
S&P 500 Index Fund	45.0%
MSCI ACWI ex-US Index Fund	22.5
S&P MidCap Index Fund	8.8
Russell 2000 Index Fund	8.8

Fixed Income		15.0%
Lehman Long Government Bond Fund	15.0%
Lehman Aggregate Index Fund	0.0
TIPS Fund	0.0
Principal Accumulation Fund	0.0

The 2040 Retirement Date Fund invests in a combination of U.S. stocks, non-U.S. stocks and bonds, and allocates its assets among these investments according to an asset allocation strategy that varies generally on a pre-determined basis. On a regular basis, as often as annually, the 2040 Retirement Date Fund automatically will be rebalanced to a more conservative strategy until 2045, the year that is five years after the 2040 target retirement date. Over time, the stock allocation decreases and the bond and stable value allocations increase. By the year 2045, the 2040 Retirement Date Fund will be (and will remain) invested in its most conservative mix of stable value, bond and stock investments, comparable to that of the Lifetime Income Retirement Date Fund.

Funds in the 2040 Retirement Date Fund will be allocated in 2008 as follows:

Equity		90.0%
S&P 500 Index Fund	45.0%
MSCI ACWI ex-US Index Fund	25.0
S&P MidCap Index Fund	10.0
Russell 2000 Index Fund	10.0

Fixed Income		10.0%
Lehman Long Government Bond Fund	10.0%
Lehman Aggregate Index Fund	0.0
TIPS Fund	0.0
Principal Accumulation Fund	0.0

Allocations of the funds underlying the Retirement Date Funds are readjusted by State Street Bank on a quarterly basis to maintain, during the applicable annual period prior to rebalancing to a more conservative strategy, the percentage allocations applicable for the particular period.

Each of the Retirement Date Funds is designed to minimize volatility for a given level of expected return. The mix of asset classes is evaluated based on State Street Bank’s long-term asset class forecasts for return and risk, and takes into account various macro-economic factors affecting the long-term outlook for the capital markets. While each portfolio’s asset allocation generally changes according to a predetermined schedule, State Street Bank will periodically re-evaluate this schedule to assess whether it remains consistent with the portfolio’s objective given any secular changes to the capital market environment.

Investment Guidelines and Restrictions. The Retirement Date Funds invest in varying degrees, as described above, in U.S. stocks, non-U.S. stocks, bonds and stable value investments. However, each Retirement Date Fund may invest temporarily and without limitation for defensive purposes in short-term fixed income securities. These securities may be used to invest uncommitted cash balances or to maintain liquidity to provide for investor redemptions. State Street Bank will not cause a Retirement Date Fund to make an investment if that investment would cause that Retirement Date Fund to purchase warrants or make any other investment that is inconsistent with the investment prohibitions applicable to the Funds described under “Information with Respect to the Funds—Investment Prohibitions,” except that the prohibition with respect to short sales will not apply to the Retirement Date Funds to the extent that they may hold short positions in debt securities to reduce exposure to interest rate movements. The Retirement Date Funds will not borrow money except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions (not for leveraging or investment).

Risk Factors. Equity Markets Risk. To the extent invested in the equity markets, the Retirement Date Funds are subject to a variety of market and financial risks. Common stocks, the most familiar type of equity security, represent an equity (ownership) interest in a corporation. Although common stocks and other equity securities have a history of long-term growth in value, their prices may fluctuate dramatically in the short term in response to changes in market conditions, interest rates and other company, political and economic developments. In addition, investments in non-U.S. securities, including emerging markets equities, and in small capitalization and mid-capitalization equity securities, involve special risks. For risk factors associated with investing in these securities, see “International Equity Fund—Risk Factors,” “Small-Cap Equity Fund—Risk Factors,” “Mid-Cap Value Equity Fund—Risk Factors” and “Mid-Cap Growth Equity Fund—Risk Factors.” The Unit prices of the Retirement Date Funds to the extent so invested in the equity markets will fluctuate, and the holders of Units in the Retirement Date Funds should be able to tolerate changes, sometimes sudden or substantial, in the value of their investment.

Interest Rate Risk Applicable to Investment in Fixed-Income Securities. The Retirement Date Funds, to the extent invested in longer-term fixed income securities, are subject to the risks associated with investing in such instruments. Fixed-income securities such as bonds are issued to evidence loans that investors make to corporations and governments, either foreign or domestic. If prevailing interest rates fall, the market value of fixed-income securities that trade on a yield basis tend to rise. On the other hand, if prevailing interest rates rise, the market value of fixed-income securities generally will fall. In general, the shorter the maturity, the lower the yield but the greater the price stability. These factors may have an effect on the Unit price of the Retirement Date Funds. A change in the level of interest rates will tend to cause the net asset value per Unit of the Retirement Date Fund to change. If such interest rate changes are sustained over time, the yield of the Retirement Date Funds will fluctuate accordingly.

Risks of U.S. TIPS. The Retirement Date Funds are also subject to interest rate risk to the extent invested in U.S. TIPS. Generally, when interest rates rise, the value of inflation-indexed securities will fall, although not necessarily as significantly as other longer-term bonds. U.S. TIPS are also subject to deflation risk. Deflation risk is the possibility that prices throughout the economy decline over time—the opposite of inflation. If inflation is negative, the principal and income of an inflation-protected bond will decline and could result in losses. The greatest risk for Retirement Date Funds investing in U.S. TIPS occurs when interest rates rise and inflation declines.

Credit Risk Applicable to Investment in Fixed-Income Securities. Fixed-income securities, including corporate bonds, also are subject to credit risk. When a security is purchased, its anticipated yield is dependent on the timely payment by the borrower of each interest and principal installment. Credit analysis and bond ratings take into account the relative likelihood that such timely payment will result. Bonds with a lower credit rating tend to have higher yields than bonds of similar maturity with a better credit rating. However, to the extent the Retirement Date Funds invest in securities with medium or lower credit qualities, they are subject to a higher level of credit risk than investments that invest only in investment-grade securities. In addition, the credit quality of noninvestment-grade securities is considered speculative by recognized ratings agencies with respect to the issuer’s continuing ability to pay interest and principal. Lower-grade securities may have less liquidity and a higher incidence of default than higher-grade securities. Furthermore, as economic, political and business developments unfold, lower-quality bonds, which possess lower levels of protection with respect to timely payment, usually exhibit more price fluctuation than do higher-quality bonds of like maturity.

Risk of Reliance on Industry Research. The Retirement Date Funds are dependent to a significant extent on information and data obtained from a wide variety of sources, such as financial publications that monitor markets and investments, industry research materials, ratings issued by one or more nationally recognized credit rating agencies to assess the credit quality of securities in which it proposes to invest, and other materials prepared by others. There may be limitations on the quality of such information, data, publications, research and ratings, and the Retirement Date Funds’ Investment Advisor generally does not independently verify any of the same. For instance, certain asset-backed securities such as sub-prime CMOs and securities backed by bond insurance that initially received relatively high credit ratings were, in connection with the 2007 credit markets turbulence, subsequently significantly downgraded as the investment community came to realize that there were previously unanticipated risks associated with such securities. There is a risk of loss associated with securities even if initially perceived by the investment community as of relatively low risk, such as in the case of collateralized debt obligations and other structured-finance investments that are often highly complex.

Risks of Emerging Markets Equity Investing. To the extent invested in emerging markets equity securities, the Retirement Date Funds will be subject to the special risks associated with investing in these securities. See “International Equity Fund—Risk Factors.”

Risks Associated with Short-Term Debt Instruments. For information and risk factors associated with investing in stable assets or cash-equivalent instruments, see “Stable Asset Return Fund—Risk Factors.”

Tracking Error Risk. Deviation of the performance of a Retirement Date Fund from the performance of its related composite benchmark (known as “tracking error”) can result from various factors, including purchases and redemptions of Units of the Retirement Date Fund or the Retirement Date Fund’s underlying collective investment funds, as well as from the fees and expenses borne by the Retirement Date Fund or such underlying funds. Such purchases and redemptions may necessitate the purchase or sale of securities by or on behalf of the Retirement Date Fund and the resulting transaction costs may be substantial because of the number and the characteristics of the securities held. Tracking error may also occur due to factors such as the size of the Retirement Date Fund or the Retirement Date Fund’s underlying collective investment funds, changes made in the securities included in the indices underlying the benchmarks or the manner in which the performance of the indices is calculated.

Valuation of Units. The Unit value for each Retirement Date Fund is the value of all assets of the Retirement Date Fund, less all liabilities of the Retirement Date Fund, divided by the number of outstanding Units of the Retirement Date Fund prior to adjustment for any contributions, transfers or withdrawals with respect to the Retirement Date Fund. A recorded message providing per Unit values for the Retirement Date Funds as of the close of business on the previous Business Day is available at (800) 826-8905.

Liquidity and Transfers. Transfers to or withdrawals from any of the Retirement Date Funds may be made on any Business Day prior to 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading). For additional information relating to transfers to and withdrawals from the investment options, and special restrictions on transfers in some cases, see “Transfers Between Investment Options and Withdrawals.”

Portfolio Turnover. Ordinarily, an index fund, such as those in which the Retirement Date Funds invest a substantial portion of their assets, will sell securities only to reflect changes in the index in which it invests or to accommodate cash flows into or out of the fund. Index funds seek to create a portfolio which substantially replicates the total return of the applicable index. Index funds are not managed through traditional methods of fund management, which typically involve frequent changes in a portfolio of securities on the basis of economic, financial and market analyses. Therefore, brokerage costs, transfer taxes and other transaction costs for index funds may be lower than those incurred by non-index, actively managed funds.

Portfolio turnover of the Retirement Date Funds for the twelve months ended December 31, 2007 was 21% for the Lifetime Income Retirement Date Fund, 18% for the 2010 Retirement Date Fund, 20% for the 2020 Retirement Date Fund, 7% for the 2030 Retirement Date Fund and 14% for the 2040 Retirement Date Fund.

Portfolio turnover of the Retirement Date Funds from inception through December 31, 2006 was 72% for the Lifetime Income Retirement Date Fund, 21% for the 2010 Retirement Date Fund, 16% for the 2020 Retirement Date Fund, 6% for the 2030 Retirement Date Fund and 8% for the 2040 Retirement Date Fund.

Investment Advisor. State Street Bank manages each of the Retirement Date Funds. For its services, State Street Bank receives a fee payable from each Retirement Date Fund’s assets at an annual rate of 0.10% of the total assets of such Retirement Date Fund. The assets of the Lifetime Income Retirement Date Fund, 2010 Retirement Date Fund, 2020 Retirement Date Fund, 2030 Retirement Date Fund and 2040 Retirement Date Fund are invested through, respectively, the SSgA Target Retirement Income Securities Lending Series Fund, the SSgA Target Retirement 2010 Securities Lending Series Fund, the SSgA Target Retirement 2020 Securities Lending Series Fund, the SSgA Target Retirement 2030 Securities Lending Series Fund and the SSgA Target Retirement 2040 Securities Lending Series Fund, each of which is a collective investment fund maintained by State Street Bank under the State Street Bank and Trust Company Investment Funds for Tax Exempt Retirement Plans. In the future State Street may employ other investment advisors for the Retirement Date Funds, at its discretion and subject to consultation with ARF.

STRUCTURED PORTFOLIO SERVICE

Assets contributed to the Program were, until March 20, 2008, eligible to be invested in the Structured Portfolio Service. The Structured Portfolio Service was an investment service that offered three distinct approaches to diversifying investments in the Program by providing the opportunity to select conservative, moderate or aggressive allocations of assets among the Funds described above. As of December 31, 2007, the assets of the Program invested in the Structured Portfolio Service totaled approximately $504 million.

On March 28, 2008, availability of the Structured Portfolio Service was terminated. On that date, State Street transferred all the assets invested in the portfolios of the Structured Portfolio Service to other investment options available under the Program in accordance with directions received from Participants with investments then invested in the portfolios of the Structured Portfolio Service. Any asset not subject to a valid direction to be transferred to another investment option and hence remaining in the portfolios of the Structured Portfolio Service as of March 28, 2008 was transferred to the Funds underlying the portfolios of the Structured Portfolio Service in accordance with such Funds’ respective weightings in such portfolios. Any election to invest contributions in any of the portfolios of the Structured Portfolio Service which was not amended or revoked by a Participant by March 20, 2008 was allocated to such Fund or Retirement Date Fund as was designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto.

Additional information relating to Program assets formerly held in the Structured Portfolio Service may be obtained by writing or calling State Street. See “Contributions and Investment Selection—Additional Information.”

SELF-MANAGED BROKERAGE ACCOUNTS

Self-Managed Brokerage Accounts are not included in the Collective Trust and are not registered under the Securities Act. They are described in this Prospectus for information purposes only.

As an additional investment option under the Program, State Street Bank makes available a Self-Managed Brokerage Account. The Self-Managed Brokerage Account is available for all plans unless the Employer elects not to make it available for its plan. State Street and State Street Bank permit an Investor (as defined in “Contributions and Investment Selection”) whose plan includes the Self-Managed Brokerage Account as an investment option to authorize, at the Investor’s own cost, a third party “investment manager,” as defined in Section 3(38) of ERISA, to trade that Investor’s Self-Managed Brokerage Account. Contributions may not be allocated directly to the Self-Managed Brokerage Account, but must first be allocated to one or more of the other available investment options and then transferred to the Self-Managed Brokerage Account. Assets in a Self-Managed Brokerage Account may be invested in publicly traded debt and equity securities and mutual funds. Some types of investments, such as options, futures, commodities, foreign securities (other than American Depositary Receipts), initial public offerings (“IPOs”), bulletin board stocks, privately traded limited partnerships, commercial paper, bank investments and insurance investments, cannot be made in a Self-Managed Brokerage Account. Margin trading and short selling are not permitted in Self-Managed Brokerage Accounts. For more information regarding the Self-Managed Brokerage Account, please call (800) 348-2272.

The Self-Managed Brokerage Account generally is funded, in accordance with Program rules established by State Street Bank, through a “Base Plan,” which is defined as all investment options, but excluding the Self- Managed Brokerage Account. To establish a Self-Managed Brokerage Account, an Investor must transfer initially a minimum of $2,500 from the Investor’s Base Plan to the Self-Managed Brokerage Account, provided that the Investor must at all times maintain in the Investor’s Base Plan the greater of $1,000 and 5% of the Investor’s entire account balance (including, for purposes of the 5% calculation, the assets in the participant’s Self-Managed Brokerage Account). After the initial transfer, an Investor may make transfers of not less than $500 from the Base Plan to the Self-Managed Brokerage Account. No transfer from the Base Plan will be permitted to the extent that such transfer would cause the Investor’s Base Plan to fall below the required minimum.

Satisfaction of the requirement for maintenance of a minimum account balance of an Investor’s Base Plan will be based on the most recent valuations of the investment options, which are valued daily. If the value of an Investor’s Base Plan falls below the greater of $1,000 and 5% of the Investor’s aggregate account balances in all investment options (including, for purposes of the 5% calculation, the assets in the Participant’s Self-Managed

Brokerage Account), the Investor will not be permitted to transfer assets to the Self-Managed Brokerage Account until the required minimum in the Investor’s Base Plan is again met.

At the discretion of State Street Bank, a Self-Managed Brokerage Account may be funded through in-kind transfers from other tax-qualified retirement plans. The foregoing account balance minimums and transfer restrictions with regard to the Base Plan remain in effect.

ADOPTION OF PROGRAM

Sole practitioners, partnerships (including limited liability companies) and professional corporations engaged in the practice of law may adopt the Program if they or at least one of their partners or shareholders, as the case may be, is a member or associate of the ABA or of a state or local bar association that is represented in the ABA’s House of Delegates. State or local bar associations represented in the ABA’s House of Delegates may also adopt the Program for their own employees subject to limitations imposed by the Internal Revenue Code. An organization that is not engaged in the practice of law may also be eligible to adopt the Program if it is closely associated with the legal profession, receives the approval of ARF, and has, as an owner or a member of its governing board, a member or associate of the ABA. The retirement program specialists engaged by State Street or State Street Bank are available to help individuals and organizations determine whether they are eligible to adopt the Program.

Eligible Employers which elect to participate in the Program may do so either through their own individually designed plans or by adopting one or both of the American Bar Association Members Defined Benefit Plan and the American Bar Association Members Retirement Plan, the two ABA Members Plans sponsored by ARF. The ABA Members Plans are master plans designed to qualify under section 401(a) of the Internal Revenue Code.

Under the American Bar Association Members Retirement Plan, an Eligible Employer may adopt a SIMPLE 401(k) plan, a profit sharing plan, a money purchase pension plan or a target benefit plan. The Internal Revenue Service has issued an opinion letter dated March 31, 2008 stating that the available forms of the ABA Members Plans are qualified under section 401(a) of the Internal Revenue Code for use by employers for the benefit of their employees.

Assets contributed under master plans are held by State Street Bank as trustee of the Retirement Trust. Assets invested through individually designed plans are held by State Street Bank as trustee of the Pooled Trust. Assets contributed to each of these trusts are invested in the investment options available under the Program in accordance with the instructions of the person or entity vested with responsibility for determining the investment allocation of the assets of each plan. In accordance with the plans, assets of the trusts are held for the benefit of the Participants. The Internal Revenue Service has determined each of the Retirement Trust and the Pooled Trust to be tax-exempt trusts under section 501(a) of the Internal Revenue Code.

To adopt either the American Bar Association Members Defined Benefit Plan or the American Bar Association Members Retirement Plan, an Eligible Employer must complete and execute an adoption agreement. The adoption agreement contains the basic features that must be considered in designing an appropriate master plan under the Program and effects the Eligible Employer’s adoption of the Retirement Trust to hold assets of the master plan. The retirement program specialists will assist Eligible Employers in the preparation of an adoption agreement. However, State Street Bank is not authorized to give tax or legal advice and Eligible Employers should consult with their tax advisors prior to executing an adoption agreement. Depending on the form of adoption agreement adopted by an Eligible Employer and the other retirement plans, if any, maintained by the

Eligible Employer, it may be necessary for an Eligible Employer to apply to the Internal Revenue Service for a determination of the qualified status of the master plan as adopted by the Eligible Employer.

An Eligible Employer which maintains an individually designed plan that is qualified under section 401(a) of the Internal Revenue Code may also participate in the Program and make use of the investment options, and in some cases the recordkeeping services, available under the Program by causing an adoption agreement for the Pooled Trust to be executed by the trustee of the individually designed plan. The trustee must demonstrate to State Street Bank that the participating trust is exempt from tax under section 501(a) of the Internal Revenue Code and that the related individually designed plan is qualified under section 401(a) of the Internal Revenue Code. State Street Bank’s retirement program specialists will assist in preparation of an adoption agreement. However, State Street Bank is not authorized to give tax or legal advice and Eligible Employers and the trustees of an individually designed plan should consult with their tax advisors prior to executing an adoption agreement. Only plans qualified under section 401(a) of the Internal Revenue Code may participate in the Program. Eligible Employers should note that the Internal Revenue Code and related regulations place limits on the amount of assets that may be contributed to the plans, as well as on withdrawals from the plans.

For copies of the appropriate adoption agreements and further information concerning the steps to be taken to adopt the Program, call State Street Bank at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to State Street Bank and Trust Company, P.O. Box 5142, Boston, Massachusetts 02206-5142.

STATE STREET AND STATE STREET BANK

State Street is a wholly-owned subsidiary of State Street Bank which, in turn, is a wholly-owned subsidiary of State Street Corporation, a Massachusetts corporation and a bank holding company registered with the Federal Reserve Board pursuant to the Federal Bank Holding Company Act of 1956, as amended. State Street Corporation operates as a financial holding company pursuant to the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations. Effective as of December 1, 2004, State Street was substituted for State Street Bank as trustee of the Collective Trust. State Street was formed as a New Hampshire non-depository trust company as a result of a conversion of the charter of State Street Bank and Trust Company of New Hampshire, N.A. (the “National Bank”) on October 25, 2004. As part of the conversion, State Street succeeded to the assets and liabilities of the National Bank and performs the operations previously performed by the National Bank and those relating to service as trustee of the Collective Trust. State Street’s principal office is located at 20 Trafalgar Square, Suite 449, Nashua, New Hampshire 03063.

State Street Bank is a Massachusetts trust company and, as of December 31, 2007, had a total risk-based capital ratio of 12.7%, which is in excess of applicable regulatory minimum requirements. State Street Corporation is a leading specialist in meeting the needs of institutional investors worldwide. State Street’s customers include mutual funds and other collective investment funds, corporate and public retirement plans, insurance companies, foundations, endowments and other investment pools, and investment managers. As of December 31, 2007, State Street Bank and its affiliates on a consolidated basis had approximately $15.3 trillion of assets under custody and had approximately $1.98 trillion of assets under management. State Street Bank and its affiliates on a consolidated basis is the largest provider of mutual fund custody and accounting services in the United States. State Street Bank’s principal offices are located at One Lincoln Street, Boston, Massachusetts 02111.

State Street is responsible for all the functions formerly performed by State Street Bank as trustee of the Collective Trust. State Street Bank has guaranteed to ARF, the Collective Trust and those persons who from time to time have an interest in the Collective Trust the obligations of State Street as trustee of the Collective Trust, and the Collective Trust’s declaration of trust, as amended, provides that (i) in the event of an issuance or entry of a decree or order by an applicable state or federal bank regulator or court of competent jurisdiction declaring State Street bankrupt or insolvent, (ii) in the event State Street is prevented from serving as trustee of the Collective Trust by regulatory order or (iii) upon the seizure of State Street or any substantial part of its property by an applicable state or federal bank regulator or pursuant to an order of a court of competent jurisdiction, State Street Bank automatically will again become the trustee of the Collective Trust.

State Street Bank has entered into a master services agreement with State Street pursuant to which State Street Bank provides custodial, participant recordkeeping and related services with respect to the Collective Trust and the Funds. State Street Bank serves as trustee of the Retirement Trust and the Pooled Trust and operates and administers the Retirement Date Funds and makes available the Self-Managed Brokerage Account option as described in this Prospectus.

Officers of State Street

State Street, as trustee, has primary responsibility for investment management with respect to each of the investment options. As part of its responsibility, it appoints the officers of the Collective Trust, who have responsibility for administering all the investment options. The following is a biographical summary of the experience of each of the officers of the Collective Trust:

Philip J. Lussier. Mr. Lussier, age 55, is the President and Chief Executive Officer of the Collective Trust and the Chief Executive Officer and Chairman of the Board of CitiStreet LLC. Prior to assuming his current position at CitiStreet LLC in March 2005, Mr. Lussier served as President of CitiStreet’s Retirement Services Division from December 2000 to March 2005. From April 1, 2000 until December 2000, Mr. Lussier served as Division President, Institutional Sales & Marketing, of CitiStreet. From January 1995 until the inception of CitiStreet in April 2000, he was a Senior Vice President of the Retirement Investment Services Division of State Street Global Advisors.

Beth M. Halberstadt. Ms. Halberstadt, age 43, is the Vice President and Chief Financial Officer of the Collective Trust, an Executive Vice President and member of the Board of Directors of State Street since 2004, a Vice President of State Street Bank since 1996 and program director of the ABA Retirement Funds program. From September 1996 to January 1999, Ms. Halberstadt was Vice President and Client Service Manager in Retirement Investment Services, a part of State Street Global Advisors, a division of State Street Bank.

Robert E. Fullam. Mr. Fullam, age 46, is the Treasurer and Chief Accounting Officer of the Collective Trust, a Vice President of State Street and a Vice President of CitiStreet LLC, an affiliate of State Street Bank. Prior to joining CitiStreet in 2001, Mr. Fullam worked at State Street Bank in various capacities during the period of 1987 through 2001, including Account Controller, Client Representative, Compliance Analyst and Investment Officer.

The officers of the Collective Trust receive no direct remuneration from the Collective Trust, but do receive remuneration from State Street Bank or its affiliates.

Directors of State Street

The Collective Trust does not have a board of directors. The Collective Trust is a trust with a corporate trustee, which is State Street, a wholly owned subsidiary of State Street Bank. The board of directors of State Street consists of ten directors. For purposes of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission adopted under that Act, the board of directors of State Street has responsibility for the functions with respect to audit matters relating to the Collective Trust. Each member of the board of directors of State Street is an employee of State Street Bank or its affiliates. The following is a biographical summary of the experience of each of the directors of State Street:

Daniel J. Bouchard. Mr. Bouchard, age 47, is a Senior Vice President of State Street Bank and an Assistant Clerk of State Street. He joined the Securities Finance Division of State Street Bank in 1997 as a Vice President and has served as a Senior Vice President for the past five years. Mr. Bouchard has served as a director of State Street since October 2004.

Nancy E. Grady. Ms. Grady, age 47, is a Senior Vice President of State Street Corporation, and is the Chairman of the Board and a member of the Board of Directors of State Street. Ms. Grady joined State Street Corporation in 1983, and since 2004 has worked in the Institutional Investor Services area of State Street Corporation. Prior to that she worked in the Mutual Funds area at State Street Corporation. Ms. Grady has served as a director of State Street since January 2005.

Beth M. Halberstadt. Ms. Halberstadt, age 43, is the Vice President and Chief Financial Officer of the Collective Trust, an Executive Vice President and member of the Board of Directors of State Street since 2004, a Vice President of State Street Bank since 1996 and program director of the ABA Retirement Funds program. From September 1996 to January 1999, Ms. Halberstadt was Vice President and Client Service Manager in Retirement Investment Services, a part of State Street Global Advisors, a division of State Street Bank.

Gary E. Jenkins. Mr. Jenkins, age 55, is General Counsel, Executive Vice President and Secretary of the Board of Directors of CitiStreet LLC, and a Clerk of State Street. Mr. Jenkins began his employment at State Street Corporation in 1994, and has been serving in his capacity as General Counsel, Executive Vice President and Secretary of the Board of Directors of CitiStreet LLC since 2000. Mr. Jenkins has been a member of State Street’s Board of Directors since October 2004.

Thomas P. Kelly. Mr. Kelly, age 51, is the Senior Managing Director at State Street Global Advisors, a division of State Street Bank, a position he has held since November 2002. Mr. Kelly joined State Street Corporation in 1979. He has served as a Director of State Street since January 2005.

Karen E. Kruck. Ms. Kruck, age 48, is the Senior Managing Director and Head of Strategy at State Street Global Advisors, a division of State Street Bank, a position she has held since April 2006. Prior to that time she worked as a Relationship Manager with State Street Bank from 2004 until 2006, and from 2000 until 2004 she worked in the Institutional Investment Services division of State Street Bank. Ms. Kruck has served on State Street’s Board of Directors since October 2004.

Nancy H. Loucks. Ms. Loucks, age 51, is an Executive Vice President in Enterprise Risk Management at State Street Bank. Ms. Loucks has held positions of increasing responsibility in Enterprise Risk Management since 1995. She has served as a director of State Street since October 2004.

Scott W. Olson. Mr. Olson, age 48, is the Senior Managing Director and Global Manager of Alternative Products and Structures of State Street Bank’s Securities Finance division, and is an Executive Vice President of State Street. Prior to joining the Securities Finance division of State Street Bank in 2006, Mr. Olson served as the Associate General Counsel in State Street Bank’s Legal division beginning in 1997. Mr. Olson has served as a director of State Street since October 2004.

William F. Weihs. Mr. Weihs, age 49, is a Senior Vice President of State Street Corporation, a position he has held since June 2007, and the Treasurer of State Street. Prior to his appointment as a Senior Vice President, Mr. Weihs was a Vice President of State Street since he was hired by State Street in 1997. Mr. Weihs has served as a director of State Street since November 2004.

Mary M. Zeven. Ms. Zeven, age 47, is the Senior Vice President and Senior Managing Counsel at State Street Bank and Trust Company, a position she has held since September 2002. Ms. Zeven has been a member of State Street’s Board of Directors since June 2007.

For purposes of complying with the audit committee requirements of the Sarbanes-Oxley Act, the board of directors of State Street has assigned to its Audit Committee responsibility for overseeing the accounting and financial reporting processes and audits of the financial statements of the Collective Trust. State Street’s board has determined that one member of the Audit Committee, William F. Weihs, is an “audit committee financial expert” as defined under applicable United States federal securities laws.

State Street Bank has adopted, and State Street has ratified the adoption of, a Code of Ethics for Financial Officers which applies to State Street Bank’s Chief Executive Officer, Chief Financial Officer, Controller and other financial officers, including all of the officers of the Collective Trust. A copy of the Code of Ethics is available at www.statestreet.com. The Collective Trust will provide a free copy of the Code of Ethics upon written request to State Street Bank and Trust Company, ARF Program Services, One Heritage Drive, North Quincy, Massachusetts 02171. The Collective Trust intends to post on the web site, www.statestreet.com, any amendments to, or waivers from, the Code of Ethics applicable to the officers referred to above.

State Street Bank and Citigroup, Inc. jointly own a Delaware limited liability company called CitiStreet LLC. CitiStreet provides recordkeeping and other administrative services to clients of State Street, State Street Bank and Citigroup, Inc. Insofar as State Street Bank provides recordkeeping and other administrative services to the Program, these services may be provided by CitiStreet on behalf of State Street Bank pursuant to a service agreement entered into between State Street Bank and CitiStreet.

State Street and/or its affiliates directly distribute marketing materials on behalf of the Collective Trust. No distributors or broker-dealers who are unaffiliated with State Street or its affiliates are or will be utilized. The Program is marketed through advertising in legal periodicals, exhibiting at legal conventions and direct mail and phone solicitations to law firms. Firms that indicate an interest in the services made available through the Program are assigned a marketing representative who facilitates participation in the Program through phone or on-site discussions.

ABA RETIREMENT FUNDS

As sponsor of the Program, ARF is responsible for the design of the Program, the maintenance of the American Bar Association Members Defined Benefit Plan, the American Bar Association Members Retirement Plan, the Retirement Trust and the Pooled Trust, and the designation of investment options to be made available under the Program. ARF has engaged State Street Bank to provide administrative, communications and investment services and to make the investment options available under the Program. Under the current agreement between ARF and State Street Bank which went into effect January 1, 2003, as amended, ARF can terminate this agreement with State Street Bank upon six months’ advance written notice, and State Street Bank can terminate this agreement at the end of any quarter after December 31, 2008 upon 12 months’ advance written notice. As discussed above, ARF amended such agreement to permit State Street Bank to substitute a wholly- owned subsidiary of State Street Bank as trustee of the Collective Trust, effective as of December 1, 2004, and as permitted by such amendment State Street became the trustee of the Collective Trust on such date.

Pursuant to the above-described agreement, ARF has designated State Street Bank to be the investment manager of the Stable Asset Return Fund. ARF also has approved the engagement of State Street Bank to manage the Index Equity Fund and the indexed portions of the Large-Cap Growth Equity Fund, the Large-Cap Value Equity Fund, the Small-Cap Equity Fund and the Retirement Date Funds.

ARF retains the right to make recommendations to State Street regarding the addition or deletion of Funds as investment options. ARF, with or without the assistance of a consultant, will monitor the performance of State Street, State Street Bank and the Investment Advisors and may make recommendations to State Street regarding the engagement and termination of Investment Advisors. State Street is required to give full good faith consideration to all such recommendations from ARF, although State Street retains exclusive management and control over the Funds and the Investment Advisors. ARF may direct State Street to establish or terminate investment options that are not Funds. In specified cases when State Street fails to satisfy minimum investment performance standards, ARF may discontinue a Fund as an investment option or direct the establishment of another investment option that is not a Fund.

State Street, State Street Bank and ARF have reviewed and negotiated the terms and conditions of the documents establishing the respective rights and obligations of the parties, including fees payable to State Street Bank in connection with the Program. ARF will monitor State Street’s and State Street Bank’s administration and marketing of the Program and will approve the hiring by State Street and State Street Bank of certain other major service providers, such as actuaries.

ARF has retained an investment consultant to assist with the monitoring of the performance of State Street, State Street Bank and the Investment Advisors and in making recommendations to State Street regarding the engagement and termination of Investment Advisors.

CONTRIBUTIONS AND INVESTMENT SELECTION

Contributions

The person or entity responsible for allocating the assets of a plan among the investment options (the “Investor”) may be either the Participant, the Employer or the plan trustee depending on the terms of the plan. In the case of the American Bar Association Members Retirement Plan, each Participant is an Investor and, generally, in the case of the American Bar Association Members Defined Benefit Plan, the Employer is the Investor. However, with respect to certain prior plan accounts under the American Bar Association Members Defined Benefit Plan, the Participant is the Investor. In the case of an individually designed plan, the Participant, Employer or plan trustee may be the Investor. Participant-Investors may not send contributions directly to State Street Bank; all contributions are made under the Plan through their Employer. All contributions should be remitted from the Employer’s business account. Contributions may be made by check or money order payable to “State Street Bank and Trust Company, Trustee” and should be sent to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, Massachusetts 02206-5142. Contributions sent by registered or certified mail and items sent by overnight delivery services that do not deliver to post office boxes should be sent to State Street Bank and Trust Company, ARF Program Services, One Heritage Drive, North Quincy, Massachusetts 02171. Employers who wish to transmit contributions to State Street Bank by wire transfer should provide wire notification and a contribution remittance form to State Street Bank at least two Business Days before funds are wired. This information can be transmitted by facsimile to State Street Bank at (617) 376-9255.

All contributions must be received by State Street Bank from the Employer within the time specified by applicable law and must be accompanied by proper instructions as to the allocation of such contributions to Participants’ individual accounts or the plan account.

Contributions are credited on the day of receipt if they are accompanied or preceded by proper allocation instructions and are received by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Contributions received after that time will be credited on the following Business Day. Remittance of a contribution which State Street believes to be incorrect or failure to provide instructions as to the particular Investor account to which a contribution should be deposited may result in a delay in crediting contributions.

Contributions allocated to the Funds and to any of the Retirement Date Funds are used to purchase Units in the Funds or the Retirement Date Funds at the per Unit values of the Fund or the Retirement Date Funds, calculated as of the close of the regular trading session of the New York Stock Exchange on the Business Day on which the contributions are credited. Contributions may not be made directly to the Self-Managed Brokerage Account.

Allocation Instructions

Each Investor must provide initial instructions relating to how contributions are to be invested by completing the applicable enrollment form for the type of plan involved. An Investor may change allocation instructions via the Voice Response Unit by calling (800) 348-2272, by accessing the Program’s Internet Web site at http://www.abaretirement.com using the “elections change” portion in the “make a transaction” section or by completing the appropriate allocation instruction form. All allocation instruction forms should be sent by the Employer to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, Massachusetts 02206-5142. If State Street Bank has received notice satisfactory to it that there is no Employer to forward such instructions, State Street Bank may accept such instructions directly from non-Employer Investors. Investment instructions sent by registered or certified mail and items sent by overnight delivery services that do not deliver to post office boxes should be sent to State Street Bank and Trust Company, ARF Program Services, One Heritage Drive, North Quincy, Massachusetts 02171.

Instructions become effective on the date of receipt, provided that State Street Bank receives them by 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Investment allocation instructions received after that time will become effective on the following Business Day. Investment allocation instructions remain in effect until State Street Bank receives a subsequent request to change investment allocations.

Investors may allocate contributions in whole percentages among any number of investment options and may direct the allocation of employer contributions in different percentages than employee contributions. Investment percentages elected for employer contributions will apply to profit sharing, pension plan and rollover contributions. If a Plan includes a 401(k) feature, the investment percentages elected for employer contributions will also apply to 401(k) qualified non-elective contributions and all matching contributions. Contributions may not be allocated directly to a Self-Managed Brokerage Account, but must first be allocated to one or more of the other available investment options in the Collective Trust and then transferred to a Self-Managed Brokerage Account. See “Self-Managed Brokerage Accounts.” The allocation percentages elected for employee contributions will automatically apply to both voluntary after-tax contributions and 401(k) salary deferral contributions. Investors should make sure that the percentages requested add up to 100% for each type of contribution. To the extent that State Street Bank does not receive what it considers proper allocation instructions or if such instructions are unclear or ambiguous, State Street Bank will endeavor to obtain a clarification or correction of the instructions. To the extent State Street Bank has not received allocation instructions for either employer or employee contributions or is unable to obtain clarification or correction of such instructions, State Street Bank will allocate the assets to such Fund or Retirement Date Fund as may be designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto. If a transfer from an investment option is required for any reason and State Street Bank has not received allocation instructions as to where such transfer should be invested, State Street Bank will allocate the assets to be transferred to the Fund or Retirement Date Fund as may be designated by the Participant’s Employer as its default option in the adoption agreement pursuant to which such Employer adopted the Program or any amendment thereto.

Participant Advisor Service

The Program, with the approval of ARF, has engaged CitiStreet Advisors LLC (“CitiStreet Advisors”), an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a subsidiary of CitiStreet LLC, to make available to Participants through its call center the services of its investment advisor representatives for the telephonic delivery of investment advice and account maintenance and an Internet-based personalized defined contribution plan asset allocation investment advisor service (the “Online Advisor Service”).

CitiStreet Advisors provides to Investors who are Participants (or beneficiaries) in the American Bar Association Members Retirement Plan (and certain individually designed defined contribution plans) individualized investment advice regarding the investment options under the Collective Trust over the telephone through its investment advisor representatives or via the Internet through access to the Online Advisor Service Web site. This service provides retirement forecasts and advice, utilizing the computer program of Financial Engines, Inc.® (“FE”), to analyze market conditions and the investment options available under the Collective Trust, as well as information provided by the Investor through an electronic questionnaire or through discussions with an investment advisor representative over the telephone. Based on this analysis, the FE computer program will generate specific portfolio recommendations to the Investor as to the allocation of account balances among the investment options. The computer program is based upon the application of economic models and formulae developed by FE that are not specific to CitiStreet Advisors or its affiliated companies, or the investment options, but are based on generally accepted financial planning and investment principles. Hence, neither CitiStreet Advisors nor FE have any discretion regarding the allocation recommendations generated by the computer program.

The investment advice and recommendations provided to Investors by CitiStreet Advisors are required by law to be unbiased and solely in the best interest of Investors. CitiStreet Advisors’ recommendations of specific investment options are prepared and provided without consideration to revenues received by CitiStreet Advisors for the delivery of its services or the advisory fees it charges for the services it provides.

Investors are solely responsible for determining whether to use or follow the investment advice provided by CitiStreet Advisors. Additional information regarding this service may be obtained from State Street Bank at (800) 348-2272.

The fees for the Online Advisor Service are included in the program expense fee payable to State Street Bank. Because the program expense fee is charged against the Unit values of the Funds and the Retirement Date Funds, all Participants investing in the Funds and the Retirement Date Funds effectively bear the cost of the Online Advisor Service, regardless of whether they actually use the service. See “Deductions and Fees.”

An Investor who elects to receive advice through a call center investment advisor representative and to have the Investor’s account advised by CitiStreet Advisors will incur a monthly charge for this service, payable directly from the Investor’s account as of the last day of each month for which the Investor has elected to receive such advice, based upon the following fee schedule:

Advised Account Balance	Annualized Fee
First $100,000.50%
Next $50,000.45%
Next $50,000.40%
Next $100,000.35%
Amounts over $300,000.25%

Any Investor who has elected to use this service may elect to discontinue such use as of any month-end by making a request by telephone to a call center investment advisor representative no later than five business days prior to the applicable month-end.

In 1999, State Street Bank made a $5 million equity investment in FE, representing less than 1.3% of FE’s total equity, and entered into an agreement with FE to build a technology link (data transfer protocols and interfaces) between State Street Bank’s recordkeeping database and the FE Internet-based advisor service. Thus, any client of State Street Bank for whom State Street Bank provides recordkeeping services may select FE as a provider of its Internet-based asset allocation advisor service and State Street Bank will build a link between its recordkeeping system and the FE system. Except with respect to the Program, State Street Bank is paid a fee for such data transfer service equal to a percentage of the fees paid to FE.

Additional Information

Persons who are Employers or who are responsible for allocating assets under a particular plan may obtain administrative, investment allocation and transfer forms or additional information by:

•	calling State Street Bank at (800) 348-2272 between 8:00 a.m. and 8:00 p.m. Eastern time;

•	calling the Program’s FaxBack line at (877) 202-3930; or

•	accessing the Program’s Website at http://www.abaretirement.com.

A Participant may also obtain forms from his or her Employer, or by using one of the methods outlined above.

For information regarding enrollment in the Program, Eligible Employers may call State Street Bank at (800) 826-8901 between 9:00 a.m. and 5:00 p.m. Eastern time or write to State Street Bank and Trust Company, P.O. Box 5142, Boston, Massachusetts 02206-5142.

For Unit values for the current investment options, and for the 30-day yield of the Intermediate Bond Fund, call State Street Bank at (800) 826-8905.

For a recorded message providing current account information, call State Street at (800) 348-2272.

TRANSFERS BETWEEN INVESTMENT OPTIONS AND WITHDRAWALS

Transfers between investment options may be authorized at any time, subject to the terms and restrictions applicable to each investment option as discussed below under “Frequent Trading; Restrictions on Transfers.” A specified whole percentage or whole dollar amount or the total investment in an investment option may be transferred. Transfers will be made on the day State Street Bank receives properly authorized instructions from the Investor, provided that these instructions are received not later than 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on a Business Day. Transfer requests received after that time will be made on the next Business Day. Transfers involving Funds or Retirement Date Funds are effected based upon the relative Unit values of the Funds, or Retirement Date Funds, as determined at the close of the regular trading session of the New York Stock Exchange on the effective date of the transfer. There is no fee for transfers between investment options.

Transfer requests may be made by telephone through the Voice Response Unit or a Participant Services Representative or via the Internet Web site. Call State Street Bank at (800) 348-2272 to make telephone transfers. All telephone transfer instructions are recorded. By authorizing telephone transfers, the Investor consents to such recording. State Street Bank will accept telephone transfer instructions from any person who provides the correct identifying information. Consequently, this service may entail additional risks. State Street Bank reserves the right, subject to the approval of ARF, to cancel telephone transfer services at any time without advance notice to Investors. Transfer requests may also be made through the Program’s Internet Web site by accessing http://www.abaretirement.com. The Investor must use the correct identifying information in order to gain access to such Investor’s account through the Internet. Transfers will be effective as of a particular Business Day if confirmed on the Internet no later than 4:00 p.m. Eastern time (or, if earlier, the close of regular market trading) on that Business Day. Transfers confirmed after that time will be made on the next Business Day. In addition, a “Transfer Between Investment Options” form may be sent to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, Massachusetts 02206-5142.

Frequent Trading; Restrictions on Transfers. Short-term or other excessive trading into and out of a Fund or Retirement Date Fund may harm its performance by disrupting portfolio management strategies and by increasing expenses. The policy of State Street, as trustee, is to discourage such trading. The International Equity Fund has adopted a specific excessive transfer restriction with respect to an Investor’s ability to make transfers into the International Equity Fund. Under this restriction, Investors may make not more than one transfer into the International Equity Fund within any 45 calendar day period. There are no restrictions on an Investor’s ability to make transfers out of the International Equity Fund on any Business Day. The International Equity Fund has adopted this restriction to reduce potential disruptions to this Fund that could potentially affect its investment performance. An Investor who is unable to make a transfer into the International Equity Fund as a result of this restriction will not achieve the investment results, whether gain or loss, that would have been achieved if the transfer were implemented. The International Equity Fund and its other Investors do not incur any gain or loss as a result of such inability to make a transfer.

State Street, as trustee, reserves the right to take such additional actions with respect to excessive trading activity in the International Equity Fund or other investment options, such as the rejection of transfer requests, as it may, in its discretion, deem appropriate and in the best interests of all Investors to curtail excessive trading. In addition, to discourage short-term trading, State Street Bank, as State Street’s agent, may use fair value pricing in certain circumstances, as discussed under “Information With Respect to the Funds—Valuation of Units.”

State Street reserves the right to suspend withdrawals from or transfers to any Fund, any Retirement Date Fund or a Self-Managed Brokerage Account at any time during which any market or stock exchange on which a significant portion of the investments of a Fund, a Retirement Date Fund or a Self-Managed Brokerage Account are quoted is closed or during which dealings thereon are restricted or suspended. In addition, State Street reserves the right to suspend withdrawals or transfers to or from any Fund or any Retirement Date Fund at any time during which (a) there exists any state of affairs which, in the reasonable opinion of State Street, constitutes an emergency as a result of which disposition of the assets of a Fund or Retirement Date Fund would not be reasonably practicable or would be seriously prejudicial to the holders of Units of a Fund or Retirement Date Fund, (b) there has been a breakdown in the means of communication normally employed in determining the price or value of any of the investments of a Fund or Retirement Date Fund, or of current prices on any stock exchange on which a significant portion of the direct or indirect investments of such Fund or Retirement Date Fund are quoted, or when for any reason the prices or values of any investments owned by such Fund or Retirement Date Fund cannot reasonably be promptly and accurately ascertained, or (c) the transfer of funds involved in the realization or acquisition of any investment cannot, in the reasonable opinion of State Street, be effected at normal rates of exchange. In addition, transfers and withdrawals from the Stable Asset Return Fund may be suspended or limited temporarily if the amount of liquid assets in the Stable Asset Return Fund is insufficient to satisfy all withdrawal or transfer requests.

With respect to the Stable Asset Return Fund, State Street will utilize a tiered liquidity structure in the following sequence to satisfy withdrawal and transfer requests: cash flows (contributions, transfers-in, maturities and interest); and sales of Short-Term Investment Products. In the unlikely event that the amount of liquid assets held by the Stable Asset Return Fund is insufficient to satisfy all withdrawal and transfer requests immediately, State Street may be forced to limit or suspend withdrawals and transfers from the Stable Asset Return Fund. In such cases, withdrawals by Participants from the Program because of death, disability, retirement or termination of employment will be given priority and will be honored from available liquid assets, including the benefit responsive features of the investment contracts, in the order in which withdrawal instructions were received by State Street. Subject to any applicable legal requirements, after all such withdrawals have been effected, transfers to other allowable investment options will be honored from available liquid assets in the order that transfer instructions were received by State Street. The length of any suspension or limitation on withdrawals or transfers could vary and would depend, on the one hand, on the aggregate amount of assets that Participants have requested to withdraw or transfer and, on the other hand, on the rate at which assets become available for withdrawal or transfer through the exercise of permitted withdrawal rights under the investment contracts and through the maturity of investment contracts and the rate at which additional monies are contributed to the Stable Asset Return Fund by Participants. See “Stable Asset Return Fund.”

Withdrawals. Withdrawals from the Funds and the Retirement Date Funds are made at such time and in such manner as is prescribed by the various plans which participate in the Program.

DEDUCTIONS AND FEES

Program Expense Fee

A program expense fee is paid to each of State Street Bank and ARF for their services in connection with the Program, as described under “State Street and State Street Bank” and “ABA Retirement Funds,” respectively. For all investment options other than the Self-Managed Brokerage Account, the fee is paid directly from the assets of the Funds and the Retirement Date Funds. State Street does not receive any fees or payments in respect of expenses (including indemnification) from the Collective Trust, the ABA Members Trusts or ARF for services provided in connection with the Program, inasmuch as State Street Bank remains contractually responsible for all services provided by State Street. However, State Street is entitled to payment for such services from State Street Bank.

For the year ended December 31, 2007, the program expense fee payable to State Street Bank was $13,487,353.

Since October 1, 2005, the program expense fee payable to State Street Bank (excluding one-time project fees) has been based on the total assets in the Program (other than assets in Self-Managed Brokerage Accounts) at the following annual rate:

Value of Program Assets	Rate of State Street Bank Program Expense Fee
First $2 billion	.40%
Next $1 billion	.31
Next $1 billion	.21
Over $4 billion	.13

This program expense fee is accrued daily and paid monthly based on the level of assets in the Program as of the end of the last Business Day of the preceding month. The Funds and Retirement Date Funds bear their respective portions of this program expense fee pro rata based on their respective net asset values as of the time of calculation thereof. The agreement between ARF and State Street Bank contains certain service standards applicable to the performance of recordkeeping services by State Street Bank and imposes penalties that reduce this program expense fee if such service standards are not met. No service penalties were imposed for the year ended December 31, 2007.

Benefit payments under the Program generally are made by check. Within two Business Days before the check is payable, funds for the payment of benefits are transferred to a non-interest bearing account with State Street Bank. There is no separate fee charged for benefit payments; rather, State Street Bank retains any earnings attributable to outstanding benefit checks, which has been taken into account in setting State Street Bank’s fees under the Program.

The program expense fee payable to ARF is based on the total assets in the Program (other than assets in Self-Managed Brokerage Accounts) at the following annual rates:

Value of Program Assets	Rate of ARF Program Expense Fee
First $500 million	.075%
Next $850 million	.065
Next $1.15 billion	.035
Next $1.5 billion	.025
Over $4.0 billion	.015

This program expense fee is accrued daily and is paid to ARF monthly based on the level of assets in the Program as of the end of the last Business Day of the preceding month. The Funds and Retirement Date Funds bear their respective portions of this program expense fee pro rata based on their respective net asset values as of the time of calculation thereof. The fee schedule set forth above may be increased only by written notification of such increase to all Employers, and shall become effective after a minimum of 60 days from such notice.

The program expense fee paid to ARF for the year ended December 31, 2007 was $1,739,368.

Trust, Management and Administration Fees

A fee is paid to State Street Bank for its management, administration and custody of the assets in the investment options (other than Self-Managed Brokerage Accounts). This fee is accrued on a daily basis and paid monthly from the assets of the Funds and the Retirement Date Funds. The Funds and the Retirement Date Funds bear their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation thereof. The trust, management and administration fees attributable to the portion of the Balanced Fund invested in the Intermediate Bond Fund are accrued and paid from the Intermediate Bond Fund, not from such portion of the Balanced Fund. This fee is payable at the following annual rates on the following aggregate values of assets:

Aggregate Value of Assets in Stable Asset Return,

Intermediate Bond, Balanced, Large-Cap Value Equity,

Large-Cap Growth Equity, Index Equity,

Mid-Cap Value Equity, Mid-Cap Growth Equity, Small-Cap Equity and

International Equity Funds and Retirement Date Funds

Rate
First $1.0 billion	.217%
Next $1.8 billion	.067
Over $2.8 billion	.029

The fee paid to State Street Bank for trust, management, administration and custody services for the year ended December 31, 2007 was $3,790,632.

Retirement Date Funds Fee

A fee is also paid to State Street Bank for the investment management services it performs relating to the assets in the Retirement Date Funds. These services include monitoring appropriate asset allocations at various time periods to target date and selection of investment vehicles by which to gain exposure to desired allocations. This fee is at the annual rate of .10% of the assets of the Retirement Date Funds and is accrued on a daily basis and paid monthly from the assets of the respective Retirement Date Funds. The Retirement Date Funds bear their respective portions of this fee pro rata based on their respective net asset values as of the time of calculation thereof. The fee paid to State Street Bank for Retirement Date Fund management for the year ended December 31, 2007 was $127,724.

Self-Managed Brokerage Account Fees

Transaction fees for the purchase or sale of securities for the Self-Managed Brokerage Account of a Participant are charged in accordance with the schedule of rates communicated from time to time to Participants with Self-Managed Brokerage Accounts. These transaction fees are paid to State Street Bank.

Actuarial and Consulting Services and Fees

State Street Bank has retained a third-party consulting firm to provide actuarial services and other services related to individually designed plan features for each Employer that adopts or has adopted the American Bar Association Members Defined Benefit Plan or any other plan requiring either actuarial or other such special plan related services. The fees and expenses of the consulting firm will be charged to the Employer based on the amount of such services provided by the consulting firm. If the fee is not paid directly by the Employer, such fee, if permissible, will be deducted from the Employer’s plan’s assets.

Investment Advisor Fees

A fee is paid to each Investment Advisor based on the value of the assets allocated to that Investment Advisor, as set forth below. These fees are accrued on a daily basis and paid monthly from the assets of the respective Funds.

Value of Assets in Large-Cap Value Equity Fund Allocated to AllianceBernstein L.P.	Rate
First $10 million	.50%
Next $10 million	.40
Next $30 million	.35
Next $50 million	.30
Next $50 million	.25
Next $50 million	.225
Next $50 million	.20
Next $50 million	.175
Over $300 million	.15

Value of Assets in Balanced Fund and Large-Cap Growth Equity Fund Allocated to Capital Guardian Trust Company(1)	Rate
First $20 million	.50%
Next $30 million	.35
Over $50 million	.225

(1)	Investment Advisor fees payable to Capital Guardian Trust Company are subject to fee reductions estimated to be 5% of the aggregate Investment Advisor fees payable to Capital Guardian Trust Company assuming the aggregate value of assets allocated to Capital Guardian Trust Company exceeds approximately $515 million.

Value of Assets in International Equity Fund Allocated to JPMorgan Asset Management (UK) Limited	Rate
First $50 million	.75%
Next $50 million	.65
Over $100 million	.45

Value of Assets in Intermediate Bond Fund(2) Allocated to Pacific Investment Management Company LLC	Rate
First $25 million	.50%
Next $25 million	.375
Over $50 million	.25

(2)	The assets of the debt portion of the Balanced Fund are invested in the Intermediate Bond Fund. Pacific Investment Management Company LLC receives an Investment Advisor fee according to this fee schedule and based on the aggregate value of all assets allocated to the Intermediate Bond Fund, including those so allocated through the debt portion of the Balanced Fund.

Value of Assets in International Equity Fund Allocated to Philadelphia International Advisors, LP	Rate
First $5 million	.75%
Next $10 million	.55
Over $15 million	.45

Value of Assets in Small-Cap Equity Fund Allocated to Smith Asset Management Group, L.P.	Rate
First $50 million	.85%
Next $50 million	.65
Over $100 million	.45

Value of Assets in Large-Cap Growth Equity Fund Allocated to T. Rowe Price Associates, Inc.	Rate
All assets (assuming all assets are in excess of $200 million)(3)	.35%

(3)	The Investment Advisor fee payable to T. Rowe Price for the portion of the Large-Cap Growth Equity Fund for which it serves as Investment Advisor is at an annual rate of .35% of the value of the assets of such Fund allocated to T. Rowe Price, so long as the value of such assets remains above $200 million (as of December 31, 2007, the value of such assets was $264 million). Should the value of the assets in the Large-Cap Growth Equity Fund allocated to T. Rowe Price fall to or below $200 million but remain above $100 million, the Investment Advisor fee payable to T. Rowe Price will change to an annual rate of .40% of such value, and should the value of such assets fall to or below $100 million, the Investment Advisor fee will change to an annual rate of .50% of the first $50 million of such value and .45% of such value in excess of $50 million (subject possibly to certain transitional credits in favor of the Large-Cap Growth Equity Fund as asset levels in the portion of such Fund allocated to T. Rowe Price approach the relevant breakpoints).

Value of Assets in Mid-Cap Growth Equity Fund Allocated to Turner Investment Partners	Rate
First $50 million	.65%
Next $50 million	.60
Over $100 million	.55

Value of Assets in Mid-Cap Value Equity Fund Allocated to Wellington Management Company, LLP	Rate
First $25 million	.75%
Next $25 million	.65
Over $50 million	.55

Value of Assets in Small-Cap Equity Fund Allocated to Wellington Management Company, LLP	Rate
First $25 million	.90%
Next $25 million	.80
Over $50 million	.70

Operational and Offering Costs

Recurring expenses incurred in connection with operating the Collective Trust, such as printing, legal, registration, consulting and auditing expenses, are considered operational expenses and are accrued throughout the year. For the year ended December 31, 2007, these expenses totaled $3,765,000, which includes $199,525 that was paid by the Collective Trust to Ennis Knupp & Associates for certain investment consulting services. ARF has retained Ennis Knupp & Associates to provide it, as well as State Street and State Street Bank, various investment consulting services, including providing recommendations with respect to the investment options offered under the Program and analyses of the performance of the Funds’ Investment Advisors. A fee in the amount of $19,650 for the registration of $500 million of Units with the Securities and Exchange Commission was paid in March 2008 and will be an operational cost. These operational costs will be allocated to all of the Funds and the Retirement Date Funds based on net asset value and will be accrued over the year ending December 31, 2008. For purposes of this allocation, assets of the Balanced Fund invested through the Intermediate Bond Fund are included only under the Intermediate Bond Fund and not under the Balanced Fund.

Fee Recipients

The following table summarizes the fees paid to Investment Advisors for services for the year ended December 31, 2007:

Fund(1)	Advisory Fees
Balanced Fund	$658,045
Intermediate Bond Fund	1,266,143
International Equity Fund	1,640,489
Large-Cap Growth Equity Fund	1,503,395
Large-Cap Value Equity Fund	853,980
Mid-Cap Growth Equity Fund	705,677
Mid-Cap Value Equity Fund	592,575
Small-Cap Equity Fund	2,074,959

(1)	The Index Equity Fund and the Stable Asset Return Fund do not, and the portfolios of the Structured Portfolio Service did not, have applicable Investment Advisor fees.

The following information with respect to estimated fees for 2008 is based on the approximate amount of assets of the Program on December 31, 2007, which was $4,163 million.

State Street Bank, in its capacity as administrator of the Program, would receive fees of $16,668,000 on an annual basis. ARF would receive fees of $1,701,000 on an annual basis in its capacity as sponsor of the Program.

The following table summarizes the fees estimated to be payable to each Investment Advisor in 2008. The summary is based on the approximate allocation of the Program’s assets among the investment options (other than the Retirement Date Funds) as of December 31, 2007 and reflects the respective allocations of assets invested in the portfolios of the Structured Portfolio Service to the Funds as of that date:

Investment Advisor	Advisory Fees(1)
AllianceBernstein L.P.(2)	$800,000
Capital Guardian Trust Company(3)	1,090,000
JPMorgan Asset Management (UK) Limited	943,000
Pacific Investment Management Company LLC	1,304,000
Philadelphia International Advisors, LP	722,000
Smith Asset Management Group, L.P.	786,000
T. Rowe Price Associates, Inc.	924,000
Turner Investment Partners	796,000
Wellington Management Company, LLP	1,711,000

(1)	Assumes that the allocation of the assets of the Funds among the Investment Advisors is as set forth in the table below.
(2)	Acting through its Bernstein Investment Research and Management Unit.
(3)	After an applicable fee discount of $57,000.

The table above is based on the following approximate allocations of the Program’s assets among the investment options (other than the Retirement Date Funds):

Fund	Allocation as of December 31, 2007 (in millions)(1)
Stable Asset Return Fund	$878
Intermediate Bond Fund	320
Balanced Fund	413
Large-Cap Value Equity Fund	421
Large-Cap Growth Equity Fund	718
Index Equity Fund	439
Mid-Cap Value Equity Fund	89
Mid-Cap Growth Equity Fund	131
Small-Cap Equity Fund	266
International Equity Fund	309

$3,984

(1)	The table is based on approximate amount of assets of the Program on December 31, 2007 (other than the Retirement Date Funds), and the approximate allocations of the Program’s assets among the investment options as of December 31, 2007 (other than the Retirement Date Funds). For purposes of this table, the debt portion of the Balanced Fund invested through the Intermediate Bond Fund, which totaled $164 million as of December 31, 2007, is included under the Balanced Fund and not under the Intermediate Bond Fund.

The following table shows the amount of assets for which each Investment Advisor provided investment advice at December 31, 2007 based on the allocation of the assets of the Program as shown in the table above.

Advisor	Approximate Assets as of December 31, 2007 (in millions)(1)
AllianceBernstein L.P.(2)
Large-Cap Value Equity Fund	$320
Capital Guardian Trust Company
Balanced Fund	249
Large-Cap Growth Equity Fund	220
JPMorgan Asset Management (UK) Limited
International Equity Fund	154
Pacific Investment Management Company LLC
Balanced Fund	164
Intermediate Bond Fund	320
Philadelphia International Advisors, LP
International Equity Fund	155
Smith Asset Management Group, L.P.
Small-Cap Equity Fund	108
T. Rowe Price Associates, Inc.
Large-Cap Value Equity Fund	264
Turner Investment Partners
Mid-Cap Growth Equity Fund	131
Wellington Management Company, LLP
Mid-Cap Value Equity Fund	89
Small-Cap Equity Fund	153

(1)	The table is based on the approximate assets of the Program on December 31, 2007 (other than the Retirement Date Funds).
(2)	Acting through its Bernstein Investment Research and Management Unit.

Each Employer, by electing to participate in the Program, agrees to the fees payable to State Street Bank, for itself and for further payment to State Street, and ARF as described in this Prospectus and that such fees are reasonable compensation for the services performed by State Street Bank, State Street and ARF, respectively, for the Program.

ERISA AND FIDUCIARY OBLIGATIONS

Generally, each Employer’s plan and trust, as well as the ABA Members Trusts and the Collective Trust, are subject to the requirements of ERISA, and the underlying assets are ERISA plan assets. The obligations imposed by ERISA apply to those persons who have discretionary authority or control regarding the management or administration of ERISA plan assets to the extent of such discretion and control. Accordingly, in general, each Employer, each trustee of an individually designed plan, State Street Bank, as trustee of the ABA Members Trusts, State Street, as trustee of the Collective Trust, ARF and each Investment Advisor will be considered ERISA fiduciaries to the extent that such person has or exercises any discretionary authority or control over plan assets.

Fiduciaries must manage ERISA plan assets in a manner consistent with the fiduciary requirements set forth in Part 4 of Title I of ERISA, including the requirement that (a) the investment of plan assets satisfy the diversification standard for a plan set forth in section 404(a) of ERISA, (b) the investment of plan assets be prudent and be in the best interests of a plan and its participants and beneficiaries, (c) the investment of plan assets be permissible under the terms of the underlying plan and trust documents, and (d) the plan not engage in a transaction described in section 406 of ERISA (commonly referred to as a “prohibited transaction”), unless an exemption applies. Therefore, each Employer (or other fiduciary with the appropriate discretion) must determine that the Program meets the applicable fiduciary requirements of ERISA.

In determining whether an investment is prudent for purposes of ERISA, the appropriate fiduciary who makes investment decisions should consider all facts and circumstances, including, without limitation, whether the investment provides sufficient liquidity in light of the foreseeable needs of the plan, and whether the investment is reasonably designed, as part of the plan assets with respect to which the fiduciary has investment duties, to further the purposes of the plan, taking into consideration the risk of loss and the opportunity for gain or other return associated with the investment. The assets of the Collective Trust, the Funds and the Retirement Date Funds will be invested in accordance with the investment policies and objectives expressed in this prospectus, and each Self-Managed Brokerage Account will be invested in accordance with the investment directions of the respective Participant, Employer or plan trustee. None of State Street, State Street Bank, ARF and the Investment Advisors has any responsibility for developing any overall investment strategy of any plan. In addition, under ERISA, no plan fiduciary is liable for any loss which results from the individual investment election of a Participant or beneficiary to the extent that a plan and a particular transaction complies with section 404(c) of ERISA and the Department of Labor regulations thereunder. See “—ERISA Section 404(c)” below.

As a fiduciary, State Street must manage the assets of the Collective Trust in a manner consistent with the applicable fiduciary requirements of ERISA, including the prudent man requirement, the exclusive benefit requirement and the prohibited transaction rules. With respect to the prohibited transaction rules, State Street intends to rely on several prohibited transaction class exemptions. In addition, it is contemplated that State Street, State Street Bank and the Investment Advisors will each meet the requirements of a “qualified professional asset manager” as defined in Prohibited Transaction Class Exemption 84-14, issued by the Department of Labor.

Bonding. As a fiduciary, each Employer must secure adequate bonding as required by section 412 of ERISA for every fiduciary of the plan and for every person (other than for State Street personnel) who handles funds or property of the plan (“Plan officials”). The bond must protect the plan against loss due to acts of fraud or dishonesty by Plan officials. The amount of the bond is determined at the beginning of each plan year, and must be at least 10% of the amount of the funds handled. The amount must, however, be at least $1,000, and generally is not required to be more than $500,000.

ERISA Section 404(c)

In General. The American Bar Association Members Retirement Plan is intended to be a plan described in section 404(c) of ERISA and the Department of Labor regulations thereunder. Each adopting Employer intends, by adopting the American Bar Association Members Retirement Plan, to have section 404(c) of ERISA apply to the plan as so adopted. Under section 404(c) of ERISA, a Participant (or beneficiary) who exercises control over assets in his or her plan account generally is not deemed to be a plan fiduciary, and persons who are otherwise plan fiduciaries, including the adopting Employer, ARF, State Street and State Street Bank may be relieved of ERISA fiduciary liability for any losses which are the direct and necessary result of investment instructions given by the Participant (or beneficiary). However, this relief may not be available for investments made pursuant to the default provisions applicable to cases where a Participant (or beneficiary) has not made an investment election.

The Department of Labor regulations under section 404(c) of ERISA describe the standards for determining whether a plan, or a particular transaction, is afforded this relief. The regulations define an “ERISA Section 404(c) plan” as an individual account plan, such as the American Bar Association Members Retirement Plan, that (i) provides Participants (or beneficiaries) an opportunity to exercise control over assets in their individual plan accounts, and (ii) provides Participants (or beneficiaries) an opportunity to choose, from a broad range of investment alternatives, the manner in which some or all of the assets in their plan accounts are invested. Set forth below is a summary of the manner in which the American Bar Association Members Retirement Plan satisfies the requirement of the regulations.

Opportunity to Exercise Control. The American Bar Association Members Retirement Plan provides Participants (or beneficiaries) an opportunity to give investment instructions to a fiduciary designated by the Employer, which is State Street Bank unless the Employer designates another fiduciary for this purpose. Participants (or beneficiaries) also are provided (or have the opportunity to obtain) information intended to enable them to make informed decisions as to available investment alternatives. This information includes: (i) identification and descriptions of the investment options available under the plan, including a general description of the investment objectives and risk and return characteristics of each option; (ii) identification of any investment managers designated by the Employer; (iii) a description of plan procedures under which Participants may give investment instructions, including limitations on frequency or number of directions; (iv) identification of certain transaction fees and expenses which are charged to a Participant’s account; (v) copies of prospectuses with respect to any mutual fund in which a Participant’s account has not previously invested; and (vi) copies of materials (such as voting forms and proxy information) necessary for a Participant to exercise any pass-through voting, tender and similar rights.

Upon request, additional information must be provided to Participants by the plan fiduciary designated by the Employer (or person or persons designated by the plan fiduciary to act on its behalf), and the Employer must identify the name, address and phone number of such person or persons. For an Employer which has not designated a fiduciary other than State Street Bank for this purpose, requests should be made to State Street Bank, ABA Retirement Funds program, P.O. Box 5142, Boston, MA 02206-5142 or by calling the ABA Retirement Funds program Participant Services Line at State Street Bank at (800) 348-2272. This information includes: (i) a description of the annual operating expenses of each investment option, such as investment management fees, administrative fees and transaction costs, which may reduce a Participant’s account, and the aggregate amount of such expenses expressed as a percentage of net assets of the investment option; (ii) copies of prospectuses, financial statements and reports and other materials relating to investment options; (iii) a list of the underlying assets of an investment option that holds “plan assets” (within the meaning of Department of Labor Regulation Section 2510.3-101), and the value of each asset (or the proportion of the investment alternative which it comprises), and with respect to some fixed rate investment contracts, the name of the issuer of the contract and the contract term and rate of return; (iv) information concerning the value of shares or Units in available investment options, including their past and current investment performance; and (v) information concerning the value of shares or Units in investment options held in a Participant’s account.

The Department of Labor regulations permit fiduciaries to decline to implement a Participant’s investment instructions if, for example, the result would be a transaction prohibited under ERISA or the Internal Revenue Code, or would generate taxable income to the plan. State Street Bank, as plan trustee, may, therefore, decline to follow the investment instructions of a Participant under these circumstances. It is generally not anticipated, however, that the exercise of investment elections allowed under the American Bar Association Members Retirement Plan, including Self-Managed Brokerage Accounts, would result in these circumstances. For information regarding certain restrictions on investment transfers, see “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

Range of Investment Alternatives. The Department of Labor regulations require a plan to offer at least three “core” investment alternatives which (i) are diversified as to type of investment; (ii) have materially different risk and return characteristics; (iii) in the aggregate enable a Participant to achieve an investment portfolio with appropriate aggregate risk and return characteristics; and (iv) tend to minimize through diversification the overall risk to Participants’ portfolios. The Stable Asset Return Fund, the Intermediate Bond Fund, the Balanced Fund, the Large-Cap Value Equity Fund, the Mid-Cap Value Equity Fund, the Large-Cap Growth Equity Fund, the Mid-Cap Growth Equity Fund, the Index Equity Fund, the Small-Cap Equity Fund, the International Equity Fund and each of the Retirement Date Funds are intended to constitute “core” investment options. See “Stable Asset Return Fund,” “Intermediate Bond Fund,” “Balanced Fund,” “Large-Cap Value Equity Fund,” “Mid-Cap Value Equity Fund,” “Large-Cap Growth Equity Fund,” “Mid-Cap Growth Equity Fund,” “Index Equity Fund,” “Small-Cap Equity Fund,” “International Equity Fund” and “Retirement Date Funds.” If the Employer has so provided, a plan may also offer the Self-Managed Brokerage Account as an additional “non-core” investment option. The relief from fiduciary liability provided by section 404(c) of ERISA is applicable to all investment elections under a plan that is adopted under the American Bar Association Members Retirement Plan, including any elections to invest in any investment available under the Self-Managed Brokerage Account.

The Department of Labor regulations require a plan to allow Participants to transfer among the “core” investment options at least once during any three-month period. The American Bar Association Members Retirement Plan generally permits Participants to make investment elections and make transfers among investment options on a daily basis except for the International Equity Fund. See “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

REGULATION OF COLLECTIVE TRUST

Although the Funds and the Retirement Date Funds are similar in certain respects to registered open-end management investment companies (commonly referred to as “mutual funds”), the Funds and the Retirement Date Funds under the Collective Trust are exempt from registration under the Investment Company Act because they are “collective trust funds” maintained by a bank consisting solely of assets of the plans. For this reason, the Funds and the Retirement Date Funds are not subject to compliance with the requirements of the Investment Company Act that apply to mutual funds.

A typical mutual fund is operated by a board of directors or trustees through contractual arrangements with one or more investment advisors, administrators, custodians and similar service providers. Under the Investment Company Act, a mutual fund is required to provide shareholders with voting rights with respect to a variety of matters, including the election of the mutual fund’s directors or trustees, the approval of the fund’s contracts with its investment advisors and the approval of changes to the mutual fund’s fundamental investment policies.

Unlike the typical mutual fund, the Collective Trust is operated by a single corporate trustee (State Street), which, together with State Street Bank, is responsible for all aspects of each Fund and the Retirement Date Funds, including portfolio management, administration and custody. Under the Collective Trust, investors have no voting rights with respect to the selection of State Street as trustee, the selection of the Funds’ Investment Advisors or changes to any investment policy of a Fund and the Retirement Date Funds. State Street may make additional investment options available from time to time, subject to the approval of ARF, and State Street may terminate or amend the terms of the investment options from time to time upon notice to, and in consultation with, ARF. On behalf of the investors, however, ARF will exercise independent oversight of State Street and State Street Bank with respect to some aspects of the Program. In particular, none of the fees charged by State Street Bank or the Investment Advisors may be changed without the prior approval of ARF. For additional information concerning the role of ARF under the Program, see “ABA Retirement Funds.”

Under the Investment Company Act, the investment advisor to a mutual fund and its affiliates are prohibited from engaging in principal transactions with the mutual fund. Although these provisions of the Investment Company Act do not apply to the Funds and the Retirement Date Funds, similar prohibitions on self-dealing are applicable to State Street, State Street Bank and each Investment Advisor under ERISA.

A mutual fund is required to issue “redeemable securities” within the meaning of the Investment Company Act. In connection with this requirement, a mutual fund generally may not invest more than 10% of its assets in illiquid securities and may not suspend or postpone the redemption of shares for more than seven days, except under extraordinary circumstances. Similar provisions have been adopted with respect to each of the Funds, except the Stable Asset Return Fund, which may invest more than 10% of its assets in illiquid securities and may temporarily suspend or postpone withdrawals or transfers if there are insufficient liquid assets to satisfy withdrawal or transfer requests. For additional information concerning the risks associated with an investment in the Stable Asset Return Fund, see “Stable Asset Return Fund” and “Transfers Between Investment Options and Withdrawals—Frequent Trading; Restrictions on Transfers.”

The Stable Asset Return Fund relies on “Amortized Cost Pricing” as the method for valuing portfolio securities of the Fund. Unlike a mutual fund, however, the Stable Asset Return Fund and the Retirement Date Funds are not subject to Rule 2a-7 under the Investment Company Act, which requires a mutual fund, as a condition to the use of Amortized Cost Pricing, to satisfy quality diversification and maturity standards with respect to its portfolio. For a more complete description of the risks associated with the use of Amortized Cost Pricing, see “Stable Asset Return Fund—Valuation of Units.”

Finally, because the Funds and the Retirement Date Funds are not registered under the Investment Company Act, the Funds and the Retirement Date Funds are not subject to the periodic reporting requirements of the Investment Company Act and the operations of the Funds and the Retirement Date Funds are not subject to inspection by the Securities and Exchange Commission under the Investment Company Act. State Street Bank, however, is subject to supervision and examination by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks. State Street is subject to the supervision and/or examination by the Board of Governors of the Federal Reserve System, the Massachusetts Commissioner of Banks and the New Hampshire Bank Commissioner. Furthermore, State Street and State Street Bank are required to comply with the provisions of ERISA, to the extent applicable, in connection with the administration of the Program.

FEDERAL INCOME TAX CONSIDERATIONS

The provisions of the Internal Revenue Code relating to contributions to, and distributions under, qualified retirement plans generally, including the Program, are briefly summarized below. For purposes of this summary, it is assumed that Participants are not participants in any other qualified retirement plan. Provisions of the Internal Revenue Code that govern participation, vesting, funding or prohibited transactions generally are not discussed in this prospectus. There also is no discussion in this prospectus of the reporting and disclosure requirements of ERISA. See “ERISA and Fiduciary Obligations.” In addition, there is no discussion of the impact, if any, of state laws that may apply. For information on these matters, Employers, plan trustees and Participants should consult their legal or tax advisors. The Collective Trust has not received a written opinion of tax counsel with respect to the matters discussed below.

If an Eligible Employer adopts an ABA Members Plan, the Eligible Employer will not need Internal Revenue Service (“IRS”) approval unless the Eligible Employer adopts certain provisions or maintains another plan. If, with respect to an individually designed plan, an Eligible Employer adopts the Pooled Trust, IRS approval is not required, assuming that the applicable individually designed plan has been approved by the IRS. State Street Bank will inform Eligible Employers whether they need to submit their plan to the IRS for approval. If such a submission is required, Eligible Employers may have to pay the IRS a user fee. This fee is subject to change at the discretion of the IRS.

Contributions

Employer contributions to a Plan are deductible in the fiscal year for which they are made if the limitations of section 404 of the Internal Revenue Code are met. As a general rule, Employer contributions must be made for any fiscal year by the due date (including extensions) for filing the Employer’s federal income tax return for that fiscal year. However, under ERISA, Participants’ salary deferral contributions under a 401(k) plan and Participants’ voluntary after-tax contributions must be contributed by the Employer as soon as practicable after the payroll period for which the deferral or contribution is made and within the time specified by applicable law, but in no event later than 15 days following the end of the calendar month in which such deferral or contribution is made.

An Employer that has adopted the American Bar Association Members Retirement Plan as a profit sharing plan makes contributions in discretionary amounts to be determined annually. An individually designed profit sharing plan may provide for contributions that are either discretionary or fixed by a formula contained in the plan. A profit sharing plan may include a 401(k) arrangement under which matching contributions on a discretionary basis to be determined annually or pursuant to a fixed formula may be provided. The aggregate Employer contribution to the plan, including profit sharing and matching contributions but excluding Participants’ salary deferrals under a 401(k) arrangement, is limited to 25% of all Participants’ taxable compensation for the plan year.

An Employer that has adopted the American Bar Association Members Retirement Plan as a defined contribution pension plan must contribute a percentage of each Participant’s compensation as specified by the Employer in the adoption agreement. An Employer that has adopted the American Bar Association Members Retirement Plan as a target benefit pension plan must contribute an amount which is actuarially determined to be necessary to fund the benefit targeted at normal retirement age. With respect to either a defined contribution pension plan or a target benefit plan, an Employer’s deductible contribution is limited by the formula specified in the adoption agreement.

Contributions on behalf of a Participant in one or more plans established under the American Bar Association Members Retirement Plan are limited to the lesser of $46,000 (for 2008) and 100% of the Participant’s taxable compensation (determined, in the case of self-employed persons, with respect to one-half of self-employment (SECA) taxes paid and all deductible plan contributions, other than 401(k) salary deferral contributions). A Participant’s after-tax employee contributions, salary deferrals under a 401(k) plan and forfeitures are taken into account for purposes of applying this limitation. Employer contributions under the American Bar Association Members Retirement Plan or an individually designed defined contribution plan that are in excess of the foregoing limits are not deductible.

A Participant’s deferrals under a 401(k) plan may not exceed $15,500 for 2008, as adjusted pursuant to section 402(g) of the Internal Revenue Code thereafter. Participants who are 50 years of age or older or who are projected to obtain age 50 during the current calendar year are eligible to make additional deferrals to a 401(k) plan over and above any other applicable limits that apply to the plan (e.g., statutory limits, employer-provided limits, and the actual deferral percentage (ADP) limit) up to the catch-up limitation for the year ($5,000 for 2008). Thus, for example, eligible participants age 50 or over who contribute the maximum amount of deferrals to a 401(k) plan ($15,500 for 2008) may contribute an additional $5,000 to the 401(k) plan, such that the total 401(k) contribution limit for such participants will be $20,500 for 2008. Finally, for 2008, certain Participants with incomes up to $26,500 (for unmarried Participants) and $53,000 (for married Participants) may be eligible for a Saver’s Credit with respect to the first $2,000 contributed to a 401(k) plan and certain other retirement plans. Participants should consult with their personal tax advisors to determine whether they are eligible for this credit.

Under the American Bar Association Members Defined Benefit Plan or any individually designed defined benefit pension plan, the plan’s actuary determines the amount of the annual contribution. If the Employer adopts both the American Bar Association Members Defined Benefit Plan and the American Bar Association Members Retirement Plan (or any other combination of defined benefit and defined contribution plans), its deductible contribution is limited to 25% of all Participants’ taxable compensation or the amount necessary to meet the minimum funding standard under the defined benefit plan, whichever is greater.

If the Employer contributes more to the plan than is deductible under the above rules, the Employer may be liable for a 10% penalty tax on that non-deductible contribution and may risk disqualifying the plan.

Salary deferrals to a 401(k) plan are subject to applicable FICA (social security) and FUTA (unemployment) taxes.

Distributions

Income or gains on contributions are generally not subject to federal income tax until benefits are distributed to the Participant or the Participant’s beneficiary. Generally, distributions in excess of an employee’s after-tax contributions are taxed as ordinary income to the recipient, whether the distribution is made as a lump sum payment or installments.

Lump Sum Payment to Participants Born Before 1936. If a Participant was born before 1936, the Participant may elect to have a special rule apply to one lump sum distribution made after attainment of age 59 1/2 or on account of death, disability (if the Participant is self-employed), or separation from service if the Participant is an employee. For the payment to be treated as a lump sum distribution, the Participant must have participated in the plan for at least five years prior to the distribution. Under this special rule, a Participant may elect ten-year income averaging using 1986 income tax rates. Furthermore, a Participant who contributed to a plan before 1974 may elect separately to pay tax on the portion of the Participant’s lump sum distribution attributable to pre-1974 contributions at a flat 20% rate.

Payments to All Other Participants. In general, distribution of the taxable portion of a Participant’s account balance or benefit is eligible for tax-deferred treatment if it is rolled over into a “traditional” Individual Retirement Account (“IRA”) or an eligible employer plan that accepts rollovers provided the rollover is completed within 60 days. Except with respect to designated Roth contributions, a Participant may not roll over his or her account balance into a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). Designated Roth contributions can be rolled over only to a Roth IRA or certain eligible employer plans that accept such contributions and maintain a separate designated Roth account. An “eligible employer plan” includes a plan qualified under section 401(a) of the Internal Revenue Code, a section 403(a) annuity plan, a section 403(b) tax-sheltered annuity and an eligible section 457(b) plan maintained by a governmental employer. However, if a Participant’s distribution is one of a series of substantially equal payments made (1) over the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his or her beneficiary, or (2) over a specified period of 10 years or more, such distribution will not be eligible for rollover. In addition, hardship distributions, qualified disaster relief distributions and payments from a plan required to be made because a Participant has attained his or her “required beginning date” as defined under section 401(a)(9) of the Internal Revenue Code, are ineligible for rollover. Amounts that are rolled over into an IRA generally cannot be withdrawn without penalty before the Participant reaches age 59 1/2 and any such withdrawals will be taxable as ordinary income. The amount of any taxable distribution that is eligible for rollover but that is not paid to an IRA or eligible employer plan is subject to mandatory 20% withholding and includible in the Participant’s gross income. Additionally, Participants may be subject to the 10% additional income tax on premature distributions, as described below. Participants who are contemplating rolling over their account balance are advised to consult with their personal tax advisors to determine the appropriate tax treatment of the rollover. After-tax contributions may be rolled over to an IRA or to certain employer plans that accept after-tax contributions. If after-tax contributions are rolled over to an IRA, they cannot later be rolled into another eligible employer plan. Special rules apply to designated Roth contributions. See “Roth Contributions” below.

Annuity Payments and Monthly Installments. Each annuity or installment payment a Participant receives is treated as ordinary income except where the Participant has a “cost basis” in the payment. A Participant’s cost basis is equal to the amount of the Participant’s voluntary after-tax contributions, plus any Employer contributions that the Participant was required to include in gross income in prior years. To the extent a Participant has a cost basis, a portion of each annuity or installment payment a Participant receives will, subject to special rules and limitations, be excluded from gross income to reflect the recovery of the Participant’s cost basis.

In-Service Withdrawals of After-Tax Contributions. The portion of each in-service withdrawal of voluntary after-tax employee contributions that is attributable to earnings will be included in a Participant’s gross income. However, amounts contributed before January 1, 1987 to plans that on May 5, 1986 permitted active employees to withdraw their after-tax contributions are taxable upon withdrawal only to the extent that they exceed the amount of the Participant’s cost basis. Amounts included in gross income under this rule may also be subject to the additional 10% income tax on premature distributions described below.

Premature Distributions. A Participant may be liable for an additional 10% income tax on all taxable amounts distributed before age 59 1/2 unless the distribution falls within a specified exception or is rolled over into an IRA or an eligible employer plan.

The exceptions to this additional tax include (a) distributions made to a Participant’s beneficiary on account of the Participant’s death, (b) distributions in the form of a life annuity or installments over the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s beneficiary), (c) distributions due to separation from service on or after age 55, (d) distributions not in excess of the Participant’s deductible medical expenses, (e) distributions to an alternate payee pursuant to a qualified domestic relations order, (f) distributions to certain unemployed individuals for health insurance premiums, (g) distributions not in excess of qualified higher education expenses, (h) distributions for some types of first time home purchases, (i) distributions on account of disability and (j) payments made directly to the government to satisfy a federal tax levy.

Roth Contributions. Qualified distributions of designated Roth contributions made to a designated Roth account, including earnings, are not subject to tax upon distribution if they are made five years after the designated Roth contributions were initially made and they are made for a qualified purpose. A qualified purpose is any distribution made after attainment of age 59 1/2, any distribution to a participant’s beneficiary due to the participant’s death and any distribution made on account of the participant’s disability. Non-qualified distributions of designated Roth contributions are subject to 10% additional income tax on premature distributions as described above. See “—Premature Distributions.”

Federal Income Tax Withholding

Under the ABA Members Plans, federal income tax will be withheld from all taxable payments which are not directly rolled over into an IRA or an eligible employer plan unless, where permitted, the recipient elects otherwise. The rate of withholding will depend on the type and, in some cases, the amount of the distribution. A person receiving periodic monthly payments of less than $1,560 will generally be exempt from withholding, although he or she may elect to have tax withheld. A person receiving monthly payments of $1,560 or more will generally be subject to withholding as if the benefit payments were wages, unless he or she elects not to have tax withheld. Where a person whose monthly payments are $1,560 or more makes no withholding election whatsoever, tax will be withheld as if the person were married and claiming three withholding allowances. A special withholding table may be used to determine the withholding liability of a periodic payment. Although the amount of any periodic payment that will be withheld is determined as if the periodic payment were a payment of wages to the Participant for a payroll period, the amount to be withheld is calculated separately from any amounts that are actually paid to the Participant as wages for the same period. Taxable distributions from a plan which are eligible for rollover, as described above, will generally be subject to mandatory withholding at the rate of 20%, unless the distribution is paid directly to an eligible employer plan or to an IRA. A Participant will receive additional information and appropriate forms for withholding when he or she requests the necessary forms for a distribution or withdrawal.

Under an individually designed plan that uses the Pooled Trust for investment only, State Street Bank will pay the full amount of the distribution to the plan’s trustee. The plan’s trustee is responsible for withholding federal income tax upon a distribution to the Participant.

TAXATION OF COLLECTIVE TRUST

The Collective Trust is a tax-exempt group trust established pursuant to Revenue Ruling 81-100, 1981-1 C.B. 326 as modified by Revenue Ruling 2004-67, 2004-25 I.R.B. 28. The Collective Trust has received from the IRS a favorable determination letter with respect to such tax-exempt status.

As a tax-exempt group trust, the Collective Trust is not subject to federal income tax unless the Collective Trust generates unrelated business taxable income (“UBTI”) as defined in the Internal Revenue Code. It is the policy of State Street not to invest any portion of the assets of the Collective Trust in a manner that will generate UBTI. However, if State Street determines that a proposed investment cannot be structured to avoid UBTI and that the projected after-tax return on that investment is sufficient to justify the making of such investment, then State Street may elect to make that investment. In the unlikely event that any UBTI is incurred by the Collective Trust, it is anticipated that any tax thereon would be reported and paid by the Collective Trust as an expense of the Collective Trust.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois, has passed upon the validity of the issuance of the Units offered hereby for the Collective Trust. Sidley Austin LLP has relied, as to matters of New Hampshire law, upon the opinion of Sulloway & Hollis, P.L.L.C.

EXPERTS

The financial statements of each of the Funds and the Retirement Date Funds incorporated in this prospectus by reference to the Collective Trust’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Collective Trust is subject to the informational requirements of the Exchange Act and in accordance therewith, it files reports and other information with the SEC in Washington, D.C.

The Collective Trust has filed with the SEC Registration Statements on Form S-1, including amendments thereto, relating to the Units offered hereby. This prospectus does not contain all the information set forth in the Registration Statements to which it relates (File Nos. 333-141236 and 333-149594) and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed or incorporated by reference as an exhibit to the applicable Registration Statement, each of these statements being qualified in all respects by such reference. For further information with respect to the Collective Trust, State Street Bank, State Street and the Units offered by this prospectus, reference is hereby made to the Registration Statements, exhibits and schedules.

The Collective Trust’s reports and other information filed in accordance with the Exchange Act and the Registration Statements and exhibits and schedules thereto may be read and copied by the public at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (including the Collective Trust). The site’s address is http://www.sec.gov.

The Collective Trust has “incorporated by reference” into this prospectus certain information that it files with the SEC. This means that the Collective Trust can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later.

The Collective Trust incorporates by reference into this prospectus the documents listed below (SEC file no. 033-50080):

•	Annual Report on Form 10-K for the year ended December 31, 2007; and

•	Annual Report on Form 10-K/A for the year ended December 31, 2007.

The Collective Trust will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference. Requests should be directed to:

ABA Retirement Funds

Attn: Marketing Dept.

P.O. Box 5142

Boston, MA 02206

Telephone: (800) 348-2272

Email: abaretirement@citistreetonline.com

The documents listed above which have been incorporated into this prospectus are also available through the Program’s Web site at http://www.abaretirement.com.

Further information regarding the Program is available by password protected access to the Program’s Web site at http://www.abaretirement.com. Information contained on the Web site is not part of this prospectus, except to the extent certain documents are incorporated by reference into this prospectus.

SEC rules require the Collective Trust to prepare a new prospectus at least annually. From time to time the Collective Trust may also provide you with updates regarding changes to the Program and the investment options by means of a supplement to this prospectus. You should retain a copy of this prospectus for future reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, including, without limitation, those relating to the objectives and strategies of the investment options, constitute “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Collective Trust desires to take advantage of the “safe harbor” provisions of such Act and is including this special note to enable it to do so. Forward-looking statements included in this prospectus, or subsequently included in other publicly available documents filed with the SEC, and other publicly available statements issued or released by the Collective Trust, involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance or achievements of the investment options to differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. For a description of these factors, see the descriptions of each of the investment options found elsewhere in this prospectus.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee	$19,650
Accountants’ fees and expenses	639,000
Legal fees and expenses	250,000
Printing and mailing expenses	500,000
Blue Sky fees and expenses	100,000
Miscellaneous	25,000

Total	$1,533,650

Item 14.	Indemnification of Directors and Officers.

State Street Bank’s By-Laws provide that, subject to the limitations of applicable federal and state law, State Street Bank shall indemnify each person who is or was serving at the request of State Street Bank as a director, officer or employee of a subsidiary or affiliate of State Street Bank, including State Street, against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements reasonably incurred by such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such action was in the best interests of State Street Bank.

State Street’s By-Laws provide that, subject to the limitations of applicable federal law, State Street shall indemnify and reimburse any individual person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal by reason of the fact that such party was or is serving as a Director, officer, employee or agent of State Street for the amount of any judgment, money decree, fine, penalty or settlement for which such person may have become liable, as the Board of Directors deems reasonable, actually incurred by such person in connection with the defense or reasonable settlement of any such action, suit or proceeding, or any appeal therein, to the extent and under the circumstances that would be required or permitted by applicable federal law and by the New Hampshire Business Corporation Act if State Street were a business corporation. Such indemnification and reimbursement (unless ordered by a court) shall be made as authorized in a specific case upon a further determination that indemnification of the Director, officer, employee or agent is permissible in the circumstances.

State Street Corporation, the parent company of State Street Bank, carries director and officer liability insurance that protects directors and officers from losses arising out of actual or alleged negligence or imprudent acts or omissions while they are directing or managing the affairs of State Street Corporation.

State Street Corporation also carries bankers professional liability insurance which protects State Street, State Street Bank and State Street Corporation against losses resulting from actual or alleged wrongful acts committed in connection with rendering a professional service.

Each of the Investment Advisor Agreements between State Street and the Investment Advisors provides that to the extent permitted by applicable law, the Investment Advisor agrees to indemnify and hold harmless State Street for any losses, damages or expenses resulting from (1) any recommendation of the Investment Advisor or based on information provided by the Investment Advisor, (2) the Investment Advisor’s failure to provide correct and timely information or to make recommendations on a timely basis as provided in the applicable Agreement and (3) any disclosure relating to the Investment Advisor or the services provided by the Investment Advisor with respect to a Fund which the Investment Advisor has prepared, approved in writing or has not disapproved within five business days following transmission to a person designated by the Investment Advisor to review such disclosure; provided, however, that the Investment Advisor shall not be required to indemnify and hold harmless State Street to the extent that such losses, damages or expenses result from an act or omission of the Investment Advisor with respect to which the Investment Advisor not only has used such care, skill, prudence and diligence as a reasonably prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, but also has otherwise acted in accordance with the Investment Advisor Agreement.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2005, the Collective Trust has issued an aggregate of approximately $2,500,000,000 in unregistered Units. Such Units were offered and sold in reliance upon the exemption from registration under Rule 180 promulgated under the Securities Act relating to exemption from registration of interests and participations issued in connection with certain H.R. 10 plans.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Document
3.1

American Bar Association Members/State Street Collective Trust, Declaration of Trust by State Street Bank and Trust Company, amended and restated December 5, 1991, included as Exhibit 3.1 to Registrant’s Form S-1 Registration Statement No. 33-50080 and incorporated herein by reference thereto.

3.2.1

American Bar Association Members/State Street Collective Trust, Amendment to Declaration of Trust by State Street Bank and Trust Company dated July 31, 1995, included as Exhibit 3.2 to Registrant’s Form S-1 Registration Statement No. 33-92120 and incorporated herein by reference thereto.

3.2.2

American Bar Association Members/State Street Collective Trust, Amendment to Declaration of Trust dated July 15, 2002, included as Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference thereto.

3.2.3

American Bar Association Members/State Street Collective Trust, Amendment to Declaration of Trust dated effective December 1, 2004, included as Exhibit 3.2.3 to Registrant’s Current Report on Form 8-K, filed November 5, 2004 and incorporated herein by reference thereto.

3.3

American Bar Association Members/State Street Collective Trust, Sixth Amended Fund Declaration for the Stable Asset Return Fund, included as Exhibit 3.3 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

3.4

American Bar Association Members/State Street Collective Trust, Fifth Amended and Restated Fund Declaration for the Intermediate Bond Fund, included as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
3.5

American Bar Association Members/State Street Collective Trust, Eighth Amended and Restated Fund Declaration for the Balanced Fund, included as Exhibit 3.5.2 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

3.6

American Bar Association Members/State Street Collective Trust, Fifth Amended and Restated Fund Declaration for the Large-Cap Value Equity Fund, included as Exhibit 3.6 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

3.7

American Bar Association Members/State Street Collective Trust, Eighth Amended and Restated Fund Declaration for the Large-Cap Growth Equity Fund, included as Exhibit 3.7 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

3.8

American Bar Association Members/State Street Collective Trust, Sixth Amended and Restated Fund Declaration for the Index Equity Fund, included as Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 and incorporated herein by reference thereto.

3.9

American Bar Association Members/State Street Collective Trust, Ninth Amended and Restated Fund Declaration for the Small-Cap Equity Fund, included as Exhibit 3.9 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference thereto.

3.10

American Bar Association Members/State Street Collective Trust, Seventh Amended and Restated Fund Declaration for the International Equity Fund, included as Exhibit 3.10 to Registrant’s Form S-1 Registration Statement No. 333-141236 and incorporated herein by reference thereto.

3.11

American Bar Association Members/State Street Collective Trust, Second Amended and Restated Fund Declaration for the Structured Portfolio Service, included as Exhibit 3.11 to Registrant’s Form S-1 Registration Statement No. 333-84814 and incorporated herein by reference thereto.

3.12

American Bar Association Members/State Street Collective Trust, First Amended and Restated Fund Declaration for the Mid-Cap Growth Equity Fund, included as Exhibit 3.12 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

3.13

American Bar Association Members/State Street Collective Trust, Second Amended and Restated Fund Declaration for the Mid-Cap Value Equity Fund, included as Exhibit 3.13 to Registrant’s Current Report on Form 8-K filed October 4, 2006 and incorporated herein by reference thereto.

3.14

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective December 1, 2004, included as Exhibit 3.13 to Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

3.15

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations dated February 17, 2005, included as Exhibit 3.15 to Registrant’s Current Report on Form 8-K filed February 23, 2005 and incorporated herein by reference thereto.

3.16

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective as of October 1, 2005, included as Exhibit 3.16 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

3.17

American Bar Association Members/State Street Collective Trust, First Amended and Restated Fund Declaration for the Retirement Date Funds, included as Exhibit 3.17 to Registrant’s Form S-1 Registration Statement No. 333-141236 and incorporated herein by reference thereto.

3.18

American Bar Association Members/State Street Collective Trust, Amendment to Fund Declarations effective as of August 1, 2006, included as Exhibit 3.18 to Registrant’s Form S-1 Registration Statement No. 333-132571 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
4.1	American Bar Association Members/State Street Collective Trust, Declaration of Trust and Fund Declaration for each Fund and the Retirement Date Funds, included in Exhibits No. 3.1 through 3.18 above.

5.1*	Opinion of Sidley Austin LLP regarding the legality of the Units registered.

5.2*	Opinion of Sulloway & Hollis, P.L.L.C. regarding matters of New Hampshire law.

10.1

Trust Agreement of the American Bar Association Members Retirement Trust, amended and restated as of January 1, 1992, by and between the American Bar Retirement Association and State Street Bank and Trust Company, included as Exhibit 10.1 to Registrant’s Form 10-K for the year ended December 31, 1991 and incorporated herein by reference thereto.

10.2

Trust Agreement of the American Bar Association Members Pooled Trust for Retirement Plans, amended and restated as of January 1, 1992, by and between the American Bar Retirement Association and State Street Bank and Trust Company, included as Exhibit 10.2 to Registrant’s Form 10-K for the year ended December 31, 1991 and incorporated herein by reference thereto.

10.3

Amendment to the American Bar Association Members Retirement Trust dated July 31, 1995 by and between the American Bar Retirement Association and State Street Bank and Trust Company, included as Exhibit 10.3 to Registrant’s Form S-1 Registration Statement No. 33-92120 and incorporated herein by reference hereto.

10.3.1

Amendment Number Three to the American Bar Association Members Retirement Trust dated January 24, 2006 by and between ABA Retirement Funds and State Street Bank and Trust Company, included as Exhibit 10.3.1 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

10.4

Amendment to the American Bar Association Members Pooled Trust for Retirement Plans dated July 31, 1995 by and between the American Bar Retirement Association and State Street Bank and Trust Company, included as Exhibit 10.4 to Registrant’s Form S-1 Registration Statement No. 33-92120 and incorporated herein by reference thereto.

10.4.1

Amendment Number Three to the American Bar Association Members Pooled Trust for Retirement Plans dated January 24, 2006 by and between ABA Retirement Funds and State Street Bank and Trust Company, included as Exhibit 10.4.1 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

10.5

American Bar Association Members Retirement Plan—Basic Plan Document No. 01 as amended and related adoption agreements, included as Exhibit 10.5 to Registrant’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference thereto.

10.6

American Bar Association Members Defined Benefit Pension Plan—Basic Plan Document No. 02 and related adoption agreements, included as Exhibit 10.6 to Registrant’s Form 10-K for the year ended December 31, 2001 and incorporated herein by reference thereto.

10.7.1

Administrative and Investment Services Agreement effective January 1, 2003, between State Street Bank and Trust Company and the American Bar Retirement Association, included as Exhibit 10.7.1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

10.7.2

Amendment No. 1 effective December 1, 2004, to the Administrative and Investment Services Agreement effective January 1, 2003, between State Street Bank and Trust Company and the American Bar Retirement Association, included as Exhibit 10.7.2 to Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.7.3

Amendment No. 2 effective April 1, 2005, to the Administrative and Investment Services Agreement effective January 1, 2003, between State Street Bank and Trust Company and the American Bar Retirement Association, included as Exhibit 10.7.3 to Registrant’s Current Report on Form 8-K filed February 23, 2005 and incorporated herein by reference thereto.

10.7.4

Amendment No. 3 dated August 18, 2005 to the Administrative and Investment Services Agreement effective January 1, 2003, between State Street Bank and Trust Company and the American Bar Retirement Association, included as Exhibit 10.7.3 to Registrant’s Current Report on Form 8-K filed August 23, 2005 and incorporated herein by reference thereto.

10.7.5

Amendment No. 4 dated January 24, 2006 to the Administrative and Investment Services Agreement effective January 1, 2003, between State Street Bank and Trust Company and ABA Retirement Funds, included as Exhibit 10.7.5 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

10.7.6

Amendment No. 5 dated April 13, 2006 to the Administrative and Investment Services Agreement effective January 1, 2003 between State Street Bank and Trust Company and ABA Retirement Funds, included as Exhibit 10.7.6 to Registrant’s Form S-1 Registration Statement No. 333-132571 and incorporated herein by reference thereto.

10.8

Investment Advisor Agreement effective as of January 1, 1992 by and between State Street Bank and Trust Company and Capital Guardian Trust Company, included as Exhibit 10.6 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference thereto.

10.8.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Capital Guardian Trust Company, included as Exhibit 10.8.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.9

Investment Advisor Agreement effective as of January 1, 1992 by and between State Street Bank and Trust Company and Capital Guardian Trust Company, included as Exhibit 10.9 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference thereto.

10.9.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Capital Guardian Trust Company, included as Exhibit 10.10.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.10

Investment Advisor Agreement effective as of July 1, 2002 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.13 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference thereto.

10.10.1

Amendment dated July 16, 2004 to Investment Advisor Agreement dated July 1, 2002 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference thereto.

10.10.2

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Pacific Investment Management Company LLC, included as Exhibit 10.13.2 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.11

Investment Advisor Agreement effective as of June 30, 1997 by and between State Street Bank and Trust Company and Capital Guardian Trust Company, included as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference thereto

10.11.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Capital Guardian Trust Company, included as Exhibit 10.14.1 to Registrant’s Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.12

Investment Advisor Agreement effective as of July 31, 1995 by and between State Street Bank and Trust Company and Sanford C. Bernstein & Co., Inc., included as Exhibit 10.17 to Registrant’s Form S-1 Registration Statement No. 33-92120 and incorporated herein by reference thereto.

10.12.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Alliance Capital Management L.P., included as Exhibit 10.15.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.13

Investment Advisor Agreement effective as of May 8, 2002 by and between State Street Bank and Trust Company and Turner Investment Partners, included as Exhibit No. 10.19 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 and incorporated herein by reference.

10.13.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Turner Investment Partners, included as Exhibit 10.19.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.14

Investment Advisor Agreement effective as of April 1, 2003 by and between State Street Bank and Trust Company and Philadelphia International Advisors, LP, included as Exhibit 10.20 to Amendment No. 1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

10.14.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Philadelphia International Advisors, LP, included as Exhibit 10.20.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.15

Investment Advisor Agreement effective as of April 1, 2003 by and between State Street Bank and Trust Company and JPMorgan Fleming Asset Management (London) Limited, included as Exhibit 10.21 to Amendment No. 1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

10.15.1

First Amendment to the Investment Advisor Agreement effective as of April 3, 2003 by and between State Street Bank and Trust Company and JPMorgan Fleming Asset Management (London) Limited, included as Exhibit 10.21.1 to Amendment No. 1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

10.15.2

Letter Agreement dated May 12, 2004 relating to Investment Advisor Agreement effective as of April 1, 2003 by and between State Street Bank and Trust Company and JPMorgan Fleming Asset Management (London) Limited, included as Exhibit 10.2 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.15.3

Amendment, dated October 26, 2004 to the Investment Advisor Agreement dated April 1, 2003, by and between State Street Bank and Trust Company and JPMorgan Fleming Asset Management (London) Limited, included as Exhibit 10.3 to Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 and incorporated herein by reference thereto.

10.15.4

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and JPMorgan Fleming Asset Management (London) Limited, included as Exhibit 10.21.4 to Registrant’s Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.16

Investment Advisor Agreement effective as of June 1, 2004 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.22 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

10.16.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Pacific Investment Management Company LLC, included as Exhibit 10.22.1 to Registrant’s Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.17

Letter Agreement dated March 1, 2004 relating to Investment Advisor Agreement effective as of July 1, 2002 by and between State Street Bank and Trust Company and Pacific Investment Management Company LLC, included as Exhibit 10.23 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

10.18

Letter Agreement dated March 1, 2004 relating to Investment Advisor Agreement effective June 1, 2004 by and between State Street Bank and Trust Company and Pacific Investment Management LLC, included as Exhibit 10.24 to Registrant’s Form S-1 Registration Statement No. 333-113653 and incorporated herein by reference thereto.

10.19

Agreement for Trustee Services between State Street Bank and Trust Company and State Street Bank and Trust Company of New Hampshire effective December 1, 2004, included as Exhibit 10.25 to Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

10.20

Guaranty made as of December 1, 2004 by State Street Bank and Trust Company in favor of the American Bar Association Member/State Street Collective Trust, included as Exhibit 10.26 to the Registrant’s Current Report on Form 8-K filed November 5, 2004 and incorporated herein by reference thereto.

10.21

Investment Advisor Agreement effective as of December 1, 2004 by and between State Street Bank and Trust Company and Wellington Management Company, LLP, included as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed November 1, 2004 and incorporated herein by reference thereto.

10.21.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Wellington Management Company, LLP, included as Exhibit 10.27.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.22

Investment Advisor Agreement effective as of December 1, 2004 by and between State Street Bank and Trust Company and Smith Asset Management Group, L.P., included as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed November 1, 2004 and incorporated herein by reference thereto.

Exhibit No.	Description of Document
10.22.1

Acknowledgement of Assignment effective as of December 1, 2004 by and among State Street Bank and Trust Company, State Street Bank and Trust Company of New Hampshire and Smith Asset Management Group, L.P., included as Exhibit 10.28.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference thereto.

10.23

Investment Advisor Agreement effective as of March 1, 2006 by and between State Street Bank and Trust Company of New Hampshire and T. Rowe Price Associates, Inc., included as Exhibit 10.29 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

10.24

Investment Advisory Services Agreement dated January 24, 2006 by and among the American Bar Retirement Association (now called ABA Retirement Funds), State Street Bank and Trust Company and CitiStreet Advisors LLC, included as Exhibit 10.30 to Registrant’s Current Report on Form 8-K filed January 26, 2006 and incorporated herein by reference thereto.

10.25

Investment Advisor Agreement effective as of November 1, 2006 by and between State Street Bank and Trust Company of New Hampshire and Wellington Management Company, LLP, included as Exhibit 10.31 to Registrant’s Current Report on Form 8-K filed October 4, 2006 and incorporated herein by reference thereto.

23.1*	Consent of Sidley Austin LLP, included in the opinion filed as Exhibit 5.1.

23.2*	Consent of Sulloway & Hollis, P.L.L.C., included in the opinion filed as Exhibit 5.2.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney.

99.1

Determination Letter from the Internal Revenue Service dated March 9, 1992, included as Exhibit 99.1 to Amendment No. 1 to Registrant’s Form S-1 Registration Statement No. 333-104043 and incorporated herein by reference thereto.

*	Previously filed.

(b) Financial Statement Schedules and Related Reports

None.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 30, 2008.

AMERICAN BAR ASSOCIATION MEMBERS/ STATE STREET COLLECTIVE TRUST

By:	/s/ Philip J. Lussier
Name:	Philip J. Lussier
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on April 30, 2008.

Signature	Title

/s/ Philip J. Lussier Philip J. Lussier	President and Chief Executive Officer of the American Bar Association Members/State Street Collective Trust (Principal Executive Officer)

/s/ Beth M. Halberstadt Beth M. Halberstadt	Vice President and Chief Financial Officer of the American Bar Association Members/State Street Collective Trust (Principal Financial Officer)

/s/ Robert E. Fullam Robert E. Fullam	Treasurer and Chief Accounting Officer of the American Bar Association Members/State Street Collective Trust (Principal Accounting Officer)

/s/ Daniel J. Bouchard* Daniel J. Bouchard	Director of State Street Bank and Trust Company of New Hampshire

/s/ Nancy E. Grady* Nancy E. Grady	President, Chairman and Director of State Street Bank and Trust Company of New Hampshire

/s/ Beth M. Halberstadt Beth M. Halberstadt	Executive Vice President and Director of State Street Bank and Trust Company of New Hampshire

/s/ Gary E. Jenkins Gary E. Jenkins	Clerk, General Counsel and Director of State Street Bank and Trust Company of New Hampshire

/s/ Thomas P. Kelly* Thomas P. Kelly	Director of State Street Bank and Trust Company of New Hampshire

/s/ Karen E. Kruck* Karen E. Kruck	Director of State Street Bank and Trust Company of New Hampshire

/s/ Nancy H. Loucks* Nancy H. Loucks	Director of State Street Bank and Trust Company of New Hampshire

/s/ Scott W. Olson* Scott W. Olson	Executive Vice President and Director of State Street Bank and Trust Company of New Hampshire

/s/ William F. Weihs* William F. Weihs	Treasurer and Director of State Street Bank and Trust Company of New Hampshire

/s/ Mary M. Zeven* Mary M. Zeven	Director of State Street Bank and Trust Company of New Hampshire

*By	/s/ Beth M. Halberstadt
Name:	Beth M. Halberstadt
Attorney-in-Fact